                                                                   Exhibit 10(b)

                                CREDIT AGREEMENT

                                  by and among

        CONSOLIDATED STORES CORPORATION, an Ohio corporation, as Borrower

                                       and

                           THE GUARANTORS PARTY HERETO

                                       and

                             THE BANKS PARTY HERETO

                                       and

 NATIONAL CITY BANK, as Administrative Agent, Lead Arranger and a Managing Agent

                                       and

         FLEET NATIONAL BANK, as Syndication Agent and a Managing Agent

                                       and

        PNC BANK, NATIONAL ASSOCIATION and FIRST UNION NATIONAL BANK, as
                    Documentation Agents and Managing Agents

                                       and

     BANK OF AMERICA, N.A., THE BANK OF NEW YORK and FIRSTAR BANK, N.A., as
                              Other Managing Agents




                             Dated as of May 8, 2001

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)          -      PRICING GRID
SCHEDULE 1.1(B)          -      COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

SCHEDULE 1.1(E)          -      EXCLUDED INACTIVE SUBSIDIARIES
SCHEDULE 1.1(P)          -      PERMITTED LIENS
SCHEDULE 1.1(R)          -      ROLLOVER LCS
SCHEDULE 5.1.1           -      QUALIFICATIONS TO DO BUSINESS
SCHEDULE 5.1.2           -      CAPITALIZATION
SCHEDULE 5.1.3           -      SUBSIDIARIES
SCHEDULE 5.1.7           -      LITIGATION (NEW YORK POTENTIAL TAX CLAIM)
SCHEDULE 5.1.8           -      OWNED REAL PROPERTY
SCHEDULE 5.1.13          -      CONSENTS AND APPROVALS
SCHEDULE 5.1.16          -      INSURANCE POLICIES
SCHEDULE 5.1.20          -      EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 5.1.22          -      ENVIRONMENTAL DISCLOSURES
SCHEDULE 7.2.1           -      PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)           -      ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(G)(1)        -      GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)        -      GUARANTY AGREEMENT
EXHIBIT 1.1(I)(1)        -      INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(I)(2)        -      INTERCREDITOR AGREEMENT
EXHIBIT 1.1(P)           -      PAYOFF LETTER
EXHIBIT 1.1(R)           -      REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)           -      SWING LOAN NOTE
EXHIBIT 1.1(T)           -      364-DAY LOAN NOTE
EXHIBIT 2.5.1            -      LOAN REQUEST
EXHIBIT 2.5.2            -      SWING LOAN REQUEST
EXHIBIT 6.1.5            -      OPINION OF COUNSEL
EXHIBIT 7.3.3            -      QUARTERLY COMPLIANCE CERTIFICATE



                                       ii

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                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is dated as of May 8, 2001 and is made by and among CONSOLIDATED STORES CORPORATION, an Ohio corporation (the "Borrower"), the Guarantors (as hereinafter defined), the BANKS (as hereinafter defined), and NATIONAL CITY BANK, in its capacity as Administrative Agent (the "Administrative Agent") for the Banks, the Lead Arranger (the "Lead Arranger") and as a Managing Agent, FLEET NATIONAL BANK, in its capacity as the Syndication Agent (the " Syndication Agent") and as a Managing Agent and PNC BANK, NATIONAL ASSOCIATION and FIRST UNION NATIONAL BANK, each in its capacity as Documentation Agent (the "Documentation Agents") and as Managing Agents and BANK OF AMERICA, N.A., THE BANK OF NEW YORK and FIRSTAR BANK, N.A., in their capacity as Managing Agents (collectively the "Managing Agents").

                                   WITNESSETH:

         WHEREAS, the Borrower had requested credit facilities in an aggregate principal amount of $512,500,000, including a $153,750,000 364-day facility and a 358,750,000 revolving credit facility; and

         WHEREAS, the credit facilities shall be used (i) to refinancing existing senior Indebtedness, (ii) to finance capital expenditures, (iii) to provide for ongoing working capital, and (iv) to provide for general corporate needs; and

         WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                             1. CERTAIN DEFINITIONS

         1.1 CERTAIN DEFINITIONS.

                  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                  ACQUISITION CONSIDERATION shall mean with respect to any acquisition described in and permitted under Section 7.2.6 [Liquidations, Mergers, Consolidations, Acquisitions], the aggregate of (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent,
(iii) any Guaranty


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given or incurred by any Loan Party in connection therewith, and (iv) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

                  ADMINISTRATIVE AGENT shall mean National City Bank, and its successors and assigns.

                  ADMINISTRATIVE AGENT'S FEE shall have the meaning assigned to that term in Section 9.

                  ADMINISTRATIVE AGENT'S LETTER shall have the meaning assigned to that term in Section 9.

                  AFFILIATE as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                  AGGREGATE COMMITMENTS shall mean the sum of the Commitments, excluding the Swing Loan Commitment.

                  AGREEMENT shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                  AGGREGATE FACILITY USAGE shall mean as of any date the sum of the Revolving Facility Usage plus the 364-Day Loans outstanding on such Date.

                  ALTERNATE BASE RATE shall mean the greater of (i) the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Administrative Agent, or (ii) the Federal Funds Effective Rate plus 1/2% per annum.

                  ALTERNATE BASE RATE OPTION shall mean either the Revolving Credit Alternate Base Rate Option or the 364-Day Loan Alternate Base Rate Option.

                  ANNUAL STATEMENTS shall have the meaning assigned to that term in Section 5.1.9((i)).

                  APPLICABLE MARGIN shall mean, as applicable:

                  (A) the percentage spread to be added to the Alternate Base Rate under the Revolving Credit Alternate Base Rate Option based on the Debt Rating then in effect according



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to the pricing grid on SCHEDULE 1.1(A) below the heading "Revolving Credit
Alternate Base Rate Spread",

                  (B) the percentage spread to be added to Alternate Base Rate under the 364-Day Loan Alternate Base Rate Option based on the Debt Rating then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "364-Day Loan Alternate Base Rate Spread",

                  (C) the percentage spread to be added to the Euro-Rate under the Revolving Credit Euro-Rate Option based on the Debt Rating then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "Revolving Credit Euro-Rate Spread", or

                  (D) the percentage spread to be added to the Euro-Rate under the 364-Day Loan Euro-Rate Option based on the Debt Rating then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "364-Day Loan Euro-Rate Spread".

                  The Applicable Margin shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A).

                  APPLICABLE FACILITY FEE RATE shall mean the Applicable Revolving Credit Facility Fee Rate or the Applicable 364-Day Loan Facility Fee Rate, as applicable.

                  APPLICABLE REVOLVING CREDIT FACILITY FEE RATE shall mean the percentage rate per annum based on the Debt Rating then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "Revolving Credit Facility Fee." The Applicable Revolving Credit Facility Fee Rate shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A).

                  APPLICABLE 364-DAY LOAN FACILITY FEE RATE shall mean the percentage rate per annum based on the Debt Rating then in effect according to the pricing grid on SCHEDULE 1.1(A) below the heading "364-Day Loan Facility Fee." The Applicable 364-Day Loan Facility Fee Rate shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A).

                  ASSIGNEE BANK shall have the meaning assigned to such term in
Section 2.11.2.

                  ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank, the Borrower and the Administrative Agent, as Administrative Agent and on behalf of the remaining Banks, substantially in the form of EXHIBIT 1.1(A).

                  AUTHORIZED OFFICER shall mean those individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.



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                  BANKS shall mean the financial institutions named on SCHEDULE
1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

                  BANKS' RATABLE SHARE OF THE SENIOR CREDIT COMMITTED AMOUNTS shall mean at any time the ratio of (1) the Aggregate Commitments (but if the Commitments have been terminated, the Revolving Facility Usage plus the 364-Day Loans outstanding) at such time, to (2) the sum of the Aggregate Commitments (but if the Commitments have been terminated, the Revolving Facility Usage plus the 364-Day Loans outstanding) at such time, and the principal amount of the Senior Notes then outstanding.

                  BANKS' RATABLE SHARE OF THE SENIOR CREDIT OUTSTANDINGS shall mean at any time the ratio of (1) the Revolving Facility Usage plus the 364-Day Loans outstanding, to (2) the sum of the Revolving Facility Usage plus the 364-Day Loans outstanding plus the principal amount of the Senior Notes then outstanding.

                  BENEFIT ARRANGEMENT shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

                  BORROWER shall mean Consolidated Stores Corporation, a corporation organized and existing under the laws of the State of Ohio.

                  BORROWING DATE shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                  BORROWING TRANCHE shall mean specified portions of Loans outstanding as follows: (i) any Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which an Alternate Base Rate Option applies shall constitute one Borrowing Tranche.

                  BUSINESS DAY shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Columbus, Ohio and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

                  CLOSING DATE shall mean May 8, 2001, the date of this Agreement.

                  COMMITMENT shall mean as to any Bank the aggregate of its Revolving Credit Commitment and 364-Day Loan Commitment and, in the case of the Administrative Agent, its



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

Swing Loan Commitment, and COMMITMENTS shall mean collectively, the Revolving Credit Commitments, 364-Day Loan Commitments and Swing Loan Commitment of all of the Banks.

                  COMPANY shall mean Consolidated Stores Corporation, a Delaware corporation, which beneficially owns directly or indirectly all of the capital stock of the Borrower and its Subsidiaries.

                  COMPLIANCE CERTIFICATE shall have the meaning assigned to such term in Section 7.3.3 [Certificate of the Borrower].

                  CONSOLIDATED EBITDAR for any period of determination shall mean (i) the sum of Consolidated Net Income (subject to the Consolidated Income Adjustment as provided for in the definition of Consolidated Net Income), depreciation, amortization, other non-cash charges to net income (without duplication of the Consolidated Income Adjustment), interest expense, income tax expense and Consolidated Rental Expense for such period minus (ii) non-cash credits to net income (without duplication of the Consolidated Income Adjustment), in each case of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                  CONSOLIDATED INCOME ADJUSTMENT shall mean the adjustment listed below to be made to any computation of Consolidated Net Income for the quarters listed below in the amount specified next to such quarter. Such adjustment principally reflects non-cash charges or credits resulting from discontinued operations. (The negative number listed below is to be subtracted from Consolidated Net Income.)

     QUARTER ENDING ON OR ABOUT DATE

             SPECIFIED BELOW                               ADJUSTMENT

             APRIL 30, 2000                                $27,501,000

              JULY 31, 2000                                $71,956,000

            OCTOBER 31, 2000                              $406,588,000

            JANUARY 31, 2001                              ($27,069,000)


                  CONSOLIDATED NET INCOME for any period of determination shall mean (i) the consolidated net income of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP, plus (ii) the applicable Consolidated Income Adjustment for such period.

                  CONSOLIDATED NET WORTH shall mean, as of any date, consolidated total stockholders' equity of the Company and its Subsidiaries, on such date, determined and consolidated in accordance with GAAP.



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                  CONSOLIDATED RENTAL EXPENSE for any period of determination shall mean the aggregate rental amounts payable by the Company and its Subsidiaries during such period under any lease of real property having a remaining term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more (but does not include any amounts payable under capitalized leases or performance rents), determined in accordance with GAAP.

                  CONTAMINATION shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, and which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

                  DEBT RATING shall mean the rating of the Borrower's senior unsecured long-term debt by each of Standard & Poor's and Moody's.

                  DIVIDEND LIMITATION shall mean the sum of:

                  (i)      $50,000,000, plus

                  (ii) for each fiscal year beginning with the fiscal year ending on February 3, 2001, 25% of the Consolidated Net Income for such fiscal year (subject to the Consolidated Income Adjustment as provided for in the definition of Consolidated Net Income). Losses shall be treated as negative numbers earned by the Company and its Subsidiaries for such fiscal year.

                  DOCUMENTARY LETTER OF CREDIT shall have the meaning assigned to that term in Section 2.10.1.

                  DOCUMENTARY LETTER OF CREDIT OUTSTANDINGS shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Documentary Letters of Credit (which excludes Documentary Letter of Credit (Time Draft) Outstandings) and (ii) without duplication, the aggregate amount of all unpaid and outstanding Reimbursement Obligations relating to Documentary Letters of Credit then outstanding.

                  DOCUMENTARY LETTER OF CREDIT (TIME DRAFT) OUTSTANDINGS shall mean at any time the aggregate face amount of all drafts outstanding under any Documentary Letters of Credit which the Administrative Agent has accepted for payment, but has not yet paid, because such drafts are payable at a later date that has not yet occurred.

                  DOCUMENTATION AGENTS shall mean PNC Bank, National Association and First Union National Bank.

                  DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall mean lawful money of the United States of America.

                  DRAWING DATE shall have the meaning assigned to that term in
Section 2.10.3.2.




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                  ENVIRONMENTAL COMPLAINT shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

                  ENVIRONMENTAL LAWS shall mean all federal, state, local and foreign Laws and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health or the environment; (iii) employee safety in the workplace; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species; and (vii) the protection of Environmentally Sensitive Areas.

                  ENVIRONMENTALLY SENSITIVE AREA shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ERISA GROUP shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  EURO-RATE shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Telerate Service of Bridge Information Systems (formerly known as Dow Jones Markets Service) (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent) display page 3750 (or such



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other display page on the Telerate Service of Bridge Information Systems
(formerly known as Dow Jones Markets Service) system as may replace display page
3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                      Average of London interbank offered rates quoted by
                      BBA or appropriate successor as shown on on Telerate
                      Service of Bridge Information Systems (formerly known as
    Euro-Rate =       DOW JONES MARKETS SERVICE) DISPLAY PAGE 3750
                      --------------------------------------------
                            1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                  EURO-RATE OPTION shall mean either the Revolving Credit Euro-Rate Option or the 364-Day Loan Euro-Rate Option.

                  EURO-RATE RESERVE PERCENTAGE shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Administrative Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

                  EVENT OF DEFAULT shall mean any of the events described in
Section 8.1 and referred to therein as an "Event of Default."

                  EXCLUDED INACTIVE SUBSIDIARIES shall mean the Subsidiaries of the Company listed on SCHEDULE 1.1(E). Each Excluded Inactive Subsidiary shall at all times have no material assets or liabilities (except for the New York Potential Tax Claim) and shall not conduct business. Any Excluded Inactive Subsidiary which joins this Agreement as a Guarantor pursuant to Section 10.18 shall cease to be an Excluded Inactive Subsidiary.

                  EXTENDING BANK shall have the meaning assigned to such term in
Section 2.11.2.

                  FACILITY FEES shall mean the Revolving Credit Facility Fee and the 364-Day Loan Facility Fee.

                  FEDERAL FUNDS EFFECTIVE RATE for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  FINANCIAL PROJECTIONS shall have the meaning assigned to that term in Section 5.1.9(ii).

                  FIXED CHARGE COVERAGE RATIO shall mean the ratio of Consolidated EBITDAR to the sum of consolidated interest expense and Consolidated Rental Expense.

                  FOREIGN SUBSIDIARY shall have the meaning assigned to that term in Section 7.2.6.

                  GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                  GOVERNMENTAL ACTS shall have the meaning assigned to that term in Section 2.10.8.

                  GUARANTOR shall mean the Company and each of the Subsidiaries of the Company which is a party to this Agreement and the Guaranty Agreement and is designated as a "Guarantor" on the signature page hereof and each other Subsidiary of the Company which joins this Agreement and the Guaranty Agreement as a Guarantor after the date hereof pursuant to Section 10.18. Each Subsidiary of the Company shall be a Guarantor except for (1) the Excluded Inactive Subsidiaries listed on SCHEDULE 1.1(E) and (2) certain Foreign Subsidiaries as described in Section 7.2.9.

                  GUARANTOR JOINDER shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents in the form of EXHIBIT 1.1(G)(1).

                  GUARANTY of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                  GUARANTY AGREEMENT shall mean the Guaranty and Suretyship Agreement in substantially the form of EXHIBIT 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Banks.

                  INCOME TAX REGULATIONS shall mean those regulations promulgated pursuant to the Internal Revenue Code.

                   INDEBTEDNESS shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device,
(iv) any other transaction (including forward sale or purchase agreements, capitalized leases (but not operating leases) and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

                  INELIGIBLE SECURITY shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                  INSOLVENCY PROCEEDING shall mean, with respect to any Person,
(a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of such Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors, generally or any substantial portion of its creditors; undertaken under any Law.

                  INTERCOMPANY LOANS shall mean loans made by one Loan Party to one or more other Loan Parties.

                  INTERCOMPANY SUBORDINATION AGREEMENT shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as
EXHIBIT 1.1(I)(1).

                  INTERCREDITOR AGREEMENT shall mean the Intercreditor Agreement among the holders of the Senior Notes and the Agent on behalf of the Banks in the form attached as EXHIBIT 1.1(I)(2).

                  INTEREST PERIOD shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans or 364-Day Loans bear interest under the Euro-Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months. Such

Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Euro-Rate Option if the Borrower is renewing or converting to the Euro-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Revolving Credit Loans that would end after the Revolving Credit Expiration Date or for any portion of the 364-Day Loans that would end after the 364-Day Loan Expiration Date.

                  INTEREST RATE OPTION shall mean any Euro-Rate Option or Alternate Base Rate Option.

                  INTERNAL REVENUE CODE shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ISSUING LETTER OF CREDIT BANK shall mean with respect to a Letter of Credit, a Bank which has issued that Letter of Credit pursuant to
Section 2.10. The Administrative Agent shall be the Issuing Letter of Credit Bank under all Standby Letters of Credit and under all Rollover LCs. Another Bank which is a Qualified Documentary Letter of Credit Bank may be the Issuing Letter of Credit Bank under Documentary Letters of Credit.

                  LABOR CONTRACTS shall mean all employment agreements, employment contracts, collective bargaining agreements and other similar agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                  LAW shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.

                  LEAD ARRANGER shall mean National City Bank.

                  LETTER OF CREDIT shall have the meaning assigned to that term in Section 2.10.1.

                  LETTER OF CREDIT BORROWING shall have the meaning assigned to such term in Section 2.10.3.4.

                  LETTERS OF CREDIT FEES shall have the meaning assigned to that term in Section 2.10.2.

                  LETTERS OF CREDIT OUTSTANDING shall mean at any time the sum, without duplication, of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings.

                  LEVERAGE RATIO shall mean as of any quarter ended, the ratio of (i) Senior Funded Debt on such date plus four (4) times Consolidated Rental Expense for the preceding four quarters, to (ii) Consolidated EBITDAR for the preceding four quarters.

                  LIEN shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                  LLC INTERESTS shall have the meaning given to such term in
Section 5.1.3.

                  LOAN DOCUMENTS shall mean this Agreement, the Administrative Agent's Letter, the Guaranty Agreement, the Intercompany Subordination Agreement, the Notes, the Intercreditor Agreement, any Letter of Credit Applications and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and LOAN DOCUMENT shall mean any of the Loan Documents. Qualified Interest Rate Protection Agreements are not Loan Documents.

                  LOAN PARTIES shall mean the Borrower and the Guarantors.

                  LOAN REQUEST shall have the meaning given to such term in
Section 2.5.1.

                  LOANS shall mean collectively and LOAN shall mean separately all Revolving Credit Loans, Swing Loans, and the 364-Day Loans or any Revolving Credit Loan, Swing Loan, or 364-Day Loan.

                  MANAGING AGENTS shall mean National City Bank, Bank of America, N.A., PNC Bank, National Association, The Bank Of New York, First Union National Bank, Fleet National Bank, and Firstar Bank, N.A.

                  MATERIAL ADVERSE CHANGE shall mean any set of circumstances or events which (a) has or would reasonably be expected to have any material adverse effect upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or would reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations of the Loan Parties taken as a whole, (c) impairs materially or would reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or would reasonably be expected to impair materially the ability of the Administrative Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  MIGRATION shall mean the reincorporation of the Company from the State of Delaware to the State of Ohio after the Closing Date.

                  MONTH, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                  MULTIEMPLOYER PLAN shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                  MULTIPLE EMPLOYER PLAN shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                  NEW YORK POTENTIAL TAX CLAIM shall mean the liability for taxes on gains arising from the resale of real estate asserted by the New York State Department of Taxation and Finance against some of the Excluded Inactive Subsidiaries described in Section 5.1.7 [Litigation].

                  NON-EXTENDING BANK shall have the meaning assigned to that term in Section 2.11 [Extension by Banks of the 364-Day Loan Expiration Date].NON-EXTENDING BANK WHOSE 364-DAY COMMITMENT IS TO BE TERMINATED shall have the meaning assigned to that term in Section 2.11.

                  NOTES shall mean the Revolving Credit Notes, the Swing Note and the 364-Day Loan Notes.

                  NOTICE shall have the meaning assigned to that term in Section 10.6.

                  OBLIGATION shall mean any obligation or liability of any of the Loan Parties to the Administrative Agent, the Swing Lender or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit, the Administrative Agent's Letter or any other Loan Document.

                  OFFICIAL BODY shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  PARTICIPATION ADVANCE shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Revolving Credit Ratable Share pursuant to Section 2.10.4.

                  PARTNERSHIP INTERESTS shall have the meaning given to such term in Section 5.1.3.

                  PAYOFF LETTER shall mean the Payoff Letter with respect to the Existing Credit Agreement in the form attached as Exhibit 1.1(P) hereto.

                  PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  PERMITTED EXCEPTION shall mean a proceeding asserted exclusively against one or more Excluded Inactive Subsidiaries (and not against or including any other Subsidiary or any Loan Party) to collect the New York Potential Tax Claim, provided that such proceeding shall not be a Permitted Exception if it could reasonably be expected to result in a Material Adverse Change.

                  PERMITTED INVESTMENTS shall mean:

                  (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

                  (ii) commercial paper maturing in 270 days or less rated not lower than A-1, by Standard & Poor's or P-1 by Moody's Investors Service, Inc. on the date of acquisition; and

                  (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition.

                  PERMITTED LIENS shall mean:

                  (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                  (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                  (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                  (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                  (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (vi) Liens on property leased by or consigned to any Loan Party or Subsidiary of a Loan Party under capital and operating leases or consignment arrangements permitted in Section 7.2.18 [Capital Expenditures and Capitalized Leases] securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                  (vii) Any Lien existing on the date of this Agreement and described on SCHEDULE 1.1(P), PROVIDED that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                  (viii) Purchase Money Security Interests to the extent that
(X) such Purchase Money Security Interests attach to inventory purchased in the ordinary course of business pursuant to customary payment terms and are not perfected by the filing of financing statements or other public filings or (Y) the aggregate amount of loans and deferred payments secured by Purchase Money Security Interests not described in the foregoing clause (X) do not exceed at any one time outstanding $10,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on
SCHEDULE 1.1(P)); and

                  (ix) Any one or more of the following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry or (C) if payments thereof are covered in full (subject to customary deductibles) by an insurance company of reputable standing which has acknowledged that the applicable policy applies to the following and is not reserving any right to contest applicability, and in any case they do not in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

                           (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                           (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                           (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

                           (4) Liens resulting from final judgments or orders described in Section 8.1.6.

                  (x) additional Liens securing Indebtedness not to exceed $10,000,000.

                  PERSON shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                  PLAN shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                  POTENTIAL DEFAULT shall mean any event or condition which (a) with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default, or (b) with respect to which this Agreement expressly provides that that such event or condition will constitute an Event of Default upon a determination that it does so by the Administrative Agent or the Required Banks.

                  PRINCIPAL OFFICE shall mean the main banking office of the Administrative Agent in Columbus, Ohio.

                  PRIOR CREDIT AGREEMENT shall mean the Credit Agreement dated as of May 15, 1998, as amended, that provided for a revolving credit facility to the borrower not to exceed $700,000,000.

                  PROHIBITED TRANSACTION shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which (i) no statutory exemption exists, or (ii) neither an individual nor a class exemption has been issued by the United States Department of Labor.

                  PROPERTY shall mean all real property, both owned and leased, of any Loan Party or Subsidiary of a Loan Party.

                  PURCHASE MONEY SECURITY INTEREST shall mean Liens upon real or personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such real or personal property.

                  PURCHASING BANK shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                  QUALIFIED DOCUMENTARY LETTER OF CREDIT BANK shall mean the Administrative Agent and any other Bank designated to issue Documentary Letters of Credit in a written notice by the Borrower accepted in writing by such other Bank to the Administrative Agent to which the Administrative Agent has not reasonably objected to a Bank's designation as such within five (5) Business Days of receipt of the Borrower's written notice of such designation and which designation has not been revoked in a written notice by the Borrower to the Administrative Agent, provided, however, that the Borrower may not have more than four (4) Banks so designated at any one time and the Borrower may not revoke such designation of a Bank so long as such Bank has Documentary Letters of Credit outstanding.

                  QUALIFIED INTEREST RATE PROTECTION AGREEMENT shall mean an interest rate protection agreement with a financial institution reasonably acceptable to the Administrative Agent for the sole purpose of hedging the Borrower's interest rate exposure (and not for speculation) with such terms and conditions as shall be reasonably acceptable to the Administrative Agent. Documentation for the Qualified Interest Rate Protection Agreement shall be in a standard International Swap Dealer Association Agreement, shall provide for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, shall be reasonably satisfactory to the Administrative Agent and shall not require that any collateral be provided as security for such agreement.

                  RATABLE SHARE shall mean the proportion that a Bank's total Commitment bears to the Aggregate Commitments.

                  REDUCTION DATE shall have the meaning assigned to that term in
Section 2.11.2.

                  REGULATED SUBSTANCES shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.

                  REGULATION U shall mean Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                  REIMBURSEMENT OBLIGATION shall have the meaning assigned to such term in Section 2.10.3.2.

                  REPORTABLE EVENT shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                  REQUIRED BANKS shall mean

                  (i) if there are no Loans, Reimbursement Obligations or Letter of Credit Borrowings outstanding, Banks whose Commitments (excluding the Swing Loan Commitments) aggregate at least 51% of the Aggregate Commitments, or

                  (ii) if there are Loans, Reimbursement Obligations, or Letter of Credit Borrowings outstanding, any Bank or group of Banks if the sum of the Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 51% of the total principal amount of all of the Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings then outstanding. Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the applicable Issuing Letter of Credit Bank and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                  REQUIRED ENVIRONMENTAL NOTICES shall mean all notices, reports, plans, forms or other filings which pursuant to Environmental Laws, Required Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained pursuant to applicable Environmental Laws and Required Environmental Permits.

                  REQUIRED ENVIRONMENTAL PERMITS shall mean all permits, licenses, bonds, consents, programs, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Property or which otherwise are required for the operations and business activities of the Borrower or Guarantors.

                  REVOLVING CREDIT ALTERNATE BASE RATE OPTION shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(i).

                  REVOLVING CREDIT COMMITMENT shall mean, as to any Bank at any time, the amount initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and REVOLVING CREDIT COMMITMENTS shall mean the aggregate Revolving Credit Commitments of all of the Banks.

                  REVOLVING CREDIT EURO-RATE OPTION shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii).

                  REVOLVING CREDIT EXPIRATION DATE shall mean, with respect to the Revolving Credit Commitments, May 8, 2004.

                  REVOLVING CREDIT FACILITY FEE shall have the meaning assigned to that term in Section 2.4.

                  REVOLVING CREDIT LOANS shall mean collectively and REVOLVING CREDIT LOAN shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to
Section 2.1 or 2.10.3.

                  REVOLVING CREDIT NOTES shall mean collectively and REVOLVING CREDIT NOTE shall mean separately all the Revolving Credit Notes of the Borrower in the form of EXHIBIT 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  REVOLVING CREDIT RATABLE SHARE shall mean the proportion that a Bank's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Banks.

                  REVOLVING FACILITY USAGE shall mean at any time the sum of the Revolving Credit Loans, the Swing Loans and the Letters of Credit Outstanding at such time.

                  ROLLOVER LCS shall mean all letters of credit which were issued by the Administrative Agent under the Prior Credit Agreement prior to the date hereof upon the application of the Borrower or one of its Subsidiaries and are outstanding on the Closing Date. The Rollover LCs are listed on SCHEDULE 1.1(R).

                  SECTION 20 SUBSIDIARY shall mean the Subsidiary of the bank holding company controlling any Bank, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.

                  SENIOR FUNDED DEBT shall mean consolidated Indebtedness.

                  SENIOR NOTE PAYMENT shall have the meaning assigned to such term in Section 7.2.16.

                  SENIOR NOTE PURCHASE AGREEMENT shall mean that certain Note Purchase Agreement dated as of May 1, 2001 providing for the issuance of the Senior Notes. SENIOR NOTES shall have the meaning assigned to such term in
Section 6.1.13.

                  SETTLEMENT DATE shall have the meaning assigned to such term in Section 2.9.

                  SHARES shall have the meaning assigned to that term in Section 5.1.2.

                  STANDARD & POOR'S or S&P shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  STANDBY LETTER OF CREDIT shall have the meaning assigned to that term in Section 2.10.1.

                  STANDBY LETTER OF CREDIT OUTSTANDINGS shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Standby Letters of Credit and (ii) without duplication, the aggregate amount of all unpaid and outstanding Reimbursement Obligations relating to Standby Letters of Credit.

                  SUBSIDIARY of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                  SUBSIDIARY SHARES shall have the meaning assigned to that term in Section 5.1.3.

                  SWING LENDER shall mean National City Bank.

                  SWING LOAN COMMITMENT shall mean the Swing Lender's commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 hereof in an aggregate principal amount up to $30,000,000.

                  SWING LOAN NOTE shall mean the Swing Loan Note of the Borrower in the form of EXHIBIT 1.1(S) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  SWING LOAN REQUEST shall mean a request for Swing Loans made in accordance with Section 2.5.2 hereof.

                  SWING LOANS shall mean collectively and SWING LOAN shall mean separately all Swing Loans or any Swing Loan made by the Swing Lender to the Borrower pursuant to Section 2.1.2 hereof.

                  SYNDICATION AGENT shall mean Fleet National Bank.

                  TEMPORARY AGGREGATE FACILITY USAGE LIMIT shall have the meaning assigned to such term in Section 4.5.4.

                  364-DAY LOAN ALTERNATE BASE RATE OPTION shall mean the option of the Borrower to have 364-Day Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.2(i).

                  364-DAY LOAN COMMITMENT shall mean, as to any Bank at any time, the amount initially set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for 364-Day Loans," and thereafter on
Schedule I to the most recent Assignment and Assumption Agreement, and 364-DAY LOAN COMMITMENTS shall mean the aggregate 364-Day Loan Commitments of all of the Banks.

                  364-DAY LOAN EURO-RATE OPTION shall mean the option of the Borrower to have 364-Day Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.2(ii).

                  364-DAY LOAN EXPIRATION DATE shall mean, with respect to the 364-Day Loan Commitments, May 7, 2002, as the same may be extended pursuant to
Section 2.11 [Extension by the Banks of the 364-Day Loan Expiration Date].

                  364-DAY LOAN FACILITY FEE shall have the meaning assigned to that term in Section 2.4.

                  364-DAY LOAN NOTES shall mean collectively and 364-DAY LOAN NOTE shall mean separately all of the 364-Day Loan Notes of the Borrower in the form of EXHIBIT 1.1(T) evidencing the 364-Day Loans together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

                  364-DAY LOAN RATABLE SHARE shall mean the proportion that a Bank's 364-Day Loan Commitment bears to the 364-Day Loan Commitments of all of the Banks.

                  364-DAY LOANS shall mean collectively and 364-DAY LOAN shall mean separately all 364-Day Loans or any 364-Day Loan made by the Banks or one of the Banks to the Borrower pursuant to Section 2.2.

                  TRANSFEROR BANK shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

                  WITHHOLDING CERTIFICATE shall have the meaning assigned to such term in Section 10.17.

         1.2 CONSTRUCTION.

                  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

                  1.2.1. NUMBER; INCLUSION.

                           references to the plural include the singular, the
plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

                  1.2.2. DETERMINATION.

                           references to "determination" of or by the
Administrative Agent or the Banks shall be deemed to include good-faith estimates by the Administrative Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Administrative Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

                  1.2.3. ADMINISTRATIVE AGENT'S DISCRETION AND CONSENT.

                           whenever the Administrative Agent or the Banks are
granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

                  1.2.4. DOCUMENTS TAKEN AS A WHOLE.

                           the words "hereof," "herein," "hereunder," "hereto"
and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

                  1.2.5. HEADINGS.

                           the section and other headings contained in this
Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

                  1.2.6. IMPLIED REFERENCES TO THIS AGREEMENT.

                           article, section, subsection, clause, schedule and
exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

                  1.2.7. PERSONS.

                           reference to any Person includes such Person's
successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

                  1.2.8. MODIFICATIONS TO DOCUMENTS.

                           reference to any agreement (including this Agreement
and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

                  1.2.9. FROM, TO AND THROUGH.

                           relative to the determination of any period of time,
"from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

                  1.2.10. SHALL; WILL.

                           references to "shall" and "will" are intended to have
the same meaning.

                  1.3 ACCOUNTING PRINCIPLES.

                  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; PROVIDED, HOWEVER, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 5.1.9(i) [Annual Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in
Section 7.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

         2. REVOLVING CREDIT, 364-DAY AND SWING LOAN FACILITIES

         2.1 REVOLVING CREDIT COMMITMENTS.

                  2.1.1. REVOLVING CREDIT LOANS.

                           Subject to the terms and conditions hereof and
relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Revolving Credit Expiration Date; provided that after giving effect to such Revolving Credit Loan, (i) the aggregate amount of Revolving Credit Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Revolving Credit Ratable Share of the Letters of Credit Outstanding, and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments of all of the Banks. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this
Section 2.1.

                  2.1.2. SWING LOAN COMMITMENT.

                           Subject to the terms and conditions hereof and
relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, the Swing Lender may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "Swing Loans") to the Borrower at any time or from time to time after the date hereof to, but not including, the Revolving Credit Expiration Date, in an aggregate principal amount up to but not in excess of $30,000,000 (the "Swing Loan Commitment"), provided that the Revolving Facility Usage shall not exceed the Revolving Credit Commitments of all the Banks. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

                  2.2 364-DAY LOAN COMMITMENTS.

                  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make 364-Day Loans to the Borrower at any time or from time to time on or after the date hereof to the 364-Day Loan Expiration Date; provided that after giving effect to such 364-Day Loan, the aggregate amount of 364-Day Loans from such Bank shall not exceed such Bank's 364-Day Loan Commitment. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.2.

                  2.3 NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO REVOLVING CREDIT LOANS AND 364-DAY LOANS.

                  Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Loan Requests] in accordance with its Revolving Credit Ratable Share and for 364-Day Loans pursuant to such
Section in accordance with its 364-Day Loan

Ratable Share. The aggregate amount of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Revolving Credit Ratable Share of the Letters of Credit Outstanding. The aggregate amount of each Bank's 364-Day Loans outstanding hereunder to the Borrower at any time shall never exceed its 364-Day Loan Commitment. The obligations of each Bank to make any Loans hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Revolving Credit Expiration Date or to make 364-Day Loans hereunder on or after the 364-Day Loan Expiration Date.

         2.4 FACILITY FEES.

                  2.4.1. REVOLVING CREDIT FACILITY FEE

                           The Borrower agrees to pay to the Administrative
Agent for the account of each Bank based on its Revolving Credit Ratable Share, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable facility fee (the "Revolving Credit Facility Fee") at the times and in the amounts as follows:

                           (A) on the Closing Date in an amount equal to the
product of the following: (i) a fraction equal to the number of days between the Closing Date and May 31, 2001, divided by 365, (ii) the Applicable Revolving Credit Facility Fee Rate as of such Closing Date, and (iii) the amount of such Bank's Revolving Credit Commitment (regardless of usage) as of the Closing Date, and

                           (B) on the first Business Day of each June,
September, December and March after the Closing Date until the Revolving Credit Expiration Date in an amount equal to the product of the following: (i) 25%,
(ii) the Applicable Revolving Credit Facility Fee Rate in effect on the due date of such payment, and (iii) the amount of such Bank's Revolving Credit Commitment (regardless of usage) as of the due date of such payment; except that the Revolving Credit Facility Fee on the last payment date prior to the Revolving Credit Expiration Date shall equal the product of the following: (i) a fraction equal to the number of days remaining in the quarter in which the Revolving Credit Expiration Date falls through the Revolving Credit Expiration Date divided by 365 or 366, as applicable, (ii) the Applicable Revolving Credit Facility Fee Rate in effect on the due date of such payment, and (iii) the amount of such Bank's Revolving Credit Commitment (regardless of usage) as of the due date of such payment.

                  2.4.2. 364-DAY LOAN FACILITY FEE

                           The Borrower agrees to pay to the Administrative
Agent for the account of each Bank based on its 364-Day Loan Ratable Share, as consideration for such Bank's 364-Day Loan Commitment hereunder, a nonrefundable facility fee (the "364-Day Loan Facility Fee") at the times and in the amounts as follows:

                           (A) on the Closing Date in an amount equal to the
product of the following: (i) a fraction equal to the number of days between the Closing Date and May 31, 2001 divided by 365, (ii) the Applicable 364-Day Loan Facility Fee Rate as of such Closing Date, and (iii) the amount of such Bank's 364-Day Loan Commitment (regardless of usage) as of the Closing Date, and

                           (B) on the first Business Day of each June,
September, December and March after the Closing Date until the 364-Day Loan Expiration Date in an amount equal to the product of the following: (i) 25%,
(ii) the Applicable 364-Day Loan Facility Fee Rate in effect on the due date of such payment, and (iii) the amount of such Bank's 364-Day Loan Commitment (regardless of usage) as of the due date of such payment; except that the 364-Day Loan Facility Fee on the last payment date prior to the 364-Day Loan Expiration Date shall equal the product of the following: (i) a fraction equal to the number of days remaining in the quarter in which the 364-Day Loan Expiration Date falls through the 364-Day Loan Expiration Date divided by 365 or 366, as applicable, (ii) the Applicable 364-Day Loan Facility Fee Rate in effect on the due date of such payment, and (iii) the amount of such Bank's 364-Day Loan Commitment (regardless of usage) as of the due date of such payment.

         2.5 LOAN REQUESTS.

                  2.5.1. REVOLVING CREDIT AND 364-DAY LOAN REQUESTS.

                           Except as otherwise provided herein, the Borrower may
from time to time prior to the Revolving Credit Expiration Date request the Banks to make Revolving Credit Loans, and before the 364-Day Loan Expiration Date request the Banks to make 364-Day Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or 364-Day Loans, by delivering to the Administrative Agent, not later than 2:00 p.m., Columbus time,
(i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Loan to which the Alternate Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Alternate Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of EXHIBIT 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Subject to the provisions of Section 3.4.3 [Administrative Agent's and Bank's Rights] hereof, each Loan Request shall be irrevocable and shall specify (i) whether the Loans are 364-Day Loans or Revolving Credit Loans, (ii) the proposed Borrowing Date; (iii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $1,000,000 and not less than $5,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $5,000,000 or the maximum amount available for Borrowing Tranches to which the Alternate Base Rate Option applies; (iv) whether the Euro-Rate Option or Alternate Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing

Tranche; and (v) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

                  2.5.2. SWING LOAN REQUESTS.

                           Except as otherwise provided herein, the Borrower may
from time to time prior to the Revolving Credit Expiration Date request the Swing Lender to make Swing Loans by delivery to the Swing Lender not later than 12:00 p.m., Columbus time on the proposed Borrowing Date of a duly completed request therefor substantially in the form of EXHIBIT 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that the Swing Lender may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000 and in integral multiples of $100,000.

         2.6 MAKING REVOLVING CREDIT LOANS, 364-DAY LOANS AND SWING LOANS.

                  2.6.1. MAKING REVOLVING CREDIT LOANS AND 364-DAY LOANS.

                           The Administrative Agent shall, promptly after
receipt by it of a Loan Request pursuant to Section 2.5.1 [Revolving Credit and 364-Day Loan Requests], notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount of such Loan, whether such Loan is to be a Revolving Credit Loan or a 364-Day Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Loan as determined by the Administrative Agent in accordance with Section 2.3 [Nature of Banks' Obligations]. Each Bank shall remit the principal amount of each such Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to
Section 6.2 [Each Additional Loan], fund such Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Columbus time, on the applicable Borrowing Date, PROVIDED that if any Bank fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the applicable Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 9.16 [Availability of Funds].

                  2.6.2. MAKING SWING LOANS.

                           So long as the Swing Lender elects to make Swing
Loans, the Swing Lender shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. Columbus time on the Borrowing Date.

         2.7 NOTES.

                  2.7.1. REVOLVING CREDIT NOTES.

                           The Obligation of the Borrower to repay the aggregate
unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date, substantially in the form attached hereto as EXHIBIT 1.1.(R) payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank. The Borrower shall repay in full all outstanding Revolving Credit Loans on the Revolving Credit Expiration Date (and at such other times as provided for herein), together with all accrued and unpaid interest thereon.

                  2.7.2. 364-DAY LOAN NOTES.

                           The Obligation of the Borrower to repay the aggregate
unpaid principal amount of the 364-Day Loans made to it by each Bank, together with interest thereon, shall be evidenced by a 364-Day Loan Note dated the Closing Date, substantially in the form attached hereto as EXHIBIT 1.1(T) payable to the order of such Bank in a face amount equal to the 364-Day Loan Commitment of such Bank. The Borrower shall repay in full all outstanding 364-Day Loans on the 364-Day Loan Expiration Date (and at such other times as provided for herein), together with all accrued and unpaid interest thereon.

                  2.7.3. SWING LOAN NOTE.

                           The obligation of the Borrower to repay the unpaid
principal amount of the Swing Loans made to it by the Swing Lender, together with interest thereon, shall be evidenced by a demand promissory note of the Borrower dated the Closing Date in substantially the form attached hereto as
EXHIBIT 1.1(S) payable to the order of the Swing Lender in a face amount equal to the Swing Loan Commitment. The Borrower shall repay in full all outstanding Swing Loans on the Revolving Credit Expiration Date (and at such other times as provided for herein), together with all accrued and unpaid interest thereon.

         2.8 USE OF PROCEEDS.

                  The proceeds of the Loans shall be used in accordance with the recitals and with Section 7.1.10 [Use of Proceeds].

         2.9 REPAYMENT OF SWING LOANS WITH REVOLVING CREDIT LOANS BORROWINGS.

                  The Swing Lender may at its option, exercisable at any time for any reason whatsoever, and shall no later than the thirtieth (30th) day following the making of a Swing Loan on such date (a "Settlement Date"), demand repayment of such Swing Loan, and each Bank shall make a Revolving Credit Loan in an amount equal to such Bank's Revolving Credit Ratable Share of the aggregate principal amount of the outstanding Swing Loans for which repayment is demanded, plus, if the Swing Lender so requests, accrued interest thereon, provided that no Bank shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit

Commitment less its Revolving Credit Ratable Share of Letter of Credit Outstandings. In that event, such Revolving Credit Loans shall bear interest at the applicable rate under the Alternate Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 without regard to any of the requirements of that provision. The Swing Lender shall provide notice to the Administrative Agent (which may be a telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.9; the Administrative Agent shall then provide notice to the Banks (which may be a telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.9 and of the apportionment among the Banks. The Banks shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 are then satisfied, including, without limitation, the existence or continuance of any Event of Default) by the time the Administrative Agent so requests, which shall not be earlier than 2:00 p.m. Columbus, Ohio time, on the Business Day next succeeding the date the Banks receive such notice from the Administrative Agent; and the Administrative Agent shall promptly deliver the funds it receives from the Banks to the Swing Lender.

         2.10 LETTER OF CREDIT SUBFACILITY.

                  2.10.1. ISSUANCE OF LETTERS OF CREDIT.

                           The Loan Parties may request the issuance of (or
modification of any issued) commercial letters of credit in connection with the Borrower's or any Subsidiary of the Borrower's purchase of goods and services (each a "Documentary Letter of Credit") and standby letters of credit for the benefit of workmen's compensation or liability insurers, state and federal agencies to assure compliance with applicable Laws and other Persons in support of refund, warranty or other obligations of the Borrower or a Subsidiary of the Borrower or any other legitimate purpose (each a "Standby Letter of Credit" and together with Documentary Letters of Credit referred to as "Letters of Credit" in the aggregate or individually as a "Letter of Credit") on behalf of itself or another Loan Party by delivering by no later than 10:00 a.m., Columbus, Ohio time, two (2) Business Days in the case of a Documentary Letter of Credit and three (3) Business Days in case of a Standby Letter of Credit prior to the requested date of issuance of such Letter of Credit to the applicable Issuing Letter of Credit Bank with a copy to the Administrative Agent a written notice specifying the face amount, proposed beneficiary, date of issuance and expiry date for such Letter of Credit or modification to an existing Letter of Credit and the nature of the transactions to be supported thereby. Subject to the terms and conditions hereof and to the execution of a completed application and agreement for letters of credit in such form as the Issuing Letter of Credit Bank may specify from time to time and in reliance on the agreements of the Banks set forth in this Section 2.10, the Issuing Letter of Credit Bank will issue a Letter of Credit; provided that each Letter of Credit shall (A) have a maximum maturity of 364 days from the date of issuance, (B) in no event expire later than five Business Days prior to the Revolving Credit Expiration Date and provided further that in no event shall (i) the Letter of Credit Outstandings exceed $150,000,000, or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments. Each of the Rollover LC's which is a Standby Letter of Credit shall be deemed to have been issued hereunder on the Closing Date by the Administrative Agent. Each of the Rollover LC's shall be deemed to be a Letter of Credit for all purposes of this

Agreement. Each of the Rollover LC's which is a Documentary Letter of Credit shall be deemed to have been issued hereunder on the Closing Date by National City Bank as the Issuing Letter of Credit Bank. In the event of any conflict between the terms of this Agreement and the terms of the Issuing Letter of Credit Bank's application and agreement for letters of credit, the terms of this Agreement shall control (provided that terms of the Issuing Letter of Credit Bank's application and agreement for letters of credit which are in addition to those contained herein and which do not expressly conflict with the terms contained herein shall not be deemed to be in conflict with this Agreement).

                  2.10.2. LETTER OF CREDIT FEES.

                           The Borrower shall pay to the Administrative Agent
for the account of the Banks according to their Revolving Credit Ratable Shares
(a) fees ("Documentary Letters of Credit Fees") with respect to Documentary Letters of Credit and (b) fees ("Standby Letters of Credit Fees") with respect to Standby Letters of Credit, in each case in the amounts set forth in Sections
2.10.2.1 and 2.10.2.2. All Documentary Letters of Credit Fees and Standby Letters of Credit Fees (collectively, "Letters of Credit Fees") shall be payable quarterly in arrears commencing with the first Business Day of each June, September, December and March following issuance of each Letter of Credit and on the earlier of the Revolving Credit Expiration Date or the acceleration of the Revolving Credit Notes.

                  2.10.2.1 DOCUMENTARY LETTER OF CREDIT FEES.

                                            Documentary Letters of Credit Fees
on Documentary Letters of Credit shall be determined by multiplying .5 times the Applicable Margin then applicable to Revolving Credit Loans outstanding under the Revolving Credit Euro-Rate Option times the average daily Documentary Letter of Credit Outstandings.

                                            The Borrower shall also pay
Documentary Letters of Credit Fees in respect of Documentary Letter of Credit (Time Draft) Outstandings determined by multiplying the Applicable Margin then applicable to Revolving Credit Loans outstanding under the Revolving Credit Euro-Rate Option times the average daily Documentary Letter of Credit (Time Draft) Outstandings.

                  2.10.2.2 STANDBY LETTER OF CREDIT FEES.

                                            Standby Letters of Credit Fees
shall be determined by multiplying the Applicable Margin then applicable to Revolving Credit Loans outstanding under the Revolving Credit Euro-Rate Option times the average daily Standby Letter of Credit Outstandings.

                  2.10.2.3 FRONTING FEE.

                                            The Borrower shall also pay to the
Issuing Letter of Credit Bank for its sole account (i) a fronting fee as determined by the Issuing Letter of Credit Bank and the Borrower and (ii) the Issuing Letter of Credit Bank's then in effect customary issuance fees and administrative expense payable with respect to its Standby Letters of Credit as the Issuing Letter of Credit Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of standby letters of credit payable at such times as the Issuing Letter of Credit Bank may specify.

                  2.10.3. DISBURSEMENTS, REIMBURSEMENT.

                           2.10.3.1 Immediately upon the Issuance of each Letter
of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Letter of Credit Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Revolving Credit Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                           2.10.3.2 In the event of any request for a drawing
under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower and the Administrative Agent thereof and the Administrative Agent will promptly notify the Banks. Provided that it shall have received such notice by 10 a.m., Columbus, Ohio time, on the applicable Drawing Date (hereinafter defined), the Borrower shall reimburse (such obligation to reimburse the Issuing Letter of Credit Bank shall sometimes be referred to as a "Reimbursement Obligation") the Issuing Letter of Credit Bank by making payment to the Administrative Agent prior to 12:00 noon, Columbus time on each date that an amount is paid by the Issuing Letter of Credit Bank under any Letter of Credit (each such date, an "Drawing Date") in an amount equal to the amount so paid by the Issuing Letter of Credit Bank. In the event the Borrower fails to pay the Administrative Agent the full amount of any drawing under any Letter of Credit by 12:00 noon, Columbus time, on the Drawing Date, the Administrative Agent will promptly notify each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks under the Alternate Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 6.2 [Each Additional Loan] other than any notice requirements. Any notice given by the Administrative Agent pursuant to this Section 2.10.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                           2.10.3.3 Each Bank shall upon any notice pursuant to
Section 2.10.3.2 make available to the Administrative Agent an amount in immediately available funds equal to its Revolving Credit Ratable Share of the amount of the drawing, whereupon the Banks shall (subject to Section 2.10.3.4) each be deemed to have made a Revolving Credit Loan under the Alternate Base Rate Option to the Borrower in that amount. If any Bank so notified fails to make available to the Administrative Agent for the account of the Issuing Letter of Credit Bank the amount of such Bank's Revolving Credit Ratable Share of such amount by no later than 2:00 p.m., Columbus time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Alternate Base Rate Option on and after the fourth day following the Drawing Date. The Issuing Letter of Credit Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Letter of Credit Bank to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations to fund under this Section 2.10.3.3 upon receipt of such notice.

                           2.10.3.4 With respect to any unreimbursed drawing
that is not converted into Revolving Credit Loans under the Alternate Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.10.3.2, because of the Borrower's failure to satisfy the conditions set forth in Section
6.2 [Each Additional Loan] other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Letter of Credit Bank a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Alternate Base Rate Option. Each Bank's payment to the Administrative Agent pursuant to Section 2.10.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Bank in satisfaction of its participation obligation under this Section 2.10.3.

                  2.10.4. REPAYMENT OF PARTICIPATION ADVANCES.

                           2.10.4.1 Upon (and only upon) receipt by the
Administrative Agent for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Letter of Credit Bank under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Letter of Credit Bank under such a Letter of Credit, the Administrative Agent will pay to each Bank, in the same funds as those received by the Administrative Agent, the amount of such Bank's Revolving Credit Ratable Share of such funds, except the Administrative Agent shall deliver to the Issuing Letter of Credit Bank the amount of the Revolving Credit Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Administrative Agent.

                           2.10.4.2 If the Administrative Agent or the Issuing
Bank is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Administrative Agent pursuant to Section 2.10.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent the amount of its Revolving Credit Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

                  2.10.5. DOCUMENTATION.

                           Each Loan Party agrees to be bound by the terms of
the Issuing Letter of Credit Bank's application and agreement for letters of credit and the Issuing Letter of Credit Bank's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Letter of Credit Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

                  2.10.6. DETERMINATIONS TO HONOR DRAWING REQUESTS.

                           In determining whether to honor any request for
drawing under any Letter of Credit by the beneficiary thereof, the Issuing Letter of Credit Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

                  2.10.7. NATURE OF PARTICIPATION AND REIMBURSEMENT OBLIGATIONS.

                           Each Bank's obligation in accordance with this
Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.10.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Letter of Credit Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.10 under all circumstances, including the following circumstances:

                  (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Administrative Agent, Issuing Letter of Credit Bank, the Borrower or any other Person for any reason whatsoever;

                  (ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.5 [Loan Requests], 2.5.2 [Making Revolving Credit Loans] or 6.2 [Each Additional Loan] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 2.10.3;

                  (iii) any lack of validity or enforceability of any Letter of Credit;

                  (iv) the existence of any claim, set-off, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Administrative

Agent, Issuing Letter of Credit Bank or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                  (v) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Issuing Letter of Credit Bank has been notified thereof;

                  (vi) payment by the Issuing Letter of Credit Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                  (vii) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

                  (viii) any breach of this Agreement or any other Loan Document by any party thereto;

                  (ix) the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

                  (x) the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

                  (xi) the fact that the Revolving Credit Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                  (xii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         2.10.8. INDEMNITY.

                           In addition to amounts payable as provided in Section
9.5 [Reimbursement and Indemnification of Administrative Agent by the Borrower], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Letter of Credit Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Letter of Credit Bank may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Letter of Credit Bank as determined by a final judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Letter of Credit Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

                  2.10.9. LIABILITY FOR ACTS AND OMISSIONS.

                           As between any Loan Party and the Issuing Letter of
Credit Bank, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Letter of Credit Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Letter of Credit Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Letter of Credit Bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Letter of Credit Bank's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Letter of Credit Bank from liability for the Issuing Letter of Credit Bank's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.

                           In furtherance and extension and not in limitation of
the specific provisions set forth above, any action taken or omitted by the Issuing Letter of Credit Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Letter of Credit Bank under any resulting liability to the Borrower or any Bank.

         2.11 EXTENSION BY BANKS OF THE 364-DAY LOAN EXPIRATION DATE.

                  2.11.1. REQUESTS; APPROVAL BY ALL BANKS.

                           Upon or promptly after delivery by the Borrower of
the quarterly financial statements to be provided under Section 7.3.1 [Quarterly Financial Statements] for the fiscal quarter ending on or about October 31, 2001 or for the third quarter of any subsequent fiscal year, the Borrower may request a 364-day extension of the 364-Day Loan Expiration Date by written notice to the Banks, and the Banks agree to respond to the Borrower's request for an extension by within sixty (60) days following receipt of the request; provided, however, that (1) Borrower shall not be permitted to extend the 364-Day Loan Expiration Date to a date which is after the Revolving Credit Expiration Date, and (2) the failure of any Bank to respond within such time period shall not in any manner constitute an agreement by such Bank to extend the 364-Day Loan Expiration Date. If all Banks elect to extend, the 364-Day Loan Expiration Date shall be extended for a period of 364 days. If one or more Banks decline to extend or do not respond to Borrower's request, the provisions of Section 2.11.2 shall apply.

                  2.11.2. APPROVAL BY REQUIRED BANKS.

                           In the event that one or more Banks do not agree to
extend the 364-Day Loan Expiration Date or do not respond to Borrower's request for an extension within the time required under Section 2.11.1 (each a "Non-Extending Bank"), but the Required Banks agree to such extension within such time then the Borrower shall have the rights specified in this Section
2.11.2. On or before March 15 of such year, the Borrower may elect to do either of the following with respect to each Non-Extending Bank:

                                    (i) ASSIGNMENT OF LOANS. The Borrower or the
Banks which have agreed to such extension within the time required under Section (each an "Extending Bank") may, with the prior written approval of the Borrower (if the arrangement is by the Banks) and the Administrative Agent, arrange to have one or more other banks (each an "Assignee Bank") purchase all of the outstanding Loans, if any, of any Non-Extending Bank and succeed to and assume the Commitments and all other rights, interests and obligations of the Non-Extending Bank under this Agreement and the other Loan Documents. Any such purchase and assumption shall be (1) pursuant to an Assignment and Assumption Agreement, (2) subject to and in accordance with Section 10.11 [Successors and Assigns], and (3) effective on the last day of the Interest Period if any Loans are outstanding under the Euro-Rate Option. The Borrower shall pay all amounts due and payable to any Non-Extending Bank whose Loans are purchased pursuant to this Section on the effective date of such Assignment and Assumption Agreement. In the event that the Administrative Agent shall be a Non-Extending Bank, any assignment of the Administrative Agent's Loans shall be subject to Section 9.14 [Successor Administrative Agent].

                                    (ii) REDUCTION OF 364-DAY LOAN COMMITMENTS.
The Borrower may elect to decrease the 364-Day Loan Commitments in the amount of the 364-Day Loan Commitments of all of the Non-Extending Banks whose Loans and Commitment are not purchased by successor Banks pursuant to clause (i) immediately above (each a "Non-Extending Bank Whose 364-Day Commitment is to be Terminated"). Any reduction in the 364-Day Loan Commitments pursuant to this clause (ii) shall be effective on the 364-Day Loan Expiration Date (the "Reduction Date") prior to its extension under this Section 2.11 and shall be simultaneous with the termination of the 364-Day Loan Commitment of each Non-Extending Bank Whose 364-Day Commitment is to be Terminated. The Borrower shall repay all of the 364-Day Loans of each Non-Extending Bank Whose 364-Day Commitment is to be Terminated on the Reduction

Date, subject to Section 4.6.2(i), in the event that the Borrower elects to reduce the 364-Day Loan Commitments pursuant to this Clause (ii).

                                    The 364-Day Loan Expiration Date shall not
be extended for any Bank unless either:

                                    (1) on or before March 15 of such year the
Loans and Commitments of all Non-Extending Banks are purchased by successor Banks pursuant to this Section or

                                    (2) if such Loans and Commitments (described
in clause (1) immediately above) are not all purchased on or before March 15 of such year, then

                                            (A) on or before March 15 of such
year, the Borrower shall have elected pursuant to this Section to reduce the 364-Day Loan Commitments in an amount equal to 364-Day Loan Commitments of each Non-Extending Bank Whose 364-Day Commitment is to be Terminated, and

                                            (B) there shall exist no Event of
Default on the effective date of such extension (i.e. on the 364-Day Loan Expiration Date prior to its extension) and if there exists an Event of Default on such date then the 364-Day Loan Expiration Date shall not be extended, and the Borrower shall repay all of the 364-Day Loans on such 364-Day Loan Expiration Date.

                               3. INTEREST RATES

         3.1 INTEREST RATE OPTIONS.

                  The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Alternate Base Rate Option or Euro-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, PROVIDED that there shall not be at any one time outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans to which the Euro-Rate Option applies. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

                  3.1.1. REVOLVING CREDIT INTEREST RATE OPTIONS.

                           The Borrower shall have the right to select from the
following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions above regarding Swing Loans):

                           (i) REVOLVING CREDIT ALTERNATE BASE RATE OPTION: A
fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Alternate Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Alternate Base Rate; or

                           (ii) REVOLVING CREDIT EURO-RATE OPTION: A rate per
annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                  3.1.2. 364-DAY LOAN INTEREST RATE OPTIONS.

                           The Borrower shall have the right to select from the
following Interest Rate Options applicable to the 364-Day Loans:

                           (i) 364-DAY LOAN ALTERNATE BASE RATE OPTION: A
fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Alternate Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Alternate Base Rate; or

                           (ii) 364-Day Loan EURO-RATE OPTION: A rate per annum
(computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Margin.

                  3.1.3. SWING LOAN INTEREST RATE OPTIONS.

                           Swing Loans shall bear interest in accordance with
Section 3.1.1(i) [Revolving Credit Alternate Base Rate Option] except to the extent that the Swing Lender agrees in writing to a different rate of interest; provided, however, that any Swing Loans with respect to which the Swing Lender demands payment pursuant to Section 2.9 shall bear interest on and after such demand for payment in accordance with Section 3.1.1(i) [Revolving Credit Base Rate Option] notwithstanding any other interest rate agreed to by the Administrative Agent.

                  3.1.4. RATE QUOTATIONS.

                           The Borrower may call the Administrative Agent on or
before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

         3.2 INTEREST PERIODS.

                  At any time when the Borrower shall select, convert to or renew a Euro-Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business

Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Euro-Rate Option:

                  3.2.1. AMOUNT OF BORROWING TRANCHE.

                           each Borrowing Tranche of Euro-Rate Loans shall be in
integral multiples of $1,000,000 and not less than $5,000,000;

                  3.2.2. RENEWALS.

                           in the case of the renewal of a Euro-Rate Option at
the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

         3.3 INTEREST AFTER DEFAULT.

                  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

                  3.3.1. LETTER OF CREDIT FEES, INTEREST RATE.

                           the Letter of Credit Fees and the rate of interest
for each Loan otherwise applicable pursuant to Section 2.10.2 [Letter of Credit Fees] or Section 3.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum; and

                  3.3.2. OTHER OBLIGATIONS.

                           each other Obligation hereunder if not paid when due
shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Alternate Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

                  3.3.3. ACKNOWLEDGMENT.

                           The Borrower acknowledges that the increase in rates
referred to in this Section 3.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

         3.4 EURO-RATE UNASCERTAINABLE; ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

                  3.4.1. UNASCERTAINABLE.

                           If on any date on which a Euro-Rate would otherwise
be determined, the Administrative Agent shall have determined that:

                           (i) adequate and reasonable means do not exist for
ascertaining such Euro-Rate, or

                           (ii) a contingency has occurred which materially and
adversely affects the London interbank eurodollar market relating to the Euro-Rate, the Administrative Agent shall have the rights specified in Section 3.4.3.

                  3.4.2. ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

                           If at any time any Bank shall have determined that:

                           (i) the making, maintenance or funding of any Loan to
which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                           (ii) such Euro-Rate Option will not adequately and
fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                           (iii) after making all reasonable efforts, deposits
of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a Euro-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent and such Bank shall have the rights specified in
Section 3.4.3.

                  3.4.3. ADMINISTRATIVE AGENT'S AND BANK'S RIGHTS.

                           In the case of any event specified in Section 3.4.1
above, the Administrative Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section 3.4.2 above, such Bank shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Administrative Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a Euro-Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Bank shall have later notified the Administrative Agent, of the Administrative

Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrative Agent makes a determination under Section 3.4.1 and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Alternate Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Administrative Agent of a determination under Section 3.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 4.6.2 [Indemnity], as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Alternate Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with
Section 4.4 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Alternate Base Rate Option otherwise available with respect to such Loan upon such specified date.

         3.5 SELECTION OF INTEREST RATE OPTIONS.

                  If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Euro-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Alternate Base Rate Option or 364-Day Loan Alternate Base Rate Option, as applicable, commencing upon the last day of the existing Interest Period.

                     4. PAYMENTS AND COMMITMENT REDUCTIONS

         4.1 PAYMENTS.

                  All payments and prepayments to be made in respect of principal, interest, Facility Fees, Letter of Credit Fees, Administrative Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 12:00 noon, Columbus time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Administrative Agent at the Principal Office for the account of the Swing Lender with respect to the Swing Loans (except that fronting fees on Letters of Credit shall be paid directly to the Issuing Bank) and for the ratable accounts of the Banks with respect to the Revolving Credit Loans or 364-Day Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Banks in immediately available funds, PROVIDED that in the event payments are received by 12:00 noon, Columbus time, by the Administrative Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Administrative Agent, the Administrative Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Banks. The Administrative Agent's and each

Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

         4.2 PRO RATA TREATMENT OF BANKS.

                  Each borrowing of a Revolving Credit Loan and each reduction of the Revolving Credit Commitments shall be allocated to each Bank according to its Revolving Credit Ratable Share. Each borrowing of a 364-Day Loan and each reduction of the 364-Day Loan Commitments shall be allocated to each Bank according to its 364-Day Loan Ratable Share. Each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Facility Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 3.4.3 [Administrative Agent's and Bank's Rights] in the case of an event specified in Section 3.4 [Euro-Rate Unascertainable; Etc.], 4.4.2 [Replacement of a Bank] or 4.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Revolving Credit Ratable Share, 364-Day Loan Ratable Share of each Bank, or Ratable Share, as applicable. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to the Swing Lender according to Section 2.

         4.3 INTEREST PAYMENT DATES.

                  Interest on Loans to which the Alternate Base Rate Option applies shall be due and payable in arrears on the first Business Day of each June, September, December and March after the date hereof and on the Revolving Credit Expiration Date with respect to Revolving Loans or 364-Day Loan Expiration Date with respect to 364-Day Loans or upon acceleration of the Notes. Interest on Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 4.5.2 [Mandatory Reduction of Commitments Upon a Prepayment of the Senior Notes, Material Recovery Event, Sale of Assets or Issuance of Debt] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

         4.4 VOLUNTARY PREPAYMENTS.

                  4.4.1. RIGHT TO PREPAY.

                           The Borrower shall have the right at its option from
time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.4.2

[Replacement of a Bank] below or in Section 4.6 [Additional Compensation in Certain Circumstances]):

                           (i) at any time with respect to any Loan to which the
Alternate Base Rate Option applies,

                           (ii) on the last day of the applicable Interest
Period with respect to Loans to which a Euro-Rate Option applies,

                           (iii) on the date specified in a notice by any Bank
pursuant to Section 3.4 [Euro-Rate Unascertainable, Etc.] with respect to any Loan to which a Euro-Rate Option applies.

                           Whenever the Borrower desires to prepay any part of
the Loans, it shall provide a prepayment notice to the Administrative Agent by noon at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or 364-Day Loans or no later than 11:00 am, Columbus time, on the date of prepayment of Swing Loans, setting forth the following information:

                           (x) the date, which shall be a Business Day, on which
                  the proposed prepayment is to be made;

                           (y) a statement indicating the application of the
                  prepayment between the Swing Loans, Revolving Credit Loans and 364-Day Loans; and

                           (z) the total principal amount of such prepayment,
                  which shall not be less than the lesser of $1,000,000 or the total outstanding amount of such Loan.

                           All prepayment notices shall be irrevocable. The
principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Alternate Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 3.4.3 [Administrative Agent's and Bank's rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (i) first to 364-Day Loans and then to Revolving Credit Loans; and (ii) after giving effect to the allocations in clause (i) above and in the preceding sentence, first to Loans to which the Alternate Base Rate Option applies, then to Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 4.6.2 [Indemnity].

                  4.4.2. REPLACEMENT OF A BANK.

                           In the event any Bank (i) gives notice under Section
3.4 [Euro-Rate Unascertainable, Etc.] or Section 4.6.1 [Increased Costs, Etc.],
(ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, or (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Administrative Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (x) receipt of such Bank's notice under Section 3.4 [Euro-Rate Unascertainable, Etc.] or 4.6.1 [Increased Costs, Etc.], (y) the date such Bank has failed to fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Bank, or (z) the date such Bank became subject to the control of an Official Body, as applicable; PROVIDED that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Section 4.6 [Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees; PROVIDED, however, that the Commitments of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Administrative Agent; PROVIDED, further, the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Administrative Agent may only be replaced subject to the requirements of Section 9.14 [Successor Administrative Agent] and PROVIDED that all Letters of Credit which have been issued by the Administrative Agent have expired or been terminated or replaced.

                  4.4.3. CHANGE OF LENDING OFFICE.

                           Each Bank agrees that upon the occurrence of any
event giving rise to increased costs or other special payments under Section
3.4.2 [Illegality, Etc.] or 4.6.1 [Increased Costs, Etc.] with respect to such Bank, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 4.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Administrative Agent or any Bank provided in this Agreement.

         4.5 REDUCTION OF COMMITMENTS; TEMPORARY FACILITY USAGE LIMITATION.

                  4.5.1. VOLUNTARY REDUCTION OF REVOLVING CREDIT COMMITMENTS OR 364-DAY LOAN COMMITMENTS.

                           The Borrower shall have the right at any time and
from time to time upon not less than three (3) Business Days' prior written notice to the Banks to permanently reduce, or terminate the Revolving Credit Commitments or the 364-Day Loan Commitments, without penalty or premium, except as hereinafter set forth, provided that any such reduction or termination of the Revolving Credit Commitments shall be in whole multiples of $10,000,000 and any such reduction or termination of the 364-Day Loan Commitments shall be in whole multiples of $10,000,000.

                           4.5.2. MANDATORY REDUCTION OF COMMITMENTS UPON A
                  PREPAYMENT OF THE SENIOR NOTES, MATERIAL RECOVERY EVENT, SALE OF ASSETS OR ISSUANCE OF DEBT.



                                    4.5.2.1 PREPAYMENT OF THE SENIOR NOTES.

                           The Commitments shall be reduced, and the Borrower
shall make a prepayment of the Loans, if at any time Loan Parties or their Subsidiaries shall make a Senior Note Payment as described in Section 7.2.16 [Limitation on Prepayment of Debt]. Such repayment of the Loans (the "Credit Agreement Repayment") shall equal (A) the amount of such Senior Note Payment multiplied by (B) a fraction the numerator of which is the Banks' Ratable Share of the Senior Credit Outstandings and the denominator of which is the difference between 1.0 and the Banks' Ratable Share of the Senior Credit Outstandings. Such reduction of Commitments shall equal the product of (A) the Banks' Ratable Share of the Senior Credit Committed Amounts times (B) the sum of the amount of such Senior Note Payment plus the Credit Agreement Repayment.

                                    4.5.2.2 MATERIAL RECOVERY EVENT.

                           The Commitments shall be reduced, and the Borrower
shall make a prepayment of the Loans, if at any time Loan Parties or their Subsidiaries shall receive proceeds from insurance, litigation awards or any other third sources in connection with property or other losses, injuries or other claims (each a "Material Recovery Event"), excluding any such proceeds received for losses of property which are reinvested in the purchase of comparable property assets within one (1) year of receipt of such proceeds. Such reduction and such prepayment each shall be in the amount equal to the amount of such proceeds which are not so reinvested.

                                    4.5.2.3 SALE OF ASSETS OR ISSUANCE OF DEBT.

                           The Commitments shall be reduced and the Loans
prepaid if at any time the Net Proceeds (as defined below) received by the Loan Parties and their Subsidiaries exceeds the Permitted Level (as defined below).

                           "Net Proceeds" shall mean the aggregate of the (after
tax, if applicable, and deduction for all reasonable costs and expenses) proceeds (the "Net Proceeds") received by the Loan Parties or their Subsidiaries from transactions described in clauses (i) or (ii) below after the Closing Date:

                           (i) Indebtedness incurred by the Loan Parties or
their Subsidiaries pursuant to Section 7.2.1(vii) less the amount of any reductions in the Commitments which have occurred between the Closing Date and the date of determination if such reductions are (1) voluntary reductions, or
(2) reductions resulting from the expiration of the 364-Day Loan Commitment, and

                           (ii) sales or other dispositions by the Loan Parties
or their Subsidiaries pursuant to Section 7.2.7(vi), less any Net Proceeds from such sale or disposition which are reinvested in the purchase of comparable assets within one (1) year of receipt of such Net Proceeds.

                           "Permitted Level" shall mean at any time the sum of
(1) 6% times the net book value of the consolidated assets of the Loan Parties and their Subsidiaries as measured on the annual financial statements delivered most recently by the Loan Parties pursuant to Section 7.3.2, plus (2) the amount of any reduction of the Commitments previously made pursuant to this Section 4.5.2.3.

The Commitments shall be reduced and the Loans prepaid pursuant to this Section 4.5.2.3:

                           (1) at any time Net Proceeds are received which cause
the cumulative aggregate of such items to exceed the Permitted Level,

                                            (A) if the Loan Parties are
simultaneously required to offer to prepay the Senior Notes pursuant to Section
10.5 of the Senior Note Agreement [Sales of Assets] in connection with the receipt of such Net Proceeds,

                                    (I) the Commitments shall be reduced in an
amount equal to greater of (i) the product of Banks' Ratable Share of the Senior Credit Committed Amounts times such excess or (ii) the amount of such excess less the amount of the repayment which the Loan Parties actually make (as opposed to the amount which the Loan Parties offer to make) on the Senior Notes in connection with such sale of assets, and

                                    (II) the Borrower shall repay the Loans in
an amount equal to the greater of (i) Banks' Ratable Share of the Senior Credit Outstandings times such excess over the Permitted Level or (ii) the amount of such excess less the amount of the repayment which the Loan Parties actually make (as opposed to the amount which the Loan Parties offer to make) on the Senior Notes in connection with such sale of assets, and(B) if the Loan Parties are not simultaneously required to offer to prepay the Senior Notes pursuant to
Section 10.5 of the Senior Note Agreement [Sales of Assets] in connection with the receipt of such Net Proceeds, the Commitments and the Loan shall be repaid in an amount equal to such excess over the Permitted Level.

                           (2) on the date of delivery (or due date for such
delivery if such due date is earlier) of the annual financial statements of the Loan Parties pursuant to Section 7.3.2 if as a result thereof the Permitted Level decreases and on such date the cumulative amount of Net Proceeds then exceeds the Permitted Level, in which case such reduction shall equal the amount of such excess.

                           4.5.2.4 PROVISIONS APPLICABLE TO PREPAYMENT OF THE
SENIOR NOTES, MATERIAL RECOVERY EVENTS, SALE OF ASSETS AND ISSUANCE OF DEBT.

                                    Any reduction in the Commitments and
repayment of the Loans pursuant to either Section 4.5.2.1 [Prepayment of the Senior Notes], 4.5.2.2[Material Recovery Events] or 4.5.2.3 [Sale of Assets or Issuance of Debt] shall be allocated ratably to the 364-Day Loan Commitment and the Revolving Credit Commitment based on the amounts of such Commitments then outstanding and to the 364-Day Loans and the Revolving Credit Loans based on the amounts of such Loans then outstanding.

                           4.5.3. PROVISIONS APPLICABLE TO EITHER MANDATORY OR
VOLUNTARY REDUCTIONS OF COMMITMENTS.

                           The Borrower will comply with this Section in
connection with any voluntary or mandatory reduction of Commitments described in
Section 4.5.1 or 4.5.2. Any such reduction shall be accompanied by prepayment of the applicable Notes (i) to the extent of the Net Proceeds in the case of a mandatory reduction described in Section 4.5.2 or (ii) to the extent that the 364-Day Loans exceeds the 364-Day Loan Commitment or the Revolving Credit Loans exceeds the Revolving Credit Commitment, as applicable, in the case of a voluntary prepayment described in Section 4.5.1. If the Borrower is reducing the Revolving Credit Commitments, the Borrower shall deposit in a non-interest bearing account (provided that with the consent of the Administrative Agent, such consent not to be unreasonably withheld, such account may be an interest bearing account) with the Administrative Agent, as cash collateral for its Obligations in respect of the Letters of Credit and related applications and agreements, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Banks, and grants to the Administrative Agent and the Banks a security interest in, all such cash as security for such Obligations, to the extent that the Revolving Facility Usage then exceeds the Revolving Credit Commitments as so reduced or terminated. From time to time and upon request of the Borrower, the Administrative Agent shall return to the Borrower any excess of the amount held in such account over the amount by which the Revolving Facility Usage then exceeds the Revolving Credit Commitments.

                           4.5.4. TEMPORARY FACILITY USAGE LIMITATION FROM
JANUARY 1 THROUGH MARCH 1 OF EACH YEAR.

                           During at least 30 consecutive days beginning and
ending during the period beginning January 1 and ending March 1 of each year beginning January 1, 2002 the Borrower shall cause the amount of the Aggregate Facility Usage to be less than or equal to the amount set forth in the grid below (the "Temporary Aggregate Facility Usage Limit").


                          PERIOD                                     TEMPORARY AGGREGATE FACILITY USAGE LIMIT
                          ------                                     ----------------------------------------
           January 1, 2002 through March 1, 2002                                   $150,000,000


    January 1, 2003 through March 1, 2003 and January 1
          through March 1 of each year after 2003                                  $125,000,000


The Borrower shall make a mandatory prepayment of the Loans on the date which is 30 days prior to March 1 of each year to the extent that the Aggregate Facility Usage exceeds the Temporary Aggregate Facility Usage Limit on such date, and the Borrower has not previously met this requirement in that fiscal year.

                  4.5.5. APPLICATION AMONG INTEREST RATE OPTIONS.

                           Any prepayment of the Loans required pursuant to this
Section 4.5 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Alternate Base Rate Option, then to Loans subject to a Euro-Rate Option. In accordance with Section 4.6.2 [Indemnity], the Borrower shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period.

         4.6 ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

                  4.6.1. INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES,
                         RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

                           If any Law, guideline or interpretation or any change
in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                           (i) subjects any Bank to any tax or changes the basis
of taxation with respect to this Agreement, the Notes, the Loans, the Letters of Credit or payments by the Borrower of principal, interest, Facility Fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank),

                           (ii) imposes, modifies or deems applicable any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                           (iii) imposes, modifies or deems applicable any
capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans or the Letters of Credit (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its reasonable discretion deems to be material, such Bank shall from time to time notify the Borrower and the Administrative Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                  4.6.2. INDEMNITY.

                           In addition to the compensation required by Section
4.6.1 [Increased Costs, Etc.], the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

                           (i) payment, prepayment, conversion or renewal of any
Loan to which a Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                           (ii) attempt by the Borrower to revoke (expressly, by
later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Loan Requests] or Section 3.2 [Interest Periods] or notice relating to prepayments under Section 4.4 [Voluntary Prepayments], or

                           (iii) default by the Borrower in the performance or
observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Facility Fee or any other amount due hereunder.

                           If any Bank sustains or incurs any such loss or
expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                       5. REPRESENTATIONS AND WARRANTIES

         5.1 REPRESENTATIONS AND WARRANTIES.

                  The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Banks as follows:

                  5.1.1. ORGANIZATION AND QUALIFICATION.

                           Each Loan Party and each Subsidiary of any Loan Party
is a corporation or partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of any Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party and each Subsidiary of any Loan Party on the Closing Date is listed on SCHEDULE 5.1.1. Each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except for failures to be duly licensed or qualified which are not materially adverse to the Loan Parties, and upon request of the Administrative Agent, the Borrower will promptly furnish a written list of every jurisdiction where each Subsidiary and Loan Party is so qualified.

                  5.1.2. CAPITALIZATION AND OWNERSHIP.

                           All of the authorized capital stock of the Company,
and the shares (referred to herein as the "Shares") of the Company that are issued and outstanding have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on SCHEDULE 5.1.2.

                  5.1.3. SUBSIDIARIES.

                           SCHEDULE 5.1.3 states the name of each of the
Borrower and each of the Company's other Subsidiaries which are Guarantors, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein as the "Subsidiary Shares") and the owners thereof if it is a corporation, its outstanding partnership interests (the "Partnership Interests") if it is a partnership and its outstanding limited liability company interests(the "LLC Interests") if it is a limited liability company. The Company and each such Subsidiary of the Company has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien other than Permitted Liens. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares, Partnership Interests or LLC Interests except as indicated on SCHEDULE 5.1.3.

                  5.1.4. POWER AND AUTHORITY.

                           Each Loan Party has full power to enter into,
execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

                  5.1.5. VALIDITY AND BINDING EFFECT.

                           This Agreement has been duly and validly executed and
delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance and general concepts of equity.

                  5.1.6. NO CONFLICT.

                           Neither the execution and delivery of this Agreement
or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any material Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries.

                  5.1.7. LITIGATION.

                           There are no actions, suits, proceedings or
investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate would reasonably be expected result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which would reasonably be expected to result in any Material Adverse Change. The Loan Parties have made adequate reserves for the New York Potential Tax Claim and such claim does not constitute a Material Adverse Change. SCHEDULE 5.1.7 correctly describes the New York Potential Tax Claim and the current status thereof.

                  5.1.8. TITLE TO PROPERTIES.

                           The real property owned by each Loan Party and each
Subsidiary of each Loan Party is described on SCHEDULE 5.1.8. Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect in all material respects without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

                  5.1.9. FINANCIAL STATEMENTS.

                           (i) ANNUAL STATEMENTS. The Borrower has delivered to
the Administrative Agent copies of the Company's audited consolidated year-end financial statements for and as of the end of the three fiscal years ended February 3, 2001 (the "Annual Statements"). The Annual Statements were compiled from the books and records maintained by the Company's management, fairly represent in all material respects the consolidated financial condition of the Company and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

                           (ii) FINANCIAL PROJECTIONS. The Borrower has
delivered to the Administrative Agent financial projections of the Company and its Subsidiaries for the period from 2001 through 2005 derived from various assumptions of the Borrower's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrower's management. The Financial Projections accurately reflect the liabilities of the Company and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date. Such Financial Projections and the assumptions therein were at the time made, fair and actual results may differ from such Financial Projections.

                           (iii) ACCURACY OF FINANCIAL STATEMENTS. Neither the
Company nor any Subsidiary of the Company has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Annual Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Company or any Subsidiary of the Company, in each case which would reasonably be expected to cause a Material Adverse Change. Since February 3, 2001 there is no fact or circumstance known to the Borrower which would reasonably be expected to have a Material Adverse Change.

                  5.1.10. USE OF PROCEEDS; MARGIN STOCK; SECTION 20
         SUBSIDIARIES.

                           5.1.10.1 GENERAL.


                                        The Loan Parties intend to use the
proceeds of the Loans in accordance with Sections 2.8 [Use of Proceeds] and
7.1.10 [Use of Proceeds].

                           5.1.10.2 MARGIN STOCK.

                                        None of the Loan Parties or any
Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

                           5.1.10.3 SECTION 20 SUBSIDIARIES.

                                        The Loan Parties do not intend to use
and shall not use any portion of the proceeds of the Loans, directly or indirectly, to purchase during the underwriting period, or for thirty (30) days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.

                  5.1.11. FULL DISCLOSURE.

                           Neither this Agreement nor any other Loan Document,
nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Bank in connection herewith or therewith taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

                  5.1.12. TAXES.

                           All federal, state, local and other tax returns
required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that (a) the amount thereof is not individually or in the aggregate material, or (b) such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any tax years prior to the Loan Parties' fiscal year ended on or about January 31, 1995. The Federal income tax liabilities of each Loan Party have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended January 29, 1994.

                  5.1.13. CONSENTS AND APPROVALS.

                           No consent, approval, exemption, order or
authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on SCHEDULE 5.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on SCHEDULE 5.1.13.

                  5.1.14. NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS.

                           No event has occurred and is continuing and no
condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of (i) any material term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

                  5.1.15. PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.

                           Each Loan Party and each Subsidiary of each Loan
Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others.

                  5.1.16. INSURANCE.

                           SCHEDULE 5.1.16 lists all insurance policies to which
any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or to reduce the coverage provided thereby. Such policies provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with customary business practice in the industry of the Loan Parties and their Subsidiaries.

                  5.1.17. COMPLIANCE WITH LAWS.

                           The Loan Parties and their Subsidiaries are in
compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.22 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not reasonably be expected to constitute a Material Adverse Change.

                  5.1.18. MATERIAL CONTRACTS; BURDENSOME RESTRICTIONS.

                           All material contracts relating to the business
operations of each Loan Party and each Subsidiary of any Loan Party, including all employee benefit plans and Labor Contracts are valid, binding and enforceable upon such Loan Party or Subsidiary except as limited by bankruptcy, insolvency, and general concepts of equity and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to the Loan Parties' knowledge, with respect to parties other than such Loan Party or Subsidiary. None of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change. For purposes of this Section 5.1.18 the term "material contracts" shall mean those contracts or other agreements which the Company would be required to file with the Securities and Exchange Commission pursuant to item 601(a)(10) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

                  5.1.19. INVESTMENT COMPANIES; REGULATED ENTITIES.

                           None of the Loan Parties or any Subsidiaries of any
Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties or any Subsidiaries of any Loan Party is subject to any other Federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

                  5.1.20. PLANS AND BENEFIT ARRANGEMENTS.

                           Except as set forth on SCHEDULE 5.1.20:

                           (i) The Borrower and each other member of the ERISA
Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited

Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower and each other member of the ERISA Group (a) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (b) have not incurred any liability to the PBGC, and (c) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

                  (ii) To the best of the Borrower's knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

                  (iii) Neither the Borrower nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

                  (iv) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                  (v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

                  (vi) Neither the Borrower nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                  (vii) To the extent that any Benefit Arrangement is insured, the Borrower and all other members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, the Borrower and all other members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

                  (viii) All Plans, Benefit Arrangements and Multiemployer Plans have been administered in all material respects in accordance with their terms and applicable Law.

                  5.1.21. EMPLOYMENT MATTERS.

                           Each of the Loan Parties and each of their
Subsidiaries is in compliance with all material Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would reasonably be expected to constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties or any of their Subsidiaries which in any case would reasonably be expected to constitute a Material Adverse Change.

                  5.1.22. ENVIRONMENTAL MATTERS.

                           Except as disclosed on SCHEDULE 5.1.22:

                  (i) None of the Loan Parties has received any material Environmental Complaint, whether directed or issued to any Loan Party or relating or pertaining to any prior owner, operator or occupant of the Property, and has no reason to believe that it might receive a material Environmental Complaint.

                  (ii) No activity of any Loan Party at the Property is being or has been conducted in material violation of any Environmental Law or Required Environmental Permit and to the knowledge of any Loan Party no activity of any prior owner, operator or occupant of the Property was conducted in material violation of any Environmental Law.

                  (iii) To the knowledge of the Loan Parties, there are no Regulated Substances present on, in, under, or emanating from, or emanating to, the Property or any portion thereof which result in material Contamination at the Property.

                  (iv) Each Loan Party has all material Required Environmental Permits for, at or relating to the Property and all such Required Environmental Permits are in full force and effect.

                  (v) Each Loan Party has submitted to an Official Body and/or maintains, as appropriate, all material Required Environmental Notices for, at or relating to the Property.

                  (vi) To the knowledge of each Loan Party no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on the Property contain or use, except in material compliance with Environmental Laws and Required Environmental Permits, Regulated Substances or otherwise are operated or maintained except in material compliance with Environmental Laws and Required Environmental Permits. To the knowledge of each Loan Party, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks of prior owners, operators or occupants of the Property contained or used, except in material compliance with Environmental Laws, Regulated Substances or otherwise were operated or maintained by any such prior owner, operator or occupant except in material compliance with Environmental Laws.

                  (vii) To the knowledge of each Loan Party, no facility or site to which any Loan Party, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management has been or is being operated in material violation of Environmental Laws or pursuant to Environmental Laws is identified or proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation or other response action by an Official Body.

                  (viii) No portion of the Property is identified or to the knowledge of any Loan Party proposed to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of a material investigation or remediation action by an Official Body, nor to the knowledge of any Loan Party is any property adjoining or in the proximity of the Property identified or proposed to be identified on any such list.

                  (ix) To the knowledge of each Loan Party, no portion of the Property constitutes an Environmentally Sensitive Area.

                  (x) No material lien or other material encumbrance authorized by Environmental Laws exists against the Property and none of the Loan Parties has any reason to believe that such a lien or encumbrance may be imposed.

                  5.1.23. SENIOR DEBT STATUS.

                  The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least PARI PASSU in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

                  5.1.24. INACTIVE SUBSIDIARIES.

                  Each Excluded Inactive Subsidiary has no material assets or liabilities (except for the New York Potential Tax Claim) and does not conduct business.

         5.2 UPDATES TO SCHEDULES.

                  The Borrower shall update the schedules listed immediately after this paragraph on the date on which the Borrower delivers each quarterly Compliance Certificate. Provided that the Borrower delivers such updates with each Compliance Certificate and timely delivers such Compliance Certificates,
(1) any inaccuracy in such schedules between due dates for Compliance Certificates shall not be a default hereunder and (2) such schedules shall be deemed to be amended upon delivery thereof.

         Schedule 5.1.2          -      Capitalization
         Schedule 5.1.3          -      Subsidiaries
         Schedule 5.1.8          -      Owned Real Property

                  The Borrower shall update the schedules listed immediately after this paragraph on the date on which the Borrower delivers each Compliance Certificate for the end of its fiscal year. Provided that the Borrower delivers such updates with each such annual Compliance Certificate and timely delivers such Compliance Certificates, (1) any inaccuracy in such schedules between due dates for such Compliance Certificates shall not be a default hereunder and (2) such schedules shall be deemed to be amended upon delivery thereof.

         Schedule 5.1.16         -      Insurance Policies


                  Should any of the information or disclosures provided on any of the other Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no such Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

           6. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

         The obligation of each Bank to make Loans and of the Administrative Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

         6.1 FIRST LOANS AND LETTERS OF CREDIT.

                  On the Closing Date:

                  6.1.1. OFFICER'S CERTIFICATE.

                           The representations and warranties of each of the
Loan Parties contained in Section 5 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Administrative Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

                  6.1.2. SECRETARY'S CERTIFICATE.

                           There shall be delivered to the Administrative Agent
for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                           (i) all action taken by each Loan Party in connection
with this Agreement and the other Loan Documents;

                           (ii) the names of the officer or officers authorized
to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Administrative Agent and each Bank may conclusively rely; and

                           (iii) with respect to each of the Loan Parties,
copies of their organizational documents, including their certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified as of a date which is not less than twenty-five (25) days prior to the Closing Date by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business .

                  6.1.3. DELIVERY OF LOAN DOCUMENTS.

                           6.1.3.1 GUARANTY AGREEMENT, NOTES AND INTERCOMPANY
SUBORDINATION AGREEMENT

                           The Guaranty Agreement, Notes and Intercompany
Subordination Agreement shall have been duly executed and delivered to the Administrative Agent for the benefit of the Banks.

                           6.1.3.2 INTERCREDITOR AGREEMENT--AUTHORIZATION TO
EXECUTE AND DELIVER

                           The holders of the Senior Notes and the
Administrative Agent shall have executed the Intercreditor Agreement. The Banks hereby authorize the Administrative Agent to execute the Intercreditor Agreement and acknowledge that the Banks and the Administrative Agent shall be bound thereby upon such execution and the execution of the other parties thereto.

                           6.1.4. DELIVERY OF FINANCIAL STATEMENTS.

                           The Company shall have delivered to the
Administrative Agent and the Banks its audited financial statements for its fiscal year ended February 3, 2001 in accordance with the requirements described in Section 7.3.2 [Annual Financial Statements].

                  6.1.5. OPINION OF COUNSEL.

                           There shall be delivered to the Administrative Agent
for the benefit of each Bank a written opinion of in house counsel for the Loan Parties and Vorys, Sater, Seymour and Pease LLP, outside counsel for the Loan Parties (each of whom may rely on the other's opinion), each dated the Closing Date and in form and substance satisfactory to the Administrative Agent and its counsel:

                           (i) as to the matters set forth in EXHIBIT 6.1.5
[Requirements of Opinions of Counsel]; and

                           (ii) as to such other matters incident to the
transactions contemplated herein as the Administrative Agent may reasonably request.

                  6.1.6. LEGAL DETAILS.

                           All legal details and proceedings in connection with
the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and said counsel, as the Administrative Agent or said counsel may reasonably request.

                  6.1.7. PAYMENT OF FEES.

                           The Borrower shall have paid or caused to be paid to
the Administrative Agent for itself and for the account of the Banks to the extent not previously paid the Facility Fees, all other commitment and other fees accrued through the Closing Date and the costs and expenses for which the Administrative Agent and the Banks are entitled to be reimbursed.

                  6.1.8. CONSENTS.

                           All material consents and approvals required to
effectuate the transactions contemplated hereby as set forth on SCHEDULE 5.1.13 shall have been obtained.

                  6.1.9. OFFICER'S CERTIFICATE REGARDING MACS.

                           Since February 3, 2001 no Material Adverse Change
shall have occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party ; and there shall have been delivered to the Administrative Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

                  6.1.10. NO VIOLATION OF LAWS.

                           The making of the Loans and the issuance of the
Letters of Credit and consummation of the transactions contemplated hereunder shall not contravene any Law applicable to any Loan Party.

                  6.1.11. NO ACTIONS OR PROCEEDINGS.

                           No action, proceeding, investigation, regulation or
legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

                  6.1.12. INSURANCE POLICIES; CERTIFICATES OF INSURANCE; ENDORSEMENTS.

                           The Loan Parties shall have delivered evidence
acceptable to the Administrative Agent that adequate insurance in compliance with Section 7.1.3[Maintenance of Insurance] is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of each Loan Party's casualty insurance policy or policies evidencing coverage satisfactory to the Administrative Agent.

                  6.1.13. ISSUANCE OF SENIOR UNSECURED NOTES.

                           The Company shall have issued its fixed rate senior
unsecured notes (the "Senior Notes") and the aggregate principal amount thereof shall equal or exceed $150,000,000 and the terms thereof shall otherwise be acceptable to the Administrative Agent.

                  6.1.14. LIEN SEARCH.

                           The parties shall have ordered a Lien search with
respect to the Borrower (and not the Borrower's Subsidiaries) satisfactory to the Administrative Agent and the results of which that have been received by the Administrative Agent on the Closing Date shall be satisfactory and shall constitute a satisfactory portion of the total results expected with the balance expected to be received within seven (7) days following the Closing Date.

                  6.1.15. TERMINATION OF PRIOR CREDIT AGREEMENT; APPROVAL OF PAYOFF LETTER.

                           6.1.15.1 TERMINATION OF PRIOR CREDIT AGREEMENT.

                           The Borrower shall have terminated the Prior Credit
Agreement and paid all amounts owed thereunder and the parties thereto shall have executed and delivered a payoff letter in connection with such termination and repayment.

                           6.1.15.2 APPROVAL OF PAYOFF LETTER.

                           The Banks which are a party hereto and which are also
parties to the Prior Credit Agreement hereby approve of the Payoff Letter relating to the Prior Credit Agreement in the form attached hereto and agree to be bound by the terms thereof.

         6.2 EACH ADDITIONAL LOAN OR LETTER OF CREDIT.

                  At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 5 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; and the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

                                  7. COVENANTS

         7.1 AFFIRMATIVE COVENANTS.

                  The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, the Loan Parties shall comply at all times with the following affirmative covenants:

                  7.1.1. PRESERVATION OF EXISTENCE, ETC.

                           Except for the Migration, each Loan Party shall, and
shall cause each of its Subsidiaries other than the Excluded Inactive Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 7.2.6 [Liquidations, Mergers, Etc.] and for dissolutions of Subsidiaries which cease to have assets or conduct business.

                  7.1.2. PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC.

                           Each Loan Party shall, and shall cause each of its
Subsidiaries to, duly pay and discharge all material liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of the Loan Parties taken as a whole, PROVIDED that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any material Lien which may have attached as security therefor.

                  7.1.3. MAINTENANCE OF INSURANCE.

                           Each Loan Party shall, and shall cause each of its
Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent (it is acknowledged that current levels are acceptable). At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance required to be maintained by this Agreement and the other Loan Documents, and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties.

                  7.1.4. MAINTENANCE OF PROPERTIES AND LEASES.

                           Each Loan Party shall, and shall cause each of its
Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those material properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

                  7.1.5. MAINTENANCE OF PATENTS, TRADEMARKS, ETC.

                           Each Loan Party shall, and shall cause each of its
Subsidiaries to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

                  7.1.6. VISITATION RIGHTS.

                           Each Loan Party shall, and shall cause each of its
Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Banks to visit, no more than twice per year (unless an Event of Default has occurred and is continuing), during normal business hours and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, PROVIDED that each Bank (including the Administrative Agent) shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection. In the event any Bank desires to conduct an audit of any Loan Party, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Administrative Agent.

                  7.1.7. KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

                           The Company shall, and shall cause each Subsidiary
of the Company including the Borrower to, maintain and keep proper books and records which enable the Company and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Company or any Subsidiary of the Company, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                  7.1.8. PLANS AND BENEFIT ARRANGEMENTS.

                           The Borrower shall, and shall cause each other member
of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

                  7.1.9. COMPLIANCE WITH LAWS.

                           Each Loan Party shall, and shall cause each of its
Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, PROVIDED that it shall not be deemed to be a violation of this Section 7.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would reasonably be expected to constitute a Material Adverse Change.

                  7.1.10. USE OF PROCEEDS.

                           The Loan Parties will use the Letters of Credit and
the proceeds of the Loans in accordance with the preamble of this Agreement. The Loan Parties shall not use the Letters of Credit or the proceeds of the Loans for any purposes which contravenes any applicable Law or any provision hereof.

                  7.1.11. SUBORDINATION OF INTERCOMPANY LOANS.

                           Each Loan Party shall cause any intercompany
Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

         7.2 NEGATIVE COVENANTS.

                  The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, the Loan Parties shall comply with the following negative covenants:

                  7.2.1. INDEBTEDNESS.

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

                           (i) Indebtedness under the Loan Documents;

                           (ii) The Senior Notes and other existing Indebtedness
as set forth on SCHEDULE 7.2.1 (including any extensions or renewals thereof; PROVIDED there is no increase in the amount thereof, or an increase in the effective interest rate thereof or an earlier maturity date for any payment payable thereunder or the provision of any security or guaranties therefor unless otherwise specified on SCHEDULE 7.2.1);

                           (iii) Capitalized and operating leases as and to the
extent permitted under Section 7.2.18 [Capital Expenditures and Capital Leases];

                           (iv) Indebtedness secured by Purchase Money Security
Interests not exceeding $10,000,000;

                           (v) Indebtedness of a Loan Party to another Loan
Party which is subordinated in accordance with the provisions of Section 7.1.11[Subordination of Intercompany Loans];

                           (vi) Indebtedness under a Qualified Interest Rate
Protection Agreement; and

                           (vii) Unsecured Indebtedness provided that

                                    (1) such Indebtedness is pari passu in right
of payment with the Indebtedness hereunder,

                                    (2) such Indebtedness complies with Section
7.2.17 [Negative Pledges] and Section 7.2.20 [Maximum Leverage Ratio], and

                                    (3) the Loan Parties shall comply with
Section 4.5.2.3 [Mandatory Reduction of Commitments Upon a Prepayment of the Senior Notes, Material Recovery Event, Sale of Assets or Issuance of Debt] in connection with the incurrence of such Indebtedness.

                                    (4) the Loan Parties shall be in compliance
with their covenants under this Agreement after giving effect to such Indebtedness and shall demonstrate such compliance in the Compliance Certificate which they next deliver under this Agreement pursuant to Section 7.3.3 [Certificate of Borrower].

                  7.2.2. LIENS.

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

                  7.2.3. GUARANTIES.

                           Except as otherwise permitted under Section 7.2.1
[Indebtedness], each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder.

                  7.2.4. LOANS AND INVESTMENTS.

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                  (i) trade credit extended on usual and customary terms in the ordinary course of business;

                  (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

                  (iii) Permitted Investments;

                  (iv) loans, advances and investments in other Loan Parties;

                  (v) Investments other than those set forth hereinabove not to exceed $35,000,000 at any time outstanding;

                  (vi) investments in notes and other securities received in settlement of overdue debts and accounts payable in the ordinary course of business and for amounts which, individually and in the aggregate, are not material to the Loan Parties and their Subsidiaries;

                  (vii) investments in the nature of seller financing or other consideration received in any disposition (including any sale, lease, sale-leaseback, assignment or transfer) of assets or property by any Loan Party or a Subsidiary of a Loan Party, PROVIDED that the aggregate value of all such investments at any time (based on the value at the time of the acquisition thereof but reduced by payments or other realization thereon) shall not exceed $10,000,000; and.

                  (viii) investments in Qualified Interest Rate Protection Agreements.

                  7.2.5. DIVIDENDS AND RELATED DISTRIBUTIONS.

                           Except as provided below, each of the Loan Parties
shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except dividends or other distributions payable to another Loan Party. The Company may declare and pay dividends on its capital stock which are payable solely in shares of its capital stock or other equity interests of the Company. So long as no Event of Default exists and is continuing, the Company may (i) pay cash dividends on its capital stock, or (ii) make purchases and redemptions of its capital stock pursuant to existing plans, provided that the aggregate of all such cash dividends, purchases and redemptions referred to in clauses (i) and (ii) made after the Closing Date does not at the time of any payment exceed the Dividend Limitation after giving effect to such payment.

                  7.2.6. LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS.

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, PROVIDED that

                           (1)      any Loan Party other than the Borrower may
consolidate or merge into another Loan Party which is directly or indirectly wholly-owned by one or more of the other Loan Parties, or in connection with the Migration, and

                           (2)      any Loan Party may acquire by merger,
purchase or otherwise all or substantially all of the assets of any other Person or any division or subsidiary of such other Person if:

                                    (a)     the Borrower is in compliance with
all of the provisions of this Agreement immediately prior to such acquisition and after giving effect to such acquisition the Borrower will be in compliance with all of the provisions of this Agreement;

                                    (b)     with respect to any acquisition of
capital stock of another Person, the Borrower shall acquire at least fifty percent (50%) of such capital stock so that such other Person shall become a Subsidiary of the Borrower, and such Person shall join in the Master Guaranty Agreement in accordance with Section 10.18, provided that any Subsidiary which is organized, owns assets and conducts its business in a jurisdiction other than the United States (each a "Foreign Subsidiary") shall not be required to join the Master Guaranty Agreement if both of the following are true: (i) the total assets of all of the Foreign Subsidiaries which are not Guarantors is less than 10% of the total consolidated assets of the Company and its Subsidiaries and
(ii) the total consolidated revenues of all of the Foreign Subsidiaries which are not Guarantors for the immediately preceding fiscal year is less than 10% of the total consolidated revenues of the Company and its Subsidiaries for such year; and

                                    (c)     if the Acquisition Consideration in
connection with such transaction payable by the Loan Parties exceeds $25,000,000, the Loan Parties shall deliver to the Administrative Agent and the Banks at least ten (10) Business Days before such transaction a Compliance Certificate demonstrating that the Loan Parties shall be in compliance with the covenants hereunder after giving effect to such transaction.

                  7.2.7. DISPOSITIONS OF ASSETS OR SUBSIDIARIES.

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

                  (i) transactions involving the sale of inventory in the ordinary course of business;

                  (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business;

                  (iii) any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party;

                  (iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 7.2.19 [Capital Expenditures and Capital Leases];

                  (v) any sale or transfer by the Company of the capital stock or other equity interests of the Company; or

                  (vi) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (v) above, provided that:

                                    (a) there shall not exist any Event of
Default or Potential Default after such sale,

                                    (b)     the Loan Parties shall be in
compliance with all of the covenants herein applicable to any Loan Party or its Subsidiaries and with respect to any sale the proceeds of which exceed $10,000,000, the Borrower shall deliver a Compliance Certificate to the Administrative Agent for the benefit of the Banks at least ten (10) Business Days before such sale confirming the same; and

                                    (c)     the Loan Parties comply with Section
4.5.2 [Mandatory Reduction of Commitments Upon a Prepayment of Senior Notes, Material Recovery Event, Sale of Assets or Issuance of Debt] in connection with such sale and the disposition of the proceeds therefrom.

                  7.2.8. AFFILIATE TRANSACTIONS.

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person other than a Loan Party) unless such transaction is not otherwise prohibited by this

Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions (including without limitation employment arrangements with any Executive Officer of the Borrower and its Subsidiaries) which are fully disclosed to the Administrative Agent and is in accordance with all applicable Law.

                  7.2.9. SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES; EXCLUDED INACTIVE SUBSIDIARIES.

                           7.2.9.1 SUBSIDIARIES, PARTNERSHIPS AND JOINT
VENTURES.

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; (ii) any Subsidiary acquired or formed after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 10.18 [Joinder of Guarantors]; (iii) any Foreign Subsidiary, provided that such Foreign Subsidiary shall join this Agreement as a Guarantor if the conditions described in both clauses (i) and (ii) of the last sentence of Section 7.2.6(2)(b) [Liquidations, Mergers, Consolidations, Acquisitions] are not met, and (iv) any Excluded Inactive Subsidiary. Each of the Loan Parties shall not become or agree to become (1) a general or limited partner in any general or limited partnership or a joint venturer in any joint venture, other than solely with other Loan Parties or (2) a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interests in, other Loan Parties.

                           7.2.9.2 EXCLUDED INACTIVE SUBSIDIARIES.

                           The Loan Parties shall not permit any Excluded
Inactive Subsidiary to acquire or hold any material assets, incur or suffer to exist any material liabilities, except for the New York Potential Tax Claim, or to conduct any material business.

                  7.2.10. CONTINUATION OF OR CHANGE IN BUSINESS.

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, engage in any business other than the wholesale and retail sale of general merchandise, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business. This Section 7.2.10 shall not prohibit the Company, the Borrower or any Subsidiary thereof from engaging in a business which provides services common to the retail or wholesale trade in general merchandise to the Company, the Borrower or any Subsidiary thereof or to any Person engaged in the sale of general retail merchandise.

                  7.2.11. PLANS AND BENEFIT ARRANGEMENTS.

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to:

                           (i) fail to satisfy the minimum funding requirements
of ERISA and the Internal Revenue Code with respect to any Plan;

                           (ii) request a minimum funding waiver from the
Internal Revenue Service with respect to any Plan;

                           (iii) engage in a Prohibited Transaction with any
Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

                           (iv) permit the aggregate actuarial present value of
all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

                           (v) fail to make when due any contribution to any
Multiemployer Plan that the Borrower or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

                           (vi) withdraw (completely or partially) from any
Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrower or any member of the ERISA Group;

                           (vii) terminate, or institute proceedings to
terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the ERISA Group;

                           (viii) make any amendment to any Plan with respect to
which security is required under Section 307 of ERISA; or

                           (ix) fail to give any and all notices and make all
disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

                  7.2.12. FISCAL YEAR.

                           The Company shall not, and shall not permit any
Subsidiary of the Company to, change its fiscal year from the fifty-two/fifty-three week fiscal year beginning on the Sunday closest to February 1, and ending on the Saturday closest to February 1 of each year.

                  7.2.13. ISSUANCE OF STOCK.

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof other than to another Loan Party or Subsidiary of a Loan Party; except issuance of stock options or warrants issued in connection with compensation matters in the ordinary course of business that the Company may issue shares of its capital stock or other equity interests of the Company.

                  7.2.14. CHANGES IN ORGANIZATIONAL DOCUMENTS.

                           The Company shall not amend in any respect its
certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least five (5) calendar days' prior written notice to the Administrative Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Banks, except that the Loan Parties may complete the Migration provided that the Borrower shall, at least five (5) calendar days prior to the effective date thereof, notify the Administrative Agent and the Banks of such amendment and provide copies of the relevant documentation effecting such change and, on or before the effective date of such Migration, cause the successor to the Company to execute a Guarantor Joinder and deliver a confirming opinion of its counsel acceptable to the Administrative Agent with respect to such successor and Guarantor Joinder.

                  7.2.15. AMENDMENT TO SENIOR NOTES.

                           The Loan Parties shall not waive or amend provisions
under the Senior Note Agreement, the Senior Notes or any restatements or replacements thereof or the documentation evidencing the same if such amendment would require payment of interest or principal under the Senior Notes on a date which is earlier than the due date for such interest or principal payment contained in the Senior Note Agreement or the Senior Notes on the Closing Date. The Loan Parties shall deliver copies to the Administrative Agent of any waiver or amendment to the Senior Note Agreement or the Senior Notes within 5 Business Days after the effective date thereof.

                  7.2.16. NO PREPAYMENT OF DEBT.

                           The Loan Parties shall not permit the payment or
prepayment, directly or indirectly (excluding the Senior Notes which are addressed below), of any principal of any other Indebtedness for money borrowed if the principal amount thereof exceeds $10,000,000 ("Material Indebtedness") of the Loan Parties or their Subsidiaries. The Loan Parties may not make any principal payments of any series or tranche of the Senior Notes prior to the maturity date of such series or tranche or any purchase or redemption of any of such Senior Notes, provided that the Loan Parties may make payments of principal of any series or tranche of the Senior Notes prior to the maturity date of such series or tranche provided that simultaneously with any such payment (excluding any prepayment in connection with an asset sale pursuant to Section 10.5 (Sale of Assets) of the Senior Note Purchase Agreement if the Loan Parties are making a prepayment under Section 4.5.2.3) (each such payment a "Senior Note Payment") the

Loan Parties shall make a payment on the Loans and reduce the Commitments hereunder in amounts set forth in Section 4.5.2.1and pursuant to the terms thereof.

                  7.2.17. NEGATIVE PLEDGES.

                           Each of the Loan Parties covenants and agrees that it
shall not, and shall not permit any of its Subsidiaries to, enter into any agreement with any Person which prohibits or restricts in any manner the right of any of the Loan Parties to grant Liens in any of their assets to any Person or imposes any conditions which must be satisfied in order for any such Liens to be so granted or creates any breach or default, whether absolute, conditional or potential upon the occurrence of any grant of such Liens, except for the provisions contained in Section 10.4 of the Senior Note Purchase Agreement.

                  7.2.18. CAPITAL EXPENDITURES AND CAPITAL LEASES.

                           Each of the Loan Parties shall not, and shall not
permit any of its Subsidiaries to, make any payments in any fiscal year on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease exceeding the amount set forth in the grid below for the periods specified in such grid, provided that if the Loan Parties do not incur the maximum amount permitted in any year (without giving effect to any increase in such maximum amount pursuant to this proviso), the amount permitted in the next year (but not in any year thereafter) shall be increased by the difference between such maximum and the actual amount expended.


------------------------------------------------------------ ---------------------------------------------------------
               FISCAL YEAR ENDING (NEAREST)                           MAXIMUM AMOUNT OF CAPITAL EXPENDITURES

------------------------------------------------------------ ---------------------------------------------------------
                     January 31, 2002                                              $125,000,000
------------------------------------------------------------ ---------------------------------------------------------
                     January 31, 2003                                              $150,000,000
------------------------------------------------------------ ---------------------------------------------------------
                     January 31, 2004                                              $125,000,000
------------------------------------------------------------ ---------------------------------------------------------


                  7.2.19. MINIMUM FIXED CHARGE COVERAGE RATIO.

                           The Loan Parties shall not permit the Fixed Charge
Coverage Ratio, calculated as of the end of each fiscal quarter for the four (4) fiscal quarters then ended, to be less than the following levels as of the following quarter-ends:


------------------------------------------------------------ ---------------------------------------------------------
              FISCAL QUARTER ENDING (NEAREST)                                     MINIMUM RATIO
------------------------------------------------------------ ---------------------------------------------------------
                       July 31, 2001                                                1.9 to 1.0
------------------------------------------------------------ ---------------------------------------------------------
                     October 31, 2001                                               1.9 to 1.0
------------------------------------------------------------ ---------------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------
              FISCAL QUARTER ENDING (NEAREST)                                     MAXIMUM RATIO
------------------------------------------------------------ ---------------------------------------------------------
                     January 31, 2002                                               1.9 to 1.0
------------------------------------------------------------ ---------------------------------------------------------
               April 30, 2002 and thereafter                                        2.0 to 1.0
------------------------------------------------------------ ---------------------------------------------------------


                  7.2.20. MAXIMUM LEVERAGE RATIO.

                           The Loan Parties shall not permit the Leverage Ratio,
calculated as of the end of each fiscal quarter, to be greater than the following levels as of the following quarter-ends:


------------------------------------------------------------ ---------------------------------------------------------
              FISCAL QUARTER ENDING (NEAREST)                                     MAXIMUM RATIO
------------------------------------------------------------ ---------------------------------------------------------
                       July 31, 2001                                               3.25 to 1.0
------------------------------------------------------------ ---------------------------------------------------------
                     October 31, 2001                                              3.35 to 1.0
------------------------------------------------------------ ---------------------------------------------------------
                     January 31, 2002                                              2.75 to 1.0
------------------------------------------------------------ ---------------------------------------------------------
                      April 30, 2002                                               2.75 to 1.0
------------------------------------------------------------ ---------------------------------------------------------
                       July 31, 2002                                               2.85 to 1.0
------------------------------------------------------------ ---------------------------------------------------------
                     October 31, 2002                                              3.00 to 1.0
------------------------------------------------------------ ---------------------------------------------------------
                     January 31, 2003                                              2.50 to 1.0
------------------------------------------------------------ ---------------------------------------------------------
                      April 30, 2003                                               2.50 to 1.0
------------------------------------------------------------ ---------------------------------------------------------
                       July 31, 2003                                               2.50 to 1.0
------------------------------------------------------------ ---------------------------------------------------------
                     October 31, 2003                                              2.75 to 1.0
------------------------------------------------------------ ---------------------------------------------------------
              January 31, 2004 and thereafter                                      2.50 to 1.0
------------------------------------------------------------ ---------------------------------------------------------


                  7.2.21. MINIMUM Consolidated Net Worth.

                           The Loan Parties will not permit Consolidated Net
Worth at any time to be less than (i) $800,000,000 plus (ii) the cumulative sum of 50% of Consolidated Net Income (but only if a positive number) for each fiscal quarter ending after March 31, 2001.

         7.3 REPORTING REQUIREMENTS.

                  The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Banks:

                  7.3.1. QUARTERLY FINANCIAL STATEMENTS.

                           As soon as available and in any event within sixty
(60) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Company, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail (it is acknowledged that deliveries of financial statements with the Company's 10Q currently satisfy the foregoing requirements) and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

                  7.3.2. ANNUAL FINANCIAL STATEMENTS.

                           As soon as available and in any event within one
hundred and twenty (120) days after the end of each fiscal year of the Company, financial statements of the Company consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year (it is acknowledged that deliveries of financial statements with the Company's 10K currently satisfy the foregoing requirements), and certified by independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents. The Loan Parties shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Administrative Agent and the Banks substantially (i) to the effect that, based upon their ordinary and customary examination of the affairs of the Company, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to Section 7.3.3 [Certificate of the Borrower] with respect to such financial statements and (ii) to the effect that the Banks are intended to rely upon such accountant's certification of the annual financial statements and that such accountants authorize the Loan Parties to deliver such reports and certificate to the Banks on such accountants' behalf.

                  7.3.3. CERTIFICATE OF THE BORROWER.

                           Concurrently with the financial statements of the
Company furnished to the Administrative Agent and to the Banks pursuant to Sections 7.3.1 [Quarterly Financial Statements] and 7.3.2 [Annual Financial Statements], a certificate of the Borrower and the Company signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower and the Company, in the form of EXHIBIT 7.3.3 (each a "Compliance Certificate"), to the effect that, except as described pursuant to Section 7.3.4 [Notice of Default],
(i) the representations and warranties contained in Section 5 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in
Section 7.2 [Negative Covenants].

                  7.3.4. NOTICE OF DEFAULT.

                           Promptly after any officer of any Loan Party has
learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the such Loan Party proposes to take with respect thereto.

                  7.3.5. NOTICE OF LITIGATION.

                           Promptly after the commencement thereof, notice of
all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which involve a claim or series of claims in excess of $10,000,000 or which if adversely determined would constitute a Material Adverse Change.

                  7.3.6. CERTAIN EVENTS.

                  (i) Written notice to the Administrative Agent at least ten
(10) Business Days prior thereto, with respect to any proposed sale or transfer of assets pursuant to Section 7.2.7(vi).

                  (ii) within the time limits set forth in Section 7.2.14 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party; and


                  7.3.7. Forecasts, Other Reports and Information.

                           Promptly upon their becoming available to the
Borrower:

                           (i) the annual forecasts (which each year shall be
for at least the three (3) subsequent years) or projections of the Borrower, to be supplied not later than thirty (30) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,

                           (ii) any reports including management letters
submitted to the Company or the Borrower by independent accountants in connection with any annual, interim or special audit,

                           (iii) any reports, notices or proxy statements
generally distributed by the Company to its stockholders on a date no later than the date supplied to such stockholders,

                           (iv) regular or periodic reports, including Forms
10-K, 10-Q and 8-K, registration statements and prospectuses, filed by the Company with the Securities and Exchange Commission,

                           (v) a copy of any material order in any material
proceeding to which the Borrower, the Company or any of its Subsidiaries is a party issued by any Official Body, and

                           (vi) such other reports and information as any of the
Banks may from time to time reasonably request. The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

                  7.3.8. NOTICES REGARDING PLANS AND BENEFIT ARRANGEMENTS.

                           7.3.8.1 CERTAIN EVENTS.

                                        Promptly upon becoming aware of the
occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                           (i) any Reportable Event with respect to the Borrower
or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                           (ii) any Prohibited Transaction which could subject
the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of

ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                           (iii) any assertion of material withdrawal liability
with respect to any Multiemployer Plan,

                           (iv) any partial or complete withdrawal from a
Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                           (v) any cessation of operations (by the Borrower or
any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                           (vi) withdrawal by the Borrower or any other member
of the ERISA Group from a Multiple Employer Plan,

                           (vii) a failure by the Borrower or any other member
of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                           (viii) the adoption of an amendment to a Plan
requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                           (ix) any change in the actuarial assumptions or
funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

                           7.3.8.2 NOTICES OF INVOLUNTARY TERMINATION AND ANNUAL
REPORTS.

                                        Promptly after receipt thereof, copies
of (a) all notices received by the Borrower or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Administrative Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

                           7.3.8.3 NOTICE OF VOLUNTARY TERMINATION.

                                        Promptly upon the filing thereof, copies
of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                   8. DEFAULT

         8.1 EVENTS OF DEFAULT.

                  An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                  8.1.1. PAYMENTS UNDER LOAN DOCUMENTS.

                           The Borrower shall fail to pay when due any principal
of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing or shall fail to pay any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents (excluding principal on Loans addressed above) within three
(3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

                  8.1.2. BREACH OF WARRANTY.

                           Any representation or warranty made at any time by
any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                  8.1.3. BREACH OF NEGATIVE COVENANTS OR VISITATION RIGHTS.

                           Any of the Loan Parties shall default in the
observance or performance of any covenant contained in Section 7.1.6 [Visitation Rights] or Section 7.2 [Negative Covenants];

                  8.1.4. BREACH OF OTHER COVENANTS.

                           Any of the Loan Parties shall default in the
observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Administrative Agent in its sole discretion);

                  8.1.5. DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS.

                           A default or event of default shall occur at any time
under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $10,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                  8.1.6. FINAL JUDGMENTS OR ORDERS.

                           Any final judgments or orders for the payment of
money in excess of $10,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of sixty
(60) days from the date of entry;

                  8.1.7. LOAN DOCUMENT UNENFORCEABLE.

                           Any of the Loan Documents shall cease to be legal,
valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the remedies, powers or privileges intended to be created thereby;

                  8.1.8. PROCEEDINGS AGAINST ASSETS.

                           Any of the Loan Parties' or any of their material
Subsidiaries' assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within sixty (60) days thereafter;

                  8.1.9. NOTICE OF LIEN OR ASSESSMENT.

                           A notice of Lien or assessment in excess of
$10,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' or any of their Subsidiaries' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

                  8.1.10. INSOLVENCY.

                           Any Loan Party or any material Subsidiary of a Loan
Party ceases to be solvent or admits in writing its inability to pay its debts as they mature; provided that any Loan Party which does not have any material assets or conduct business may dissolve in the ordinary course of its business;

                  8.1.11. EVENTS RELATING TO PLANS AND BENEFIT ARRANGEMENTS.

                           Any of the following occurs:  (i) any Reportable
Event, which the Administrative Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Administrative Agent determines in good faith that the amount of the Loan Parties' liability is likely to exceed 10% of its consolidated tangible net worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi),
(vii), (viii) or (ix), the Administrative Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

                  8.1.12. CESSATION OF BUSINESS.

                           Any Loan Party or Subsidiary of a Loan Party ceases
to conduct its business as contemplated, except as expressly permitted under
Section 7.2.6 [Liquidations, Mergers, Etc.] or 7.2.7 [Dispositions of Assets or Subsidiaries], or any Loan Party or Subsidiary of a Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

                  8.1.13. CHANGE OF CONTROL.

                           Any person or group of persons (within the meaning of
Section 13(a) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 33.33% or more of the voting capital stock of the Company; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors on the board of directors of the Company on the first day of such period together with any directors whose election by such board of directors or whose nomination for election by the shareholders was approved by a vote of the majority of the directors then in office shall cease to constitute a majority of the board of directors of the Company;

                  8.1.14. INVOLUNTARY PROCEEDINGS.

                           A proceeding shall have been instituted in a court
having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party (except for the Permitted Exception) in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                  8.1.15. VOLUNTARY PROCEEDINGS.

                           Any Loan Party or Subsidiary of a Loan Party shall
commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

         8.2 CONSEQUENCES OF EVENT OF DEFAULT.

                  8.2.1. EVENTS OF DEFAULT OTHER THAN BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                           If an Event of Default specified under Sections 8.1.1
through 8.1.13 shall occur and be continuing, the Banks and the Administrative Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Administrative Agent may, and upon the request of the Required Banks, shall by written notice to the Borrower, take one or more of the following actions: (i) terminate the Commitments and thereupon the Commitments shall be terminated and of no further force and effect, (ii) declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in an interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Banks, and grants to the Administrative Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Administrative Agent shall return such cash collateral to the Borrower; and

                  8.2.2. BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                           If an Event of Default specified under Section 8.1.14
[Involuntary Proceedings] or 8.1.15 [Voluntary Proceedings] shall occur, the Commitments shall be terminated, the Banks shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                  8.2.3. SET-OFF.

                           If an Event of Default shall occur and be continuing,
any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 9.13 [Equalization of Banks] and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Administrative Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Bank or the Administrative Agent; and

                  8.2.4. SUITS, ACTIONS, PROCEEDINGS.

                           If an Event of Default shall occur and be continuing,
and whether or not the Administrative Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 8.2, the Administrative Agent or, with the approval of the Required Banks, any Bank if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent or such Bank; and

                  8.2.5. APPLICATION OF PROCEEDS.

                           From and after the date on which the Administrative
Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

                           (i) first, to reimburse the Administrative Agent and
the Banks for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Administrative Agent or the Banks in connection with collection of any Obligations of any of the Loan Parties under any of the Loan Documents;

                           (ii) second, to the repayment of all Indebtedness
then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Administrative Agent may determine in its discretion; and

                           (iii) the balance, if any, as required by Law.

                  8.2.6. OTHER RIGHTS AND REMEDIES.

                           In addition to all of the rights and remedies
contained in this Agreement or in any of the other Loan Documents, the Administrative Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Administrative Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Administrative Agent and the Banks under the Loan Documents or applicable Law.

                          9. THE ADMINISTRATIVE AGENT
                             ------------------------
         9.1 APPOINTMENT.

                  Each Bank hereby irrevocably designates, appoints and authorizes National City Bank to act as Administrative Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. National City Bank agrees to act as the Administrative Agent on behalf of the Banks to the extent provided in this Agreement.

         9.2 DELEGATION OF DUTIES.

                  The Administrative Agent may perform any of its duties hereunder by or through agents or employees (PROVIDED such delegation does not constitute a relinquishment of its duties as Administrative Agent) and, subject to Sections 9.5 [Reimbursement of Administrative Agent by Borrower, Etc.] and
9.6 [Exculpatory Provisions; Limitation of Liability], shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

         9.3 NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION.

                  The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Administrative Agent has not made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Administrative Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

         9.4 ACTIONS IN DISCRETION OF ADMINISTRATIVE AGENT; INSTRUCTIONS FROM THE BANKS.

                  The Administrative Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Administrative Agent's rights, powers or discretion herein, PROVIDED that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Administrative Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 9.6 [Exculpatory Provisions, Etc.]. Subject to the provisions of Section 9.6, no Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Administrative Agent.

         9.5 REIMBURSEMENT AND INDEMNIFICATION OF ADMINISTRATIVE AGENT BY THE BORROWER.

                  The Borrower unconditionally agrees to pay or reimburse the Administrative Agent and hold the Administrative Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers and environmental consultants, incurred by the Administrative Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof,
(iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and
(iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Administrative Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

         9.6 EXCULPATORY PROVISIONS; LIMITATION OF LIABILITY.

                  Neither the Administrative Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Administrative Agent or any of their respective Subsidiaries against the Administrative Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the [Loan Parties, (for itself and on behalf of each of its Subsidiaries)], the Administrative Agent and each Bank hereby waive, releases and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder or given to the Administrative Agent for the account of or with copies for the Banks, the Administrative Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with an credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Administrative Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

         9.7 REIMBURSEMENT AND INDEMNIFICATION OF ADMINISTRATIVE AGENT BY BANKS.

                  Each Bank agrees to reimburse and indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder, PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Administrative Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Administrative Agent in connection with the Administrative Agent's periodic audit of the Loan Parties' books, records and business properties.

         9.8 RELIANCE BY ADMINISTRATIVE AGENT.

                  The Administrative Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         9.9 NOTICE OF DEFAULT.

                  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Administrative Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

         9.10 NOTICES.

                  The Administrative Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Administrative Agent shall promptly notify the Borrower and the other Banks of each change in the Alternate Base Rate and the effective date thereof.

         9.11 BANKS IN THEIR INDIVIDUAL CAPACITIES; ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

                  With respect to its Revolving Credit Commitment and the Revolving Credit Loans the 364-Day Loan Commitment and 364-Day Loans made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Administrative Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Administrative Agent, and the term "Bank" and "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. National City Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, issue letters of credit for the account of, acquire equity interests in, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, the Loan Parties and their Affiliates, in the case of the Administrative Agent, as though it were not acting as Administrative Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder, in each case without notice to or consent of the other Banks. The Banks acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may (i) receive information regarding the Loan Parties or any of their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Loan Parties or such Subsidiary or Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

         9.12 HOLDERS OF NOTES.

                  The Administrative Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         9.13 EQUALIZATION OF BANKS.

                  The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Section 3.4.3 [Administrative Agent's and Bank's Rights],
4.4.2 [Replacement of a Bank] or 4.6 [Additional Compensation in Certain Circumstances]. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, PROVIDED that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

         9.14 SUCCESSOR ADMINISTRATIVE AGENT.

                  The Administrative Agent (i) may resign as Administrative Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Administrative Agent is a Bank, the Administrative Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 4.4.2 [Replacement of a Bank], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Administrative Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Administrative Agent's notice to the Banks of its resignation, then the Administrative Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Administrative Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent, effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the resignation of any Administrative Agent hereunder, the provisions of this Section 9 shall inure to the benefit of such former Administrative Agent and such former Administrative Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Administrative Agent under this Agreement.

         9.15 ADMINISTRATIVE AGENT'S FEE.

                  The Borrower shall pay to the Administrative Agent a nonrefundable fee (the "Administrative Agent's Fee") under the terms of a letter (the "Administrative Agent's Letter") between the Borrower and Administrative Agent, as amended from time to time.

         9.16 AVAILABILITY OF FUNDS.

                  The Administrative Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Administrative Agent unless the Administrative Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Administrative Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 9.16 or using proceeds deposited with the Administrative Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Administrative Agent). The Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three
(3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

         9.17 CALCULATIONS.

                  In the absence of gross negligence or willful misconduct, the Administrative Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Administrative Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

         9.18 BENEFICIARIES.

                  Except as expressly provided herein, the provisions of this
Section 9 are solely for the benefit of the Administrative Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

         9.19 ABSENCE OF DUTIES OF DOCUMENTATION AGENTS, MANAGING AGENTS AND SYNDICATION AGENT.

                  The Documentation Agents, Managing Agents and the Syndication Agent referenced on the cover page shall have no rights, obligations, powers or duties under this Agreement in such agency roles.

                               10. MISCELLANEOUS

         10.1 MODIFICATIONS, AMENDMENTS OR WAIVERS.

                  With the written consent of the Required Banks, the Administrative Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

                  10.1.1. INCREASE OF COMMITMENT; EXTENSION OF EXPIRATION DATE.

                           Increase the amount of the Revolving Credit
Commitment or 364-Day Loan Commitment of any Bank hereunder or extend the Revolving Credit Expiration Date or 364-Day Loan Expiration Date (except as provided in Section 2.11);

                  10.1.2. EXTENSION OF PAYMENT; REDUCTION OF PRINCIPAL INTEREST OR FEES; MODIFICATION OF TERMS OF PAYMENT.

                           Whether or not any Loans are outstanding, extend the
time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Revolving Credit Expiration Date or the 364-Day Expiration Date), the Facility Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Facility Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Loan, the Facility Fee or any other fee payable to any Bank;

                  10.1.3. RELEASE OF GUARANTOR.

                           Except for sales of assets permitted by Section 7.2.7
[Disposition of Assets or Subsidiaries], release any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations; or

                  10.1.4. MISCELLANEOUS.

                           Amend Section 4.2 [Pro Rata Treatment of Banks], 9.6
[Exculpatory Provisions, Etc.] or 9.13 [Equalization of Banks] or this Section 10.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder.

No agreement, waiver or consent which would modify the interests, rights or obligations of the Documentation Agents in their capacity as Documentation Agents, of the Administrative Agent in its capacity as Administrative Agent or shall be effective without the written consent of the Documentation Agents or the Administrative Agent, respectively.

         10.2 NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.

                  No course of dealing and no delay or failure of the Documentation Agents, the Administrative Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Administrative Agent, the Issuing Letter of Credit Banks and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         10.3 REIMBURSEMENT AND INDEMNIFICATION OF BANKS BY THE BORROWER; TAXES.

                  The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Administrative Agent and the Documentation Agents, as to which the Borrower's Obligations are set forth in
Section 9.5 [Reimbursement of Administrative Agent By Borrower, Etc.]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or

(ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Administrative Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Administrative Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Administrative Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission by any of the Loan Parties to pay or delay in paying any such taxes, fees or impositions.

         10.4 HOLIDAYS.

                  Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 3.2 [Interest Periods] with respect to Interest Periods under the Euro-Rate Option) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Revolving Credit Expiration Date or 364-Day Loan Expiration Date if such Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

         10.5 FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

                  10.5.1. NOTIONAL FUNDING.

                           Each Bank shall have the right from time to time,
without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the Euro-Rate Option applies at any time, PROVIDED that immediately following

(on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 4.6 [Additional Compensation in Certain Circumstances] than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank. 10.5.2. ACTUAL FUNDING.

                           Each Bank shall have the right from time to time to
make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this
Section 10.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 4.6 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

         10.6 NOTICES.

                  Any notice, request, demand, direction or other communication (for purposes of this Section 10.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this
Section 10.6) in accordance with this Section 10.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on SCHEDULE 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 10.6. Any Notice shall be effective:

                           (i) In the case of hand-delivery, when delivered;

                           (ii) If given by mail, four days after such Notice is
deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                           (iii) In the case of a telephonic Notice, when a
party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

                           (iv) In the case of a facsimile transmission, when
sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                           (v) In the case of electronic transmission, when
actually received;

                           (vi) In the case of a Website Posting, upon delivery
of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 10.6; and

                           (vii) If given by any other means (including by
overnight courier), when actually received.

Any Bank giving a Notice to a Loan Party shall concurrently send a copy thereof to the Administrative Agent, and the Administrative Agent shall promptly notify the other Banks of its receipt of such Notice.

         10.7 SEVERABILITY.

                  The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         10.8 GOVERNING LAW.

                  Each Letter of Credit and Section 2.10 [Letter of Credit Subfacility] shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or the International Standby Practices 98 (if provided for in the applicable application for such Letter of Credit), as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the State of Ohio without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the State of Ohio and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without regard to its conflict of laws principles.

         10.9 PRIOR UNDERSTANDING.

                  This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

         10.10 DURATION; SURVIVAL.

                  All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Administrative Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 7.1 [Affirmative Covenants], 7.2 [Negative Covenants] and 7.2.21 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 4 [Payments] and Sections 9.5 [Reimbursement of Administrative Agent by Borrower, Etc.], 9.7 [Reimbursement of Administrative Agent by Banks, Etc.] and 10.3 [Reimbursement of Banks by Borrower; Etc.], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

         10.11 SUCCESSORS AND ASSIGNS.

                           (i) This Agreement shall be binding upon and shall
inure to the benefit of the Banks, the Administrative Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein without consent of all of the Banks. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitment and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Administrative Agent with respect to any assignee, such consents not to be unreasonably withheld, PROVIDED that
(1) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Bank to an Affiliate of such Bank, (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made (a) in amounts less than $5,000,000 or
(b) in an amount which would cause the assigning Bank to hold a Commitment after such assignment which is greater than zero but less than $5,000,000, and (3) any Bank which assigns any portion of its Commitment shall assign a percentage of its Revolving Credit Commitment which equals the percentage of its 364-Day Loan Commitment which it is assigning. In the case of an assignment, upon receipt by the Administrative Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver new Notes to the assignee in an amount equal to the amount of the Revolving Credit Commitment and 364-Day Loan Commitment, as applicable, assumed by it and a new Revolving Credit Note or 364-Day Loan Note to the assigning Bank in an amount equal to the Revolving Credit Commitment or 364-Day Loan Commitment, as applicable, retained by it hereunder. Any Bank which assigns any or all of its

Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Administrative Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 8.2.3 [Set-off] (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 10.1.1 [Increase of Commitment, Etc.], 10.1.2 [Extension of Payment, Etc.], or 10.1.3 [Release of Guarantor]), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                           (ii) Any assignee or participant which is not
incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent the form of certificate described in Section 10.17 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), PROVIDED that such assignees and participants agree to be bound by the provisions of Section 10.12 [Confidentiality].

                           (iii) Notwithstanding any other provision in this
Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Administrative Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

         10.12 CONFIDENTIALITY.

                  10.12.1. GENERAL.

                           The Administrative Agent and the Banks each agree to
keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Administrative Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 10.11, and prospective assignees and participants (who shall otherwise agree to be bound by the provisions of this Section 10.12.1 even if they do not become a Purchasing Bank), (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

                  10.12.2. SHARING INFORMATION WITH AFFILIATES OF THE BANKS.

                           Each Loan Party acknowledges that from time to time
financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or affiliate of any Bank receiving such information shall be bound by the provisions of Section 10.12.1 as if it were a Bank hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

         10.13 COUNTERPARTS.

                  This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

         10.14 ADMINISTRATIVE AGENT'S OR BANK'S CONSENT.

                  Whenever the Administrative Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Administrative Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

         10.15 EXCEPTIONS.

                  The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

         10.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

                  EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF FRANKLIN COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO, AND WAIVES PERSONAL SERVICE OF ANY

AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 10.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

         10.17 TAX WITHHOLDING CLAUSE.

                  Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Administrative Agent, each other Bank or assignee or participant of a Bank) agrees that it will deliver to each of the Borrower and the Administrative Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under ss. 1.1441-1(c)(16) of the Income Tax Regulations (the "Regulations")) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under ss. 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in ss. 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Bank, assignee or participant required to deliver to the Borrower and the Administrative Agent a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows:
(A) each Bank which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Administrative Agent in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Administrative Agent). Each Bank, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Administrative Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Administrative Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S.

withholding tax, the Administrative Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under ss. 1.1441-7(b) of the Regulations. Further, the Agent is indemnified under ss. 1.1461-1(e) of the Regulations against any claims and demands of any Bank or assignee or participant of a Bank for the amount of any tax it deducts and withholds in accordance with regulations under ss. 1441 of the Internal Revenue Code.

         10.18 JOINDER OF GUARANTORS.

                  Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 7.2.9 [Subsidiaries, Partnerships and Joint Ventures] shall execute and deliver to the Administrative Agent (i) a Guarantor Joinder in substantially the form attached hereto as EXHIBIT 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; and (ii) documents in the forms described in Section
6.1 [First Loans] modified as appropriate to relate to such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Administrative Agent within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                      [SIGNATURE PAGES TO CREDIT AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto, by the officers thereunto duly authorized, have duly executed this Agreement as of the day and year first above written.

                                    BORROWER:

                                    CONSOLIDATED STORES CORPORATION, an
                                    Ohio corporation


                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------

                                    GUARANTORS:

                                    CONSOLIDATED STORES CORPORATION, a
                                    Delaware corporation


                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------


                                    MAC FRUGAL'S BARGAINS o CLOSE-OUTS,
                                    INC., a Delaware corporation

                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------


                                    TRO, INC., an Illinois corporation


                                    By:    /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------

                                    CAPITAL RETAIL SYSTEMS, INC., an Ohio
                                    corporation


                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------


                                    PNS STORES, INC.,  a California corporation


                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------


                                    WEST COAST LIQUIDATORS, INC., a California corporation


                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------


                                    C.S. ROSS COMPANY, an Ohio corporation


                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------


                                    CSC DISTRIBUTION, INC., an Alabama
                                    corporation


                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------


                                    CLOSEOUT DISTRIBUTION, INC., a
                                    Pennsylvania corporation


                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------

                                    INDUSTRIAL PRODUCTS OF NEW ENGLAND,
                                    INC., a Maine corporation


                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------


                                    TOOL AND SUPPLY COMPANY OF NEW
                                    ENGLAND, INC., a Delaware corporation

                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------


                                    MIDWESTERN HOME PRODUCTS, INC.,  a
                                    Delaware corporation


                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------


                                    MIDWESTERN HOME PRODUCTS COMPANY,
                                    LTD., an Ohio corporation


                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------


                                    CONSOLIDATED PROPERTY HOLDINGS,
                                    INC., a Nevada corporation


                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  President
                                           ----------------------------------


                                    GREAT BASIN LLC, a Delaware limited
                                    liability company


                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------

                                    SONORAN LLC, a Delaware limited liability company


                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------


                                    SAHARA LLC, a Delaware limited liability company


                                    By:   /s/ Albert J. Bell
                                        -------------------------------------
                                    Title:  Vice Chairman and CAO
                                           ----------------------------------

                                    ADMINISTRATIVE AGENT:

                                    NATIONAL CITY BANK, individually and as
                                    Administrative Agent, Lead Arranger and
                                    Managing Agent


                                    By:  /s/ Ralph A. Kapros
                                        -------------------------------------
                                    Title:  Sr. VP
                                           ----------------------------------


                                    SYNDICATION AGENT:

                                    FLEET NATIONAL BANK, individually and as Syndication Agent


                                    By:   /s/ Judith C.E. Kelly
                                        -------------------------------------
                                    Title:    Director
                                           ----------------------------------


                                    OTHER AGENTS:

                                    FIRST UNION NATIONAL BANK, individually
                                    and as Documentation Agent

                                    By:    /s/ Mark S. ???
                                        -------------------------------------
                                    Title:   Vice President
                                           ----------------------------------


                                    PNC BANK, NATIONAL ASSOCIATION,
                                    individually and as a Managing Agent and Documentation Agent


                                    By:    /s/ Bruce A. Kintrer
                                        -------------------------------------
                                    Title:   Vice President
                                           ----------------------------------

                                    BANK OF AMERICA, N.A., individually and as a Managing Agent


                                    By:  /s/ Amy Krovocheck
                                        -------------------------------------
                                    Title:    VP
                                           ----------------------------------


                                    THE BANK OF NEW YORK, individually and as a
                                    Managing Agent


                                    By:    /s/ William Barnum
                                        -------------------------------------
                                    Title:   VP
                                           ----------------------------------


                                    FIRSTAR BANK, N.A., individually and as a Managing Agent


                                    By:     /s/ Thomas L. Bayer
                                        -------------------------------------
                                    Title:   VP
                                           ----------------------------------


                                    OTHER BANKS:

                                    GUARANTY BANK


                                    By:    /s/ Scott Brewer
                                        -------------------------------------
                                    Title:    VP
                                           ----------------------------------


                                    HIBERNIA NATIONAL BANK


                                    By:   /s/ Matt Breemy
                                        -------------------------------------
                                    Title:   Portfolio Manager
                                           ----------------------------------


                                    LASALLE BANK NATIONAL ASSOCIATION


                                    By:   /s/ Dana J. Caphill IV
                                        -------------------------------------
                                    Title:   First Vice President
                                           ----------------------------------

                                    THE FIFTH THIRD BANK, CENTRAL OHIO


                                    By:  /s/ Ted Lape
                                        -------------------------------------
                                    Title:   Vice President
                                           ----------------------------------

                                    WELLS FARGO BANK, NATIONAL ASSOCIATION


                                    By:    /s/ Jim Heinz
                                        -------------------------------------
                                    Title:   Vice President
                                           ----------------------------------

                                    By:    /s/ Mary Falck
                                        -------------------------------------
                                    Title:   Senior Vice President
                                           ----------------------------------


                                    THE HUNTINGTON NATIONAL BANK


                                    By:  /s/ Mark A. Koscielski
                                        -------------------------------------
                                    Title:  Vice President
                                           ----------------------------------

                                    SOUTHTRUST BANK


                                    By:   /s/ Jon Hauseman
                                        -------------------------------------
                                    Title:   Group Vice President
                                           ----------------------------------

                                 SCHEDULE 1.1(A)

                                 PRICING GRID--
                 VARIABLE PRICING AND FEES BASED ON DEBT RATING

--------------------------------------------------------------------------------------------------------------------------------
                                                                  REVOLVING                                           364-DAY

            DEBT RATING    REVOLVING  REVOLVING      ALL IN        CREDIT        364-DAY    364-DAY     ALL IN         LOAN
             [S&P AND      CREDIT     CREDIT       REVOLVING      ALTERNATE       LOAN      LOAN        364-DAY      ALTERNATE
             MOODY'S,      FACILITY   EURO-RATE      CREDIT       BASE RATE     FACILITY    EURO-RATE   LOAN         BASE RATE
                                          -    -                                ---------
 LEVEL     RESPECTIVELY]      FEE       SPREAD       SPREAD        SPREAD          FEE        SPREAD     SPREAD       SPREAD
--------------------------------------------------------------------------------------------------------------------------------
            A- OR ABOVE

                OR

   I        A3 OR ABOVE      .100%      .650%        .750%          .000%         .085%       .665%       .750%        .000%
--------------------------------------------------------------------------------------------------------------------------------

               BBB+

                OR

   II          BAA1          .125%      .875%        1.000%         .000%         .100%       .900%       1.000%       .000%
--------------------------------------------------------------------------------------------------------------------------------

                BBB

                OR

  III          BAA2          .150%      1.100%       1.250%         .000%         .125%       1.125%      1.250%       .000%
--------------------------------------------------------------------------------------------------------------------------------

               BBB-

                OR

   IV          BAA3          .225%      1.275%       1.500%         .000%         .175%       1.325%      1.500%       .000%
--------------------------------------------------------------------------------------------------------------------------------

           BB+ OR BELOW
            OR UNRATED

                OR

           BA1 OR BELOW

   V        OR UNRATED       .300%      1.450%       1.750%         .250%         .250%       1.500%      1.750%       .250%
--------------------------------------------------------------------------------------------------------------------------------


         For purposes of determining the Applicable Margin, and the Applicable Facility Fee Rate and :

         (a) Level III shall apply on the Closing Date through the last day of the fiscal quarter ending on or about October 31, 2001. Thereafter, the Applicable Margin and the Applicable Facility Fee Rate shall be computed based on the applicable Debt Ratings then in effect.

         (b) If a difference exists in the Debt Ratings of Moody's and Standard & Poor's and the difference is only one level (for example if Moody's is Level III and Standard & Poor's is Level II), the higher of such Debt Ratings (Standard & Poor's in the example in the preceding parenthetical--Level II) will determine the relevant pricing level.

         (c) If a difference exists in the Debt Ratings of Moody's and Standard & Poor's and the difference is two or more levels (for example if Moody's is Level IV and Standard & Poor's is Level II), the lower of such Debt Ratings (Moody's in the example in the preceding parenthetical--Level IV) will determine the relevant pricing level.

         (d) Any increase or decrease in the Applicable Margin or the Applicable Facility Fee Rate shall become effective as of the date on which the applicable rating agency announces its change in the Debt Rating requiring such an increase or decrease.


                               SCHEDULE 1.1(A)-1

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                                   Page 1 of 3

PART 1 - COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS


                                    AMOUNT OF                          AMOUNT OF
                                    COMMITMENT                         COMMITMENT
                                   FOR REVOLVING  REVOLVING CREDIT    FOR 364-DAY      364-DAY LOAN
            BANK                    CREDIT LOANS    RATABLE SHARE        LOANS        RATABLE SHARE    COMMITMENT   ATABLE SHARE
            ----                    ------------    -------------        -----        -------------    ----------   ------------
NATIONAL CITY BANK
155 East Broad Street
Columbus, OH  43251-0034
Attention:  Ralph A. Kaparos
Telecopy. 614-463-6770 or 8572
Telephone No. 614-463-7296         $ 52,500,000    14.6341463415%    $ 22,500,000   14.6341463415%    $ 75,000,000  4.6341463415%

PNC BANK, NATIONAL
ASSOCIATION
201 East Fifth Street, 3rd
floor
Cincinnati, Ohio 45202-4163
Attention: C. Joseph
Richardson
Telephone: 513-651-8688
Telecopy:   513-651-8951           $ 42,000,000    11.7073170732%    $ 18,000,000   11.7073170732%    $ 60,000,000  1.7073170732%

THE BANK OF NEW YORK
One Wall Street, 8th Floor
New York, NY 10286
Attention:  William Barnum
Telephone:  212-635-1019
Telecopy:  212-635-1483            $ 35,000,000      9.7560975610%   $ 15,000,000    9.7560975610%    $ 50,000,000  9.7560975610%

FIRST UNION NATIONAL BANK
1 South Penn Square
12th floor Widener Building
PA 4830
Philadelphia, PA 19107
Attention:  Susan Vitale
Telephone:  215-973-8347
Telecopy:  215-973-1887            $ 35,000,000     9.7560975610%    $ 15,000,000   9.7560975610%     $ 50,000,000  9.7560975610%


FIRSTAR BANK, N.A.
7th & Washington
St. Louis, MO 63101
Attention:  Thomas Bayer
Telephone:  314-418-3993
Telecopy:  314-418-1963            $ 35,000,000     9.7560975610%    $ 15,000,000   9.7560975610%     $ 50,000,000  9.7560975610%

FLEET NATIONAL BANK
Mail Stop:  MA OF D071
One Federal Street



                                 SCHEDULE 1.1(B)


                                    AMOUNT OF                          AMOUNT OF
                                    COMMITMENT                         COMMITMENT
                                   FOR REVOLVING  REVOLVING CREDIT    FOR 364-DAY      364-DAY LOAN
            BANK                    CREDIT LOANS    RATABLE SHARE        LOANS        RATABLE SHARE    COMMITMENT   ATABLE SHARE
            ----                    ------------    -------------        -----        -------------    ----------   ------------

Boston, MA 02110-2010
Attention:  Judy C.E. Kelly
Telephone:  617-434-5280
Telecopy:  617-434-6685            $ 35,000,000     9.7560975610%    $ 15,000,000   9.7560975610%     $ 50,000,000  9.7560975610%

BANK OF AMERICA, N.A.
901 Main Street, 67th floor
Dallas, TX 75202
Attention:  Amy Krovocheck
Telephone:  214-209-0193
Telecopy:  214-209-0980            $ 28,000,000     7.8048780488%    $ 12,000,000   7.8048780488%     $ 40,000,000  7.8048780488%

THE HUNTINGTON NATIONAL BANK
41 S. High Street, HC0810
Columbus, OH  43287
Attention: Mark Koscielski
Telephone: 614-480-4841
Telecopy: 614-480-4814             $ 17,500,000     4.8780487805%    $  7,500,000   4.8780487805%     $ 25,000,000  4.8780487805%

SOUTHTRUST BANK
One Georgia Center
600 West Peachtree Street,
27th floor
Atlanta, Georgia 30308
Attention:  Jon Hauseman
Telephone:  404-853-5778
Telecopy:  404-853-5766            $ 17,500,000    4.8780487805%     $  7,500,000   4.8780487805%     $ 25,000,000  4.8780487805%

WELLS FARGO BANK, NATIONAL
ASSOCIATION
230 West Monroe Street,
Suite 2900
Chicago, Illinois 60606
Attention:  Scott Miller
Telephone:  312-845-4522
Telecopy:  312-553-4783            $ 17,500,000     4.8780487805%    $  7,500,000   4.8780487805%     $ 25,000,000  4.8780487805%

THE FIFTH THIRD BANK,
CENTRAL OHIO
21 East State Street, 7th
floor
Columbus, OH 43215
Attention:  Ted Lape
Telephone:  614-233-3982
Telecopy:  614-341-2606            $ 14,000,000     3.9024390244%    $  6,000,000     3.9024390244%   $ 20,000,000  3.9024390244%

GUARANTY BANK
333 Clay Street, Suite 4430
Houston, TX 77002
Attention:  Scott Brewer
Telephone:  713-890-8859
Telecopy:  713-859-0765            $ 14,000,000     3.9024390244%    $  6,000,000     3.9024390244%   $ 20,000,000  3.9024390244%


                                 SCHEDULE 1.1(B)

                                    AMOUNT OF                          AMOUNT OF
                                    COMMITMENT                         COMMITMENT
                                   FOR REVOLVING  REVOLVING CREDIT    FOR 364-DAY      364-DAY LOAN
            BANK                    CREDIT LOANS    RATABLE SHARE        LOANS        RATABLE SHARE    COMMITMENT   ATABLE SHARE
            ----                    ------------    -------------        -----        -------------    ----------   ------------


LASALLE BANK NATIONAL
ASSOCIATION
135 South LaSalle Street,
Suite 1152
Chicago, Illinois 60603
Attention:  Chip Campbell
Telephone:  312-904-4497
Telecopy:  312-904-0409            $  10,500,000     2.9268292683%   $  4,500,000      2.9268292683%  $ 15,000,000    2.9268292683%

HIBERNIA NATIONAL BANK
313 Carondlet Street
6th Floor
New Orleans, LA  70130
Attention:  Lloyd Drumm
Telephone:  504-533-2263
Telecopy:  504-533-5344            $    5,250,000     1.4634146341%  $   2,250,000     1.4634146341%  $   7,500,000   1.4634146341%

     TOTAL:                        $  358,750,000   100.0000000000%  $ 153,750,000   100.0000000000%  $ 512,500,000 100.0000000000%




PART II - ADDRESS FOR NOTICES TO BORROWER AND GUARANTORS

Consolidated Stores Corporation
300 Phillipi Road
P.O. Box 28512
Columbus, Ohio 43228
Attention:  Mark Shapiro





                                Schedule 1.1(B)

                                 SCHEDULE 1.1(E)
                         EXCLUDED INACTIVE SUBSIDIARIES

-----------------------------------------------------------------------------------------------------------------------------------
Entity                                                  Domestic       Owner / Member                                 Percent of
                                                        Jurisdiction                                                  Ownership
-----------------------------------------------------------------------------------------------------------------------------------
Barn Acquisition Corporation                            DE             Industrial Products of New England, Inc.       100%
-----------------------------------------------------------------------------------------------------------------------------------
SS Investments Corporation                              DE             Industrial Products of New England, Inc.       100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn, Inc.                                      NY             Barn Acquisition Corporation                   100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of New Jersey, Inc.                        NJ             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Florida, Inc.                           FL             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Indiana, Inc.                           IN             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Pennsylvania, Inc.                      PA             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Oklahoma, Inc.                          OK             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Texas, Inc.                             TX             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Ohio, Inc.                              OH             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Vermont, Inc.                           VT             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Virginia, Inc.                          VA             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of South Carolina, Inc.                    SC             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of North Carolina, Inc.                    NC             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of West Virginia, Inc.                     WV             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Missouri, Inc.                          MO             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Georgia, Inc.                           GA             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Outlets Corp.                                   NY             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Bonanza, Inc.                                   NY             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Rogers Fashion Industries, Inc.                         NJ             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Rogers Fashion Industries, Inc.                         NJ             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Saddle Brook Distribution, Inc.                         NY             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Saddle Brook Distribution, Inc.                         NJ             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
DTS, Inc.                                               NY             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
DTS, Inc.                                               TN             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn, Inc.                                      MA             Fashion Barn, Inc., a New York corp.           100%
-----------------------------------------------------------------------------------------------------------------------------------

                        SCHEDULE 1.1(P) - PERMITTED LIENS



        -        NOT APPLICABLE

                         SCHEDULE 1.1(R) - ROLLOVER LCS
                         DOCUMENTARY LETTERS OF CREDIT

L/C NUMBER              ISSUE DT    EXP DT       AVAIL.BAL.   APPLICANT             BENEFICIARY

ICS055916               09/28/00    02/09/01         8,964.20 ODD LOTS              BICA SPA
ICS056836               12/27/00    05/15/01       160,578.32 ODD LOTS              GRAND-BONANZA (THAI) CO., LTD.
ICS056837               12/27/00    04/10/01        24,610.57 ODD LOTS              GRAND-BONANZA (THAI) CO., LTD.
ICS056838               12/27/00    04/10/01         8,833.92 ODD LOTS              GRAND-BONANZA (THAI) CO., LTD.
ICS056851               01/08/01    06/30/01       118,049.20 ODD LOTS              PRO-PACK INTERNATIONAL CORP.
ICS056852               01/08/01    06/30/01        74,978.20 ODD LOTS              PRO-PACK INTERNATIONAL CORP.
ICS056853               01/08/01    06/30/01        28,752.80 ODD LOTS              PRO-PACK INTERNATIONAL CORP.
ICS056859               02/09/01    04/14/01        62,529.00 ODD LOTS              KINGSLY INTERNATIONAL
ICS056863               02/12/01    05/28/01       582,845.92 ODD LOTS              CHARU MERCHANDISING PVT. LTD.
ICS056864               02/12/01    05/28/01       358,444.56 ODD LOTS              CHARU MERCHANDISING PVT. LTD.
ICS057654               02/12/01    07/21/01       183,898.98 ODD LOTS              CHARU MERCHANDISING PVT. LTD.
ICS057656               02/13/01    08/05/01        81,881.52 ODD LOTS              SANYEI CORPORATION (SINGAPORE)
ICS057657               02/13/01    08/05/01        70,541.76 ODD LOTS              SANYEI CORPORATION (SINGAPORE)
ICS057660               02/13/01    05/06/01        30,939.84 ODD LOTS              SANYEI CORPORATION (SINGAPORE)
ICS057669               02/28/01    07/03/01       188,310.00 ODD LOTS              ABUNDANT DYNASTY CO., LTD.
ICS057670               02/28/01    05/08/01        88,722.00 ODD LOTS              ABUNDANT DYNASTY CO., LTD.
ICS057671               03/01/01    05/08/01        40,176.00 ODD LOTS              ABUNDANT DYNASTY CO., LTD.
ICS057675               03/06/01    05/29/01       288,468.00 ODD LOTS              HASBRO TOY GROUP DIRECT IMPORTS
ICS057676               03/06/01    05/29/01       178,200.00 ODD LOTS              HASBRO TOY GROUP DIRECT IMPORTS
ICS057677               03/06/01    05/15/01        54,756.00 ODD LOTS              HASBRO TOY GROUP DIRECT IMPORTS
ICS057684               03/15/01    04/10/01         3,022.80 ODD LOTS              LUEN FUNG PLASTIC THAILAND CO.,
ICS057689               04/10/01    08/27/01       258,385.00 ODD LOTS              HEDAYA HOME FASHIONS INC.
ICS057690               04/10/01    08/27/01       155,031.00 ODD LOTS              HEDAYA HOME FASHIONS INC.
ICS057691               04/10/01    08/27/01        51,677.00 ODD LOTS              HEDAYA HOME FASHIONS INC.
ICS057693               04/10/01    05/01/01        32,080.32 ODD LOTS              MAGLA WORLDWIDE LTD.
ICS057694               04/10/01    05/01/01        22,752.00 ODD LOTS              MAGLA WORLDWIDE LTD.
ICS057699               04/10/01    07/30/01       221,217.40 ODD LOTS              CHARU MERCHANDISING PVT. LTD.
ICS057701               04/12/01    07/10/01       230,253.00 ODD LOTS              GRAND-BONANZA (THAI) CO., LTD.
ICS057702               04/10/01    06/16/01        14,707.20 ODD LOTS              GRAND-BONANZA (THAI) CO., LTD.
ICS057703               04/10/01    06/16/01         6,556.80 ODD LOTS              GRAND-BONANZA (THAI) CO., LTD.
ICS058416               04/12/01    09/11/01       398,082.12 ODD LOTS              KINGSLY INTERNATIONAL
ICS058417               04/12/01    09/11/01       147,420.00 ODD LOTS              KINGSLY INTERNATIONAL
ICS058418               04/12/01    09/11/01        62,712.00 ODD LOTS              KINGSLY INTERNATIONAL
ICS058420               04/12/01    06/26/01       840,192.30 ODD LOTS              SCIENTIFIC TOYS, LTD.
ICS058421               04/12/01    06/26/01       499,573.80 ODD LOTS              SCIENTIFIC TOYS, LTD.
ICS058422               04/12/01    06/26/01       204,371.10 ODD LOTS              SCIENTIFIC TOYS, LTD.
ICS058424               04/16/01    07/31/01        61,824.00 ODD LOTS              LUEN FUNG PLASTIC THAILAND CO.,
ICS058425               04/16/01    07/31/01        42,144.00 ODD LOTS              LUEN FUNG PLASTIC THAILAND CO.,
ICS058426               04/16/01    07/31/01        14,484.00 ODD LOTS              LUEN FUNG PLASTIC THAILAND CO.,
ICS058428               04/18/01    07/30/01       194,522.96 ODD LOTS              CHARU MERCHANDISING PVT. LTD.
ICS058429               04/18/01    07/30/01        93,327.88 ODD LOTS              CHARU MERCHANDISING PVT. LTD.
ICS058430               04/24/01    07/13/01       246,410.89 ODD LOTS              SUN VIGOR INDUSTRIAL CO. LTD.
ICS058431               04/24/01    07/13/01       162,264.06 ODD LOTS              SUN VIGOR INDUSTRIAL CO. LTD.
ICS058432               04/26/01    07/13/01        54,088.02 ODD LOTS              SUN VIGOR INDUSTRIAL CO. LTD.
ICS058434               04/25/01    07/24/01     1,053,487.50 ODD LOTS              ABUNDANT DYNASTY CO., LTD.
ICS058436               05/01/01    06/25/01       203,097.60 ODD LOTS              GOLDMEN ELECTRONIC CO. LTD.
ICS058437               05/01/01    06/25/01       134,985.60 ODD LOTS              GOLDMEN ELECTRONIC CO. LTD.
ICS058438               05/01/01    06/25/01        62,539.20 ODD LOTS              GOLDMEN ELECTRONIC CO. LTD.
ICS058440               05/01/01    06/26/01       557,242.20 ODD LOTS              HASBRO TOY GROUP DIRECT IMPORTS
ICS058441               05/01/01    06/26/01       331,333.20 ODD LOTS              HASBRO TOY GROUP DIRECT IMPORTS
ICS058442               05/01/01    06/26/01       135,545.40 ODD LOTS              HASBRO TOY GROUP DIRECT IMPORTS
ICS058444               05/02/01    07/31/01        28,277.28 ODD LOTS              KOWLING CO., LTD.
ICS058445               05/02/01    07/31/01        16,688.76 ODD LOTS              KOWLING CO., LTD.
ICS058769               05/02/01    07/31/01         7,747.20 ODD LOTS              KOWLING CO., LTD.
ICS058771               05/02/01    08/06/01        99,873.00 ODD LOTS              SANYEI CORPORATION (SINGAPORE)

                         SCHEDULE 1.1(R) - ROLLOVER LCS
                         DOCUMENTARY LETTERS OF CREDIT


ICS058772               05/02/01    08/06/01        79,029.00 ODD LOTS              SANYEI CORPORATION (SINGAPORE)
ICS058773               05/02/01    08/06/01        28,458.00 ODD LOTS              SANYEI CORPORATION (SINGAPORE)
ICS058775               05/02/01    08/06/01        69,160.00 ODD LOTS              STANDARD ENTERPRISES CO.
ICS058776               05/02/01    07/31/01       124,874.00 ODD LOTS              TEAMWORK, INC.
ICS058777               05/02/01    07/31/01        92,216.40 ODD LOTS              TEAMWORK, INC.
ICS058778               05/02/01    07/31/01        32,016.40 ODD LOTS              TEAMWORK, INC.
ICS056839               12/27/00    05/01/01        39,530.53 WESTCOAS              GRAND-BONANZA (THAI) CO., LTD.
ICS056854               01/08/01    06/30/01       118,320.00 WESTCOAS              PRO-PACK INTERNATIONAL CORP.
ICS057655               02/12/01    06/05/01       543,735.40 WESTCOAS              CHARU MERCHANDISING PVT. LTD.
ICS057661               02/13/01    05/07/01        83,493.36 WESTCOAS              SANYEI CORPORATION (SINGAPORE)
ICS057678               03/06/01    05/29/01       245,376.00 WESTCOAS              HASBRO TOY GROUP DIRECT IMPORTS
ICS057683               03/15/01    05/15/01        83,616.00 WESTCOAS              ARGUS INDUSTRIES
ICS057692               04/10/01    08/27/01       206,708.00 WESTCOAS              HEDAYA HOME FASHIONS INC.
ICS057700               04/12/01    08/05/01       334,000.64 WESTCOAS              CHARU MERCHANDISING PVT. LTD.
ICS057704               04/10/01    06/16/01        20,467.20 WESTCOAS              GRAND-BONANZA (THAI) CO., LTD.
ICS058419               04/12/01    09/11/01       155,844.00 WESTCOAS              KINGSLY INTERNATIONAL
ICS058423               04/12/01    06/26/01       726,652.80 WESTCOAS              SCIENTIFIC TOYS, LTD.
ICS058427               04/16/01    06/14/01        31,680.00 WESTCOAS              LUEN FUNG PLASTIC THAILAND CO.,
ICS058433               04/24/01    07/27/01       138,234.85 WESTCOAS              SUN VIGOR INDUSTRIAL CO. LTD.
ICS058439               05/01/01    06/25/01       218,577.60 WESTCOAS              GOLDMEN ELECTRONIC CO. LTD.
ICS058443               05/01/01    06/26/01       481,939.20 WESTCOAS              HASBRO TOY GROUP DIRECT IMPORTS
ICS058770               05/02/01    07/31/01        16,688.76 WESTCOAS              KOWLING CO., LTD.
ICS058774               05/03/01    08/06/01       116,721.00 WESTCOAS              SANYEI CORPORATION (SINGAPORE)
ICS058779               05/02/01    07/31/01       111,746.00 WESTCOAS              TEAMWORK, INC.
ICS057674               03/02/01    05/21/01       115,075.44 WISC TOY              MATTEL BRANDS
ICS057695               04/10/01    05/30/01        21,528.00 WISC TOY              GOLDEN WHEEL DIE CASTING FTY.,L
ICS057696               04/10/01    05/30/01        35,200.00 WISC TOY              HASBRO TOY GROUP DIRECT IMPORTS
ICS057697               04/10/01    05/30/01        30,516.00 WISC TOY              LUEN FAT METAL & PLASTIC MFY.,
ICS057698               04/12/01    06/05/01       116,100.60 WISC TOY              MATTEL BRANDS
ICS058435               04/27/01    07/16/01       175,380.00 WISC TOY              HASBRO TOY GROUP DIRECT IMPORTS
ICS058780               05/03/01    07/06/01       260,826.00 WISC TOY              FISHER PRICE BRANDS

                                                14,136,108.56

                         SCHEDULE 1.1(R) - ROLLOVER LCS
                           STANDBY LETTERS OF CREDIT



SLC #         ISSUE DATE       EXP DATE        AMOUNT       APPLICANTS NAME                     BENEFICIARY
-----------------------------------------------------------------------------------------------------------------------------------
S14088           10/7/88         4/30/01          $7,000.00 CONSOLIDATED STORES CORPORATION     ALCOA UTILITIES
S30161           2/14/96         3/31/02     $12,000,000.00 CONSOLIDATED STORES CORPORATION     LUMBERMENS MUTUAL CASUALTY CO. ECT.
S30241          11/28/95         12/1/01        $500,000.00 CONSOLIDATED STORES CORPORATION     GEORGIA SELF-INSURANCE GUARANTY
SCS032165        1/26/99         1/26/02         $50,000.00 CONSOLIDATED STORES CORPORATION     AIRLINE REPORTING CORPORATION
SCS032216        7/28/99          6/1/02      $6,500,000.00 CONSOLIDATED STORES CORPORATION     SENTRY INSURANCE
S31113           9/24/96         6/30/01        $652,000.00 K.B. CONSOLIDATED INC.              ACE AMERICAN INSURANCE COMPANY
S32099            7/2/98          7/2/02      $5,500,000.00 WEST COAST LIQUIDATORS              CIGNA INSURANCE CO. OF TEXAS, ECT.
SCS032278         4/6/00          6/5/01        $200,000.00 WEST COAST LIQUIDATORS              UNITED STATES FIDELITY GUARANTY CO
SCS032360        1/31/01        12/31/01        $950,000.00 WEST COAST LIQUIDATORS, INC.        AMB INSTITUTIONAL ALLIANCE FUND II

                                                       $26,359,000.00

                                 SCHEDULE 5.1.1
                          QUALIFICATIONS TO DO BUSINESS
                                  SUBSIDIARIES


-------------------------------------------------------------------------------
Entity
-------------------------------------------------------------------------------
Consolidated Stores Corporation                         DE
-------------------------------------------------------------------------------
Consolidated Stores Corporation                         OH
-------------------------------------------------------------------------------
Mac Frugal's Bargains - Close-outs, Inc.                DE
-------------------------------------------------------------------------------
TRO, Inc.                                               IL
-------------------------------------------------------------------------------
Capital Retail Systems, Inc.                            OH
-------------------------------------------------------------------------------
PNS Stores, Inc.                                        CA
-------------------------------------------------------------------------------
West Cost Liquidators, Inc.                             CA
-------------------------------------------------------------------------------
C.S. Ross Company                                       OH
-------------------------------------------------------------------------------
CSC Distribution, Inc.                                  AL
-------------------------------------------------------------------------------
Closeout Distribution, Inc.                             PA
-------------------------------------------------------------------------------
Industrial Products of New England, Inc.                ME
-------------------------------------------------------------------------------
Tool and Supply Company of New England, Inc.            DE
-------------------------------------------------------------------------------
Midwestern Home Products, Inc.                          DE
-------------------------------------------------------------------------------
Midwestern Home Products Company, Ltd.                  OH
-------------------------------------------------------------------------------
Consolidated Property Holdings, Inc.                    NV
-------------------------------------------------------------------------------
Great Basin LLC                                         DE
-------------------------------------------------------------------------------
Sonoran LLC                                             DE
-------------------------------------------------------------------------------
Sahara LLC                                              DE
-------------------------------------------------------------------------------

                                 SCHEDULE 5.1.1
                          QUALIFICATIONS TO DO BUSINESS
                         EXCLUDED INACTIVE SUBSIDIARIES


-------------------------------------------------------------------------------
Entity                                                  Domestic Jurisdiction
-------------------------------------------------------------------------------
Barn Acquisition Corporation                            DE
-------------------------------------------------------------------------------
SS Investments Corporation                              DE
-------------------------------------------------------------------------------
Fashion Barn, Inc.                                      NY
-------------------------------------------------------------------------------
Fashion Barn of New Jersey, Inc.                        NJ
-------------------------------------------------------------------------------
Fashion Barn of Florida, Inc.                           FL
-------------------------------------------------------------------------------
Fashion Barn of Indiana, Inc.                           IN
-------------------------------------------------------------------------------
Fashion Barn of Pennsylvania, Inc.                      PA
-------------------------------------------------------------------------------
Fashion Barn of Oklahoma, Inc.                          OK
-------------------------------------------------------------------------------
Fashion Barn of Texas, Inc.                             TX
-------------------------------------------------------------------------------
Fashion Barn of Ohio, Inc.                              OH
-------------------------------------------------------------------------------
Fashion Barn of Vermont, Inc.                           VT
-------------------------------------------------------------------------------
Fashion Barn of Virginia, Inc.                          VA
-------------------------------------------------------------------------------
Fashion Barn of South Carolina, Inc.                    SC
-------------------------------------------------------------------------------
Fashion Barn of North Carolina, Inc.                    NC
-------------------------------------------------------------------------------
Fashion Barn of West Virginia, Inc.                     WV
-------------------------------------------------------------------------------
Fashion Barn of Missouri, Inc.                          MO
-------------------------------------------------------------------------------
Fashion Barn of Georgia, Inc.                           GA
-------------------------------------------------------------------------------
Fashion Outlets Corp.                                   NY
-------------------------------------------------------------------------------
Fashion Bonanza, Inc.                                   NY
-------------------------------------------------------------------------------
Rogers Fashion Industries, Inc.                         NJ
-------------------------------------------------------------------------------
Rogers Fashion Industries, Inc.                         NJ
-------------------------------------------------------------------------------
Saddle Brook Distribution, Inc.                         NY
-------------------------------------------------------------------------------
Saddle Brook Distribution, Inc.                         NJ
-------------------------------------------------------------------------------
DTS, Inc.                                               NY
-------------------------------------------------------------------------------
DTS, Inc.                                               TN
-------------------------------------------------------------------------------
Fashion Barn, Inc.                                      MA
-------------------------------------------------------------------------------

                         SCHEDULE 5.1.2 - CAPITALIZATION


- The Company had 11,320,148 total outstanding options to acquire its voting common stock as of April 30, 2001.

- Under the Company's Preferred Stock Rights Plan ("Rights Plan"), made as of February 23, 1999, if the Rights Plan is redeemed, each shareholder is entitled to a payment of $0.01 per share.

                                 SCHEDULE 5.1.3
                                  SUBSIDIARIES



-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Issued &
Entity                  Domestic       Owner(s) / Member(s)                        Percent of    Authorized             Outstanding
                        Jurisdiction                                               Ownership     Shares                 Shares
-----------------------------------------------------------------------------------------------------------------------------------
Consolidated Stores             OH     Consolidated Stores Corporation, a Delaware  85.19%                               575
Corporation                            corporation                                               750 common,
                                ---------------------------------------------------------------------------------------------------
                                       TRO, Inc.                                    14.81%       $0 par                   100

-----------------------------------------------------------------------------------------------------------------------------------
Mac Frugal's Bargains-          DE     Consolidated Stores Corporation, a Delaware   100%        3,000 common, $0.01 par  100
Close-outs, Inc.                       corporation
-----------------------------------------------------------------------------------------------------------------------------------
TRO, Inc.                       IL     Consolidated Stores Corporation, a Delaware   100%        1,100 common, $1.00 par  100
                                       corporation
-----------------------------------------------------------------------------------------------------------------------------------
Capital Retail Systems, Inc.    OH     Consolidated Stores Corporation, a Delaware   100%        850 common,              100
                                       corporation                                               $0 par
-----------------------------------------------------------------------------------------------------------------------------------
PNS Stores, Inc.                CA     Mac Frugal's Bargains o Close-outs, Inc.      100%        5,000 common,            450
                                                                                                 $100.00 par
-----------------------------------------------------------------------------------------------------------------------------------
West Coast Liquidators, Inc.    CA     Mac Frugal's Bargains o Close-outs, Inc.      100%        100 common,              100
                                                                                                 $0 par
-----------------------------------------------------------------------------------------------------------------------------------
C.S. Ross Company               OH     Consolidated Stores Corporation, an Ohio      100%        1000 common,             200
                                       corporation                                               $1.00 par
-----------------------------------------------------------------------------------------------------------------------------------
CSC Distribution, Inc.          AL     Consolidated Stores Corporation, an Ohio      100%        200 common,              100
                                       corporation                                               $50.00 par
-----------------------------------------------------------------------------------------------------------------------------------
Closeout Distribution, Inc.     PA     Consolidated Stores Corporation, an Ohio      100%        1,000 common,            1,000
                                       corporation                                               $0 par
-----------------------------------------------------------------------------------------------------------------------------------
Industrial Products of New      ME     Consolidated Stores Corporation, an Ohio      100%        250 common,              1
England, Inc.                          corporation                                               $0 par
-----------------------------------------------------------------------------------------------------------------------------------
Tool and Supply Company of      DE     Consolidated Stores Corporation, an Ohio      100%        10,000 common,           100
New England,Inc.                       corporation                                               $0.01 par
-----------------------------------------------------------------------------------------------------------------------------------
Midwestern Home Products,       DE     Consolidated Stores Corporation, an Ohio      100%        10,000 common,           100
Inc.                                   corporation                                               $0.01 par
-----------------------------------------------------------------------------------------------------------------------------------
Midwestern Home Products        OH     Midwestern Home Products, Inc.                100%        100 common,              100
Company, Ltd.                                                                                    $1.00 par
-----------------------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 5.1.3
                                  SUBSIDIARIES

------------------------------------------------------------------------------------------------------------------------------------
Entity                   Domestic      Owner(s) / Member(s)                        Percent of       Authorized    Issued &
                         Jurisdiction                                              Ownership        Stock         Outstanding Stock
------------------------------------------------------------------------------------------------------------------------------------
Consolidated Property    NV            Consolidated Stores Corporation, an Ohio    100%             100 common,   5
Holdings, Inc.                         corporation                                                  $0 par
------------------------------------------------------------------------------------------------------------------------------------
Great Basin LLC          DE            Consolidated Stores Corporation, an Ohio    100% of          N/A           N/A
                                       corporation                                 LLC Interest
------------------------------------------------------------------------------------------------------------------------------------
Sonoran LLC              DE            Consolidated Stores Corporation, an Ohio    100% of          N/A           N/A
                                       corporation                                 LLC Interest
------------------------------------------------------------------------------------------------------------------------------------
Sahara LLC               DE            Consolidated Stores Corporation, an Ohio    100% of          N/A           N/A
                                       corporation                                 LLC Interest
------------------------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 5.1.3
                         EXCLUDED INACTIVE SUBSIDIARIES

----------------------------------------------------------------------------------------------------------------------------------
Entity                                        Domestic          Owner / Member                                        Percent of
                                              Jurisdiction                                                            Ownership
----------------------------------------------------------------------------------------------------------------------------------
Barn Acquisition Corporation                  DE                Industrial Products of New England, Inc.              100%
----------------------------------------------------------------------------------------------------------------------------------
SS Investments Corporation                    DE                Industrial Products of New England, Inc.              100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn, Inc.                            NY                Barn Acquisition Corporation                          100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of New Jersey, Inc.              NJ                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Florida, Inc.                 FL                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Indiana, Inc.                 IN                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Pennsylvania, Inc.            PA                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Oklahoma, Inc.                OK                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Texas, Inc.                   TX                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Ohio, Inc.                    OH                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Vermont, Inc.                 VT                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Virginia, Inc.                VA                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of South Carolina, Inc.          SC                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of North Carolina, Inc.          NC                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of West Virginia, Inc.           WV                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Missouri, Inc.                MO                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn of Georgia, Inc.                 GA                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Outlets Corp.                         NY                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Bonanza, Inc.                         NY                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Rogers Fashion Industries, Inc.               NJ                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Rogers Fashion Industries, Inc.               NJ                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Saddle Brook Distribution, Inc.               NY                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Saddle Brook Distribution, Inc.               NJ                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
DTS, Inc.                                     NY                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
DTS, Inc.                                     TN                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------
Fashion Barn, Inc.                            MA                Fashion Barn, Inc., a New York corp.                  100%
----------------------------------------------------------------------------------------------------------------------------------

           SCHEDULE 5.1.7 - LITIGATION (NEW YORK POTENTIAL TAX CLAIM)


- Fashion Barn, Inc., an Excluded Inactive Subsidiary, may be liable to the State of New York for gains tax arising from the resale of real estate in 1988. On or about June 29, 1995, an administrative law judge ruled that Fashion Barn, Inc. may be liable for $493,417.20 in gains tax, plus applicable interest and penalties, if any. The administrative law judge further ruled that the State of New York could only collect this potential liability from Fashion Barn, Inc. and no other entity or person, including Barn Acquisition Corporation and the Borrower. Fashion Barn, Inc. currently has no assets.

                                 SCHEDULE 5.1.8
                              OWNED REAL PROPERTY


Location #     Address                             City                          State        Zip
04002 P        9020 E FIRESTONE BLVD               DOWNEY                        CA           90241
04014 P        17575 FOOTHILL BLVD                 FONTANA                       CA           92335
04024 P        7772 E GARVEY AVE                   ROSEMEAD                      CA           91770
04025 P        610 LAS TUNAS                       ARCADIA                       CA           91006
04030 P        299 BORCHARD DR.                    VENTURA                       CA           93003
04031 P        2900 ROSECRANS AVE                  GARDENA                       CA           90249
04032 P        1341 VINE STREET                    HOLLYWOOD                     CA           90028
04035 P        2093 E FLORIDA                      HEMET                         CA           92544
04040 P        2430 E DEL AMO BLVD                 DOMINGUEZ                     CA           90220
04045 P        14790 LA PAZ DR                     VICTORVILLE                   CA           92392
04046 P        1821 N TUSTIN AVE                   ORANGE                        CA           92865
04052 P        8932 VALLEY VIEW                    BUENA PARK                    CA           90620
04066 P        635 N AZUSA AVE                     WEST COVINA                   CA           91791
04080 M        7241 FAIROAKS BLVD                  CARMICHAEL                    CA           95608
04087 P        56865 TWENTY-NINE                   YUCCA VALLEY                  CA           92284
04088 P        21082 BEACH BLVD                    HUNTINGTON BEACH              CA           92648
04090 P        20808 E ARROW HWY                   COVINA                        CA           91724
04094 P        1730 S NOGALES ST                   ROWLAND HGTS                  CA           91748
04096 M        2249 S LOOP 288                     DENTON                        TX           76205
04098 P        12550 CENTRAL AVE                   CHINO                         CA           91710
04099 M        8778 W CHOLLA                       PEORIA                        AZ           85345
04103 P        12322 4TH ST                        RANCHO CUCAMONGA              CA           91730
04104 P        1990 S ACADEMY                      COLORADO SPRINGS              CO           80916
04105 M        8001 WEST LANE                      STOCKTON                      CA           95210
04106 M        380 S CHEROKEE LANE                 LODI                          CA           95240
04107 P        6351 WESTMINSTER BLVD               WESTMINSTER                   CA           92683
04110 M        1739 SW LOOP 410 #200               SAN ANTONIO                   TX           78227
04117 M        8125 SHERIDAN BLVD                  ARVADA                        CO           80003
04118 P        3003 W MANCHESTER                   INGLEWOOD                     CA           90305
04120 M        333 E SOUTHERN                      MESA                          AZ           85210
04121 M        126 W TROUTMAN PKWY                 FORT COLLINS                  CO           80525
04126 P        1410 PLAZA BLVD                     NATIONAL CITY                 CA           91950
04129 M        2521 SOMERSVILLE RD.                ANTIOCH                       CA           94509
04136 P        2155 W. PACIFIC COAST HWY           LOMITA                        CA           90717
04144 M        2865 VALLEY VIEW LANE               FARMERS BRANCH                TX           75234
04147 P        3140 CERRILLOS ROAD                 SANTA FE                      NM           87505
04162 B        3145 E. TEXAS AVE.                  BOSSIER CITY                  LA           77036
04164 M        4895 E. KINGS CANYON                FRESNO                        CA           93727
04170 P        1325 E. HUNTINGTON DR.              DUARTE                        CA           91010
04178 M        2350 E. LOHMAN                      LAS CRUCES                    NM           88001
04224 B        18325 S. DIXIE HWY.                 CUTLER RIDGE                  FL           33157
04225 B        2100 S.W. 27TH AVE.                 MAIMI                         FL           33145
04247 P        1655 EUCLID AVE.                    SAN DIEGO                     CA           92105
04275 P        1260 N. LAKE AVE.                   PASADENA                      CA           91104
04277 P        1070 "A" W. AVENUE K                LANCASTER                     CA           93534
04284 P        1139 S. DIAMOND BAR BLVD.           DIAMOND BAR                   CA           91765
04303 P        26545 HIGHLAND AVE.                 HIGHLAND                      CA           92346
04304 M        2630 BAYSHORE BLVD.                 SAN FRANCISCO                 CA           94134
04310 M        1340 HILLTOP DRIVE                  REDDING                       CA           96003
04315 P        1815 SLAUSON                        LOS ANGELES                   CA           90047
04321 P        17095 VALLEY BLVD                   FONTANA                       CA           92335

                                 SCHEDULE 5.1.8
                              OWNED REAL PROPERTY


04322 P        9008 FOOTHILL BLVD                  RANCHO CUCAMONGA              CA           91730
04337 P        1257 E YORBA LINDA BLVD             PLACENTIA                     CA           92686
04340 M        3333 MISSION ST                     SAN FRANCISCO                 CA           94110
04350 P        1580 W VALLEY PARKWAY               ESCONDIDO                     CA           92029


           870 2855 Selma Highway                  Montgomery                    AL                 36108 Warehouse
           873 12434 Fourth Street                 Rancho Cucamonga              CA                 91730 Warehouse
           874 50 Rausch Creek Road                Tremont                       PA                 17981 Warehouse
           890 500/550 Phillipi Road               Columbus                      OH                 43228 Warehouse

                     SCHEDULE 5.1.13 - CONSENTS & APPROVALS


-        The Prior Credit Agreement

                                 SCHEDULE 5.1.16
                               INSURANCE POLICIES
                                AS OF MAY 4, 2001


-----------------------------------------------------------------------------------------------------------------------------
COVERAGE                                       LIMITS                                         CARRIER

-----------------------------------------------------------------------------------------------------------------------------
Automobile Liability                           $1,000,000 combined single limit               Sentry


-----------------------------------------------------------------------------------------------------------------------------
Commercial Crime                               $5,000,000                                     Arkwright Mutual

-----------------------------------------------------------------------------------------------------------------------------
Directors & Officers Liability                 $25,000,000 annual aggregate                   Federal Insurance Company

-----------------------------------------------------------------------------------------------------------------------------
Directors & Officer Excess Liability           $25,000,000 annual aggregate                   Royal & Sun Alliance
                                                                                              Insurance Company
-----------------------------------------------------------------------------------------------------------------------------
Employment Practices Liability                 $25,000,000 annual aggregate                   Federal Insurance Company
Primary
-----------------------------------------------------------------------------------------------------------------------------
Employment Practices Liability Excess          $25,000,000 annual aggregate                   Royal & Sun Alliance
                                               Excess Primary                                 Insurance Company
-----------------------------------------------------------------------------------------------------------------------------
Employment Practices Liability                 $25,000,000 annual aggregate                   Chubb Atlantic
Punitive Damages Wrap Around
-----------------------------------------------------------------------------------------------------------------------------
Employment Practices Liability                 $50,000,000                                    Chubb Atlantic
Punitive Damages Wrap Around - uninsurable     Excess $100,000,000
states
-----------------------------------------------------------------------------------------------------------------------------
Employment Practices Liability                 $50,000,000 occurrence                         Normandy Reinsurance Company
Punitive Damages Wrap Around Occurrence        $50,000,000 aggregate
                                               Excess National Union BE7394755 Umb Layer 1
-----------------------------------------------------------------------------------------------------------------------------
Employment Practices Liability                 $50,000,000 occurrence                         Normandy Reinsurance Company
Punitive Damages Wrap Around Occurrence        $50,000,000 aggregate
                                               Excess Gulf Insurance GA0593297 GL Layer 1
-----------------------------------------------------------------------------------------------------------------------------
Employed Lawyers Professional Liability        $2,000,000 aggregate                           Executive Risk Indemnity Inc.
                                               $200,000 defense sublimit
-----------------------------------------------------------------------------------------------------------------------------
Special Coverage                               $20,000,000                                    Lloyds

-----------------------------------------------------------------------------------------------------------------------------
International Exporters Package                $1,000,000                                     Great Northern Insurance Co.
(Foreign Liability)
-----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
COVERAGE                                       POLICY NUMBER                      INSURED
                                                                                  (SEE FOOTNOTE)
--------------------------------------------------------------------------------------------------
Automobile Liability                           900250004 All States               1
                                               900250005 Texas
                                               900250006 Massachusetts
--------------------------------------------------------------------------------------------------
Commercial Crime                               BC324                              2

--------------------------------------------------------------------------------------------------
Directors & Officers Liability                 8142-09-30                         3

--------------------------------------------------------------------------------------------------
Directors & Officer Excess Liability           SF001121                           4

--------------------------------------------------------------------------------------------------
Employment Practices Liability                 8155-90-07                         5
Primary
--------------------------------------------------------------------------------------------------
Employment Practices Liability Excess          SF001122                           6

--------------------------------------------------------------------------------------------------
Employment Practices Liability                 (01)3310-06-53                     7
Punitive Damages Wrap Around
--------------------------------------------------------------------------------------------------
Employment Practices Liability                 (01)3310-09-16                     8
Punitive Damages Wrap Around - uninsurable
states
--------------------------------------------------------------------------------------------------
Employment Practices Liability                 NOR 1-10000-00                     9
Punitive Damages Wrap Around Occurrence

--------------------------------------------------------------------------------------------------
Employment Practices Liability                 NOR 1-10002-00                     10
Punitive Damages Wrap Around Occurrence

--------------------------------------------------------------------------------------------------
Employed Lawyers Professional Liability        8166-0007                          11

--------------------------------------------------------------------------------------------------
Special Coverage                               SCC01234000                        12

--------------------------------------------------------------------------------------------------
International Exporters Package                7312-82-34                         13
(Foreign Liability)
--------------------------------------------------------------------------------------------------

                                 SCHEDULE 5.1.16
                               INSURANCE POLICIES
                                AS OF MAY 4, 2001



-----------------------------------------------------------------------------------------------------------------------------
COVERAGE                                       LIMITS                                          CARRIER

-----------------------------------------------------------------------------------------------------------------------------
Fiduciary Liability                            $10,000,000 annual aggregate                    Federal Insurance Company

-----------------------------------------------------------------------------------------------------------------------------
General and Product Liability                  $900,000 occurrence                             Winterthur International
                                               $10,000,000 general aggregate
                                               $2,000,000 product aggregate
                                               $500,000 fire occurrence
-----------------------------------------------------------------------------------------------------------------------------
Umbrella Liability                             $50,000,000 occurrence                          National Union Ins. of PA
                                               Excess Primary
-----------------------------------------------------------------------------------------------------------------------------
General and Product Liability                  $50,000,000 occurrence                          Gulf Insurance Company
Excess Liability - 1st layer                   Excess $50,000,000                              (Travelers Group)
-----------------------------------------------------------------------------------------------------------------------------
General and Product Liability                  $50,000,000 occurrence                          Federal Insurance (Chubb)
Excess Liability - 2nd layer                   $50,000,000 general aggregate
                                               $50,000,000 products/completed
                                               Excess $100,000,000
-----------------------------------------------------------------------------------------------------------------------------
Property - All Risk                            $50,000,000 products/completed                  Protection Mutual
                                               $50,000,000 general aggregate                   Commonwealth
                                               $3,800,000,000 aggregate                        Allianz
                                                                                               CNA
                                                                                               Ace American Ins. Co.
                                                                                               XL
-----------------------------------------------------------------------------------------------------------------------------
Stock Throughput                               $50,000,000 per conveyance                      Lloyds of London &
                                               $245,000,000 per location (aggregate CA         Institute of London
                                               earthquake)                                     Underwriters Co.
                                               $25,000,000 debris removal
-----------------------------------------------------------------------------------------------------------------------------
Business Travel Accident                       $25,000,000 per accident                        Zurich Insurance Company
-----------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------
COVERAGE                                       POLICY NUMBER                      INSURED
                                                                                  (SEE FOOTNOTE)
--------------------------------------------------------------------------------------------------
Fiduciary Liability                            8159-04-06                         14

--------------------------------------------------------------------------------------------------
General and Product Liability                  GL0030868-00                       15



--------------------------------------------------------------------------------------------------
Umbrella Liability                             BE7394755                          16

--------------------------------------------------------------------------------------------------
General and Product Liability                  GA0593297                          17
Excess Liability - 1st layer
--------------------------------------------------------------------------------------------------
General and Product Liability                  79769323                           18
Excess Liability - 2nd layer


--------------------------------------------------------------------------------------------------
Property - All Risk                            61150198                           19
                                               US2739
                                               CPL1034149
                                               RMP1894855263
                                               CXD28726661
                                               XLPRP0428100
--------------------------------------------------------------------------------------------------
Stock Throughput                               JC414798 - primary                 20
                                               JC4129798 - 1st excess
                                               JC412898 - 2nd excess
                                               JC412998 - 3rd excess
--------------------------------------------------------------------------------------------------
Business Travel Accident                       GTU2853455                         21
--------------------------------------------------------------------------------------------------

                                 SCHEDULE 5.1.16
                               INSURANCE POLICIES
                                AS OF MAY 4, 2001


-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
COVERAGE                                       LIMITS                                          CARRIER

-----------------------------------------------------------------------------------------------------------------------------
Georgia Worker's Compensation                  N/A                                             Self insured
                                                                                               Sentry is TPA
-----------------------------------------------------------------------------------------------------------------------------
Ohio Workers' Compensation                     Statutory                                       Self insured

-----------------------------------------------------------------------------------------------------------------------------
New York Disability Protection                 Statutory                                       Arista Insurance Company

-----------------------------------------------------------------------------------------------------------------------------
North Dakota Workers' Compensation             Statutory                                       Monopolistic
-----------------------------------------------------------------------------------------------------------------------------
Washington Workers' Compensation               Statutory                                       Monopolistic

-----------------------------------------------------------------------------------------------------------------------------
West Virginia Workers' Compensation            Statutory                                       Comptrol is TPA
-----------------------------------------------------------------------------------------------------------------------------
Workers' Compensation/                         Statutory                                       Sentry
Employer's Liability
(All States)
-----------------------------------------------------------------------------------------------------------------------------
Workers' Compensation/                         $850,000                                        Sentry
Employer's Liability Excess
(Georgia and Ohio)
-----------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
                                                      WORKERS' COMPENSATION COVERAGE
--------------------------------------------------------------------------------------------------
COVERAGE                                       POLICY NUMBER                      INSURED
                                                                                  (SEE FOOTNOTE)
--------------------------------------------------------------------------------------------------
Georgia Worker's Compensation                  900250007                          22

--------------------------------------------------------------------------------------------------
Ohio Workers' Compensation                     SI 4052                            23
                                               SI 4052-01
--------------------------------------------------------------------------------------------------
New York Disability Protection                 189814-100-202                     24

--------------------------------------------------------------------------------------------------
North Dakota Workers' Compensation             1272257                            25
--------------------------------------------------------------------------------------------------
Washington Workers' Compensation               86730403                           26
                                               96029300
--------------------------------------------------------------------------------------------------
West Virginia Workers' Compensation            85000746-101                       27
--------------------------------------------------------------------------------------------------
Workers' Compensation/                         900250002 HI, ME, MT, OR, WI       28
Employer's Liability                           900250001 All Other States
(All States)
--------------------------------------------------------------------------------------------------
Workers' Compensation/                         900250003                          29
Employer's Liability Excess
(Georgia and Ohio)
--------------------------------------------------------------------------------------------------

                                SCHEDULE 5.1.16
                               INSURANCE POLICIES
                                AS OF MAY 4, 2001



                                    FOOTNOTES
                                    ---------

1.  AUTOMOBILE LIABILITY
Consolidated Stores Corporation, a Delaware corporation, and any person or firm or corporation, or any of its members, specifically designated by name as insured in a policy, as distinguished from others who although unnamed are protected under some circumstances.

2.  COMMERCIAL CRIME
Consolidated Stores Corporation, a Delaware corporation, and its subsidiaries and any employee welfare or benefit plan now existing or hereafter created or acquired, sponsored by Consolidated Stores Corporation, a Delaware corporation, and its subsidiaries, which is required to be bonded under the Employee Retirement Income Security Act of 1974.

3.  DIRECTORS and OFFICERS LIABILITY
Any person who has been, now is, or shall become a duly elected director or a duly elected or appointed officer of the insured organization, including Consolidated Stores Corporation, a Delaware corporation, and its subsidiaries.

4.  EXCESS DIRECTORS and OFFICERS LIABILITY
Any person who has been, now is, or shall become a duly elected director or a duly elected or appointed officer of the insured organization, including Consolidated Stores Corporation, a Delaware corporation, and its subsidiaries.

5.  EMPLOYMENT PRACTICES LIABILITY
Any past, present or future director, officer or employee of the insured organization, including Consolidated Stores Corporation, a Delaware corporation, and its subsidiaries.

6.  EXCESS EMPLOYMENT PRACTICES LIABILITY
Any past, present or future director, officer or employee of the insured organization, including Consolidated Stores Corporation, a Delaware corporation, and its subsidiaries.

7.  PUNITIVE DAMAGES WRAP AROUND EMPLOYMENT PRACTICES
Any past, present or future director, officer or employee of the insured organization, including Consolidated Stores Corporation, a Delaware corporation, and its subsidiaries.

8. EMPLOYEMENT PRACTICES LIABILITY PUNITIVE DAMAGES WRAP AROUND - UNINSURABLE STATES
Consolidated Stores Corporation, a Delaware corporation.

                                SCHEDULE 5.1.16
                               INSURANCE POLICIES
                                AS OF MAY 4, 2001


9. EMPLOYEMENT PRACTICES LIABILITY PUNITIVE DAMAGES WRAP AROUND OCCURRENCE (1-10000-00)
Consolidated Stores Corporation, a Delaware corporation.

10. EMPLOYMENT PRACTICES LIABILITY PUNITIVE DAMAGES WRAP AROUND OCCURRENCE (1-10002-00)
Consolidated Stores Corporation, a Delaware corporation.

11. EMPLOYED LAWYERS PROFESSIONAL LIABILITY
Any past, present or future full-time or part-time employee of Consolidated Stores Corporation, a Delaware corporation, who is admitted to practice lay and who provides legal services for Consolidated Stores Corporation, a Delaware corporation.

12. SPECIAL COVERAGE
All employees, officers and directors of Consolidated Stores Corporation, a Delaware corporation, and subsidiaries.

13. INTERNATIONAL EXPORTERS PACKAGE
Consolidated Stores Corporation, a Delaware corporation, Mac Frugal's Bargains o Close-outs, Inc., and their affiliated subsidiaries and associated corporations and/or companies now existing or which may hereafter be created or acquired, and any party in interest which the insured is responsible to insure.

14. FIDUCIARY LIABILITY
Consolidated Stores Corporation, a Delaware corporation, and its subsidiaries.

15. GENERAL LIABILITY
Consolidated Stores Corporation, a Delaware corporation, and any person or firm or corporation, or any of its members, specifically designated by name as insured in a policy, as distinguished from others who although unnamed are protected under some circumstances.

16. UMBRELLA LIABILITY
Consolidated Stores Corporation, a Delaware corporation.

17. EXCESS LIABILITY -- 1st Layer
Consolidated Stores Corporation, a Delaware corporation, and any person or firm or corporation, or any of its members, specifically designated by name as insured in a policy, as distinguished from others who although unnamed are protected under some circumstances.

                                SCHEDULE 5.1.16
                               INSURANCE POLICIES
                                AS OF MAY 4, 2001


18. EXCESS LIABILITY -- 2nd Layer
Consolidated Stores Corporation, a Delaware corporation, and any person or firm or corporation, or any of its members, specifically designated by name as insured in a policy, as distinguished from others who although unnamed are protected under some circumstances.

19. PROPERTY DAMAGE - ALL RISK
Consolidated Stores Corporation, a Delaware corporation, Mac Frugal's Bargains - Close-outs, Inc. and its affiliated, subsidiary and associated companies and/or corporations as now or may hereafter be constituted or acquired.

20. STOCK THROUGHPUT
Consolidated Stores Corporation, a Delaware corporation, Mac Frugal's Bargains - Close-out, Inc., Closeout Distribution, Inc., and any subsidiary, affiliated, interrelated companies or corporation as now exist or may hereafter be constituted, created or acquired.

21. BUSINESS TRAVEL ACCIDENT
Consolidated Stores Corporation, a Delaware corporation, Mac Frugal's Bargains - Close-outs, Inc., and its affiliated, subsidiary and associated companies and/or corporations as now or may hereafter be constituted or acquired.

22. GEORGIA WORKER'S COMPENSATION
Consolidated Stores Corporation, an Ohio corporation.

23. OHIO WORKER'S COMPENSATION
Consolidated Stores Corporation, an Ohio corporation.

24. NEW YORK DISABILITY PROTECTION
Consolidated Stores Corporation, an Ohio corporation, Mac Frugal's Bargains o Close-outs, Inc., and its affiliated, subsidiary, and associated companies and/or corporations as now exist or may hereafter be constituted or acquired.

25. NORTH DAKOTA WORKER'S COMPENSATION
Consolidated Stores Corporation, an Ohio corporation.

26. WASHINGTON WORKER'S COMPENSATION
Consolidated Stores Corporation, an Ohio corporation, and PNS Stores, Inc.

                                SCHEDULE 5.1.16
                               INSURANCE POLICIES
                                AS OF MAY 4, 2001


27. WEST VIRGINIA WORKER'S COMPENSATION Consolidated Stores Corporation, an Ohio corporation.

28.  WORKERS COMPENSATION/EMPLOYERS LIABILITY (ALL STATES)
Consolidated Stores Corporation, a Delaware corporation, Consolidated Stores Corporation, an Ohio corporation, and any person or firm or corporation, or any of its members, specifically designated by name as insured in a policy, as distinguished from others who although unnamed are protected under some circumstances.

29. EXCESS WORKERS COMPENSATION/EMPLOYERS LIABILITY (GEORGIA AND OHIO) Consolidated Stores Corporation, an Ohio corporation, and any person or firm or corporation, or any of its members, specifically designated by name as insured in a policy, as distinguished from others who although unnamed are protected under some circumstances.

               SCHEDULE 5.1.20 - EMPLOYEE BENEFIT PLAN DISCLOSURES



-        NOT APPLICABLE

                   SCHEDULE 5.1.22 - ENVIRONMENTAL DISCLOSURES



-        NOT APPLICABLE

                     SCHEDULE 7.2.1 - PERMITTED INDEBTEDNESS



-        NOT APPLICABLE

                                 EXHIBIT 1.1(A)


                                     FORM OF

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         Reference is made to the Credit Agreement dated as of May 8, 2001 (as amended, supplemented or modified from time to time, the "Credit Agreement") among CONSOLIDATED STORES CORPORATION, an Ohio corporation ("Borrower"), the Guarantors now or hereafter party thereto, the Banks now or hereafter party thereto, and NATIONAL CITY BANK, in its capacity as Administrative Agent for the Banks (the "Administrative Agent"), the Lead Arranger (the "Lead Arranger") and as a Managing Agent, FLEET NATIONAL BANK, in its capacity as the Syndication Agent (the "Syndication Agent") and as a Managing Agent, FIRST UNION NATIONAL BANK and PNC BANK, NATIONAL ASSOCIATION, in their capacity as Documentation Agents (the "Documentation Agents") and Managing Agents, and BANK OF AMERICA, N.A., THE BANK OF NEW YORK, and FIRSTAR BANK, N.A., in their capacity as Managing Agents (collectively, the "Managing Agents"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

         _________________________ (the "Assignor") and ________________________
(the "Assignee"), intending to be legally bound hereby, make this Assignment and Assumption Agreement this ___ day of ___________, 200__ and hereby agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE to the Assignor, a ________ percent (____%) interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including without limitation, such percentage interest in the Assignor's Revolving Credit Commitment as in effect on the Effective Date, Assignor's 364-Day Loan Commitment as in effect on the Effective Date, the Loans owing to the Assignor on the Effective Date and the Notes evidencing the outstanding Loans held by the Assignor.

         2. The Assignor (i) represents and warrants that, as of the date hereof, its Revolving Credit Commitment is $_________, the unpaid principal amount of the Revolving Credit Loans owing to the Assignor is $_________ , its 364-Day Loan Commitment is $________, and the unpaid principal amount of the 364-Day Loans owing to the Assignor is $_________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under the Credit Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; and (v) attaches the

Notes referred to in paragraph 1 above and requests that the Administrative Agent exchange such Notes for new Notes as follows:

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements (if any) referred to in Sections 5.1.9, 7.3.1, and 7.3.2 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Documentation Agent, any Managing Agent, the Syndication Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof; (iv) agrees that it will become a party to and be bound by the Credit Agreement on the Effective Date (including without limitation the provisions of Section 10.11) as if it were an original Bank thereunder and will have the rights and obligations of a Bank thereunder and will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

         4. The effective date of this Assignment and Assumption shall be _____________, ________ (the "Effective Date"). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent.

         5. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Bank thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement, and the Revolving Credit Commitments and the 364-Day Loan Commitments of the Assignor and the Assignee shall be as set forth in Schedule I hereto.

         6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payment under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, Facility Fees and Letter of Credit Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. The Assignor makes this assignment to the Assignee in consideration of the payment by the Assignee to the Administrative Agent of $3,500, receipt of which is hereby acknowledged by the Assignor.

         8. This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to its conflict of laws principles.

         9. [THIS SECTION IS APPLICABLE ONLY IF THE ASSIGNEE IS INCORPORATED OUTSIDE OF THE UNITED STATES OR THE ADMINISTRATIVE AGENT HAS REQUESTED ASSIGNEE TO COMPLY WITH THE FOLLOWING.] Assignee has delivered to each of Borrower and the Administrative Agent, at least five (5) Business Days prior to the Effective Date, two duly completed appropriate valid Withholding Certificates certifying its status (i.e., U.S. or foreign person), if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code.

                                             [NAME OF ASSIGNOR]



                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                    ---------------------------

                                             [NAME OF ASSIGNEE]



                                             By:
                                                -------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                    ---------------------------

                                             Notice Address:

                                             ----------------------------------
                                             ----------------------------------
                                             ----------------------------------

                                             Telephone No.:
                                                           --------------------
                                             Telecopier No.:
                                                            -------------------
                                             Attn:
                                                  -----------------------------

CONSENTED TO this _____
day of ____________, _____

[ADMINISTRATIVE AGENT]
[BORROWER]*



By:
   --------------------------
Title:
      -----------------------
*If applicable

                                   SCHEDULE I


                    Amount of Commitment for       Amount of Revolving      Amount of Commitment for        Amount of 364-Day
                    Revolving Credit Loans as     Credit Loans as of the     364-Day Loans as of the       Loans held as of the
                      of the Effective Date           Effective Date              Effective Date              Effective Date

[Assignor]            $________________            $________________           $_______________            $_______________

[Assignor]            $________________            $________________           $_______________            $_______________

                                EXHIBIT 1.1(G)(1)


                                 FORM OF JOINDER
                                       TO
                        GUARANTY AND SURETYSHIP AGREEMENT
                                       AND
                      INTERCOMPANY SUBORDINATION AGREEMENT
                                       AND
                                 LOAN DOCUMENTS


         This Joinder to Guaranty and Suretyship Agreement and Intercompany Subordination Agreement (the "Joinder") dated as of ___________ ___, 200__, is made by and among

         1. each of the Guarantors (the "Existing Guarantors") under the Guaranty and Suretyship Agreement (the "Guaranty Agreement") dated as of _______ ___, 2001, which are identified on the signature pages thereto, and by

         2. each of the Companies ( the "Existing Companies") under the Intercompany Subordination Agreement (the "Subordination Agreement") dated as of _________ ___, 2001, which are identified on the signature pages thereto, and by

         3. each corporation which is identified under the caption "New Subsidiaries" in Schedule 1 hereto (each referred to herein as a "New Guarantor" or a "New Company") which has been formed or acquired by one or more of the Existing Guarantors and Existing Companies since _________ ___, 2001 and is joining the Guaranty Agreement, the Subordination Agreement and the other Loan Documents on the date hereof pursuant to this Joinder.

         Reference is made to the Credit Agreement dated as of May 8, 2001, as the same may be modified, supplemented or amended from time to time (the "Credit Agreement"), by and among Consolidated Stores Corporation, an Ohio corporation (the "Borrower"), the Guarantors now or hereafter party thereto, the Banks now or hereafter party thereto, and National City Bank, in its capacity as Administrative Agent ("Administrative Agent") for the Banks, the Lead Arranger (the "Lead Arranger") and as a Managing Agent, Fleet National Bank, in its capacity as the Syndication Agent (the "Syndication Agent") and as a Managing Agent, PNC Bank, National Association First Union National Bank, in their capacity as Documentation Agents (the "Documentation Agents") and Managing Agents, and Bank Of America, N.A., The Bank Of New York, and Firstar Bank, N.A., in their capacity as Managing Agents (collectively the "Managing Agents") (the Administrative Agent, Syndication Agent, Co-Documentation Agents, and the Managing Agents collectively referred to herein as the "Agents").

         Each capitalized term used herein, unless otherwise defined herein, shall have the respective meaning specified in the Credit Agreement.

         NOW THEREFORE, intending to be legally bound hereby, each Existing Guarantor and New Guarantor (each a "Guarantor") and each Existing Company and New Company (each a "Company") hereby agrees as follows:

         1. JOINDER BY NEW GUARANTORS AND NEW COMPANIES.
            --------------------------------------------

   1.1    Joinder by New Guarantors.
          ----------------------------------

          Each New Guarantor hereby (i) joins and becomes a party to (a) the Guaranty Agreement as a "Guarantor" thereunder and (b) each of the other Loan Documents which are stated to apply to or are made by a Guarantor, and (ii) makes and is bound by all of the representations, warranties, covenants and agreements made by a Guarantor therein.

   1.2    Joinder by New Companies.
          -------------------------

          Each New Company hereby joins and becomes a party to the Subordination Agreement as a "Company" thereunder and makes and is bound by all of the representations, warranties, covenants and agreements made by a Company therein.

   1.3    New Guarantors' and New Companies' Warranties.
          ----------------------------------------------

          Each New Guarantor and New Company hereby represents and warrants to the Agents and the Banks with respect to itself as follows:

   1.3.1  No Conditions Precedent.
          ------------------------

          There are no conditions precedent to the effectiveness of the joinder by such New Guarantor and New Company pursuant to this Section 1 that have not been satisfied or waived.

   1.3.2   No Reliance.
           ------------

          Each New Guarantor and New Company has, independently and without reliance upon the Agents and the Banks, or any of them, and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Joinder and into the Guaranty Agreement or Subordination Agreement, as applicable.

   1.3.3  Acknowledgment.
          ---------------

          Each New Guarantor and each New Company acknowledge receipt of the Credit Agreement, the Guaranty Agreement, the Subordination Agreement, and each of the other Loan Documents.

          IN WITNESS WHEREOF, the Guarantors and the Companies have caused this Joinder to be executed and delivered on the date first written above.

                                          GUARANTORS:

                                          EACH ENTITY LISTED ON SCHEDULE 1
                                          HERETO UNDER THE CAPTION "NEW
                                          SUBSIDIARIES" OR "CORPORATE NAME"

                                          By:
                                             ----------------------------------
                                          Title:
                                                -------------------------------
                                          COMPANIES:

                                          EACH ENTITY LISTED ON THE SIGNATURE
                                          PAGES TO THE INTERCOMPANY
                                          SUBORDINATION AGREEMENT



                                          By:
                                             ----------------------------------
                                          Title:
                                                -------------------------------

                                   SCHEDULE 1

                                   PAGE 1 OF 4


PART 1--ENTITIES REFERRED TO IN SIGNATURE PAGE

CORPORATE NAME (INCLUDING NEW
SUBSIDIARIES--THOSE ENTITIES WHICH ARE
NEW SUBSIDIARIES ARE INDICATED BY FOOTNOTE)
-------------------------------------------

                                EXHIBIT 1.1(G)(2)
                 CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP

     This Continuing Agreement of Guaranty and Suretyship (the "Guaranty"), dated as of this 8th day of May, 2001, is jointly and severally given by each of the undersigned and each of the other Persons which become Guarantors hereunder from time to time (each a "Guarantor" and collectively the "Guarantors") in favor of National City Bank, as Administrative Agent for the Banks (the "Agent") in connection with that Credit Agreement, dated as of the date hereof, by and among Consolidated Stores Corporation, an Ohio corporation (the "Borrower"), the Guarantors now or hereafter party thereto, the Banks now or hereafter party thereto (the "Banks"), and National City Bank, in its capacity as Administrative Agent for the Banks, the Lead Arranger and as a Managing Agent, Fleet National Bank, in its capacity as the Syndication Agent (the "Syndication Agent") and as a Managing Agent, PNC Bank, National Assocation and First Union National Bank, each in its capacity as Documentation Agent (the "Documentation Agents") and as Managing Agents, and Bank Of America, N.A., The Bank Of New York, and Firstar Bank, N.A., each in its capacity as a Managing Agent (collectively the "Managing Agents") (as amended, restated, modified, or supplemented from time to time hereafter, the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement.

     1. GUARANTIED OBLIGATIONS. To induce the Agent and the Banks to make loans and grant other financial accommodations to the Borrower under the Credit Agreement, each Guarantor hereby unconditionally and irrevocably guaranties to the Agent and each Bank and each Affiliate of each Bank, and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar laws of any country or jurisdiction) of all Obligations, including, without limiting the generality of the foregoing, all obligations, liabilities, and indebtedness from time to time of the Borrower or any other Guarantor to the Agent or any of the Banks or any Affiliate of any Bank under or in connection with the Credit Agreement, any other Loan Document, or any credit exposure under any interest rate protection agreement or hedging agreement, swap or other derivative securities, whether for principal, interest, fees, indemnities, expenses, interest rate breakage charges, or otherwise, and all refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to the Borrower or any Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations, liabilities, and indebtedness arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all of the foregoing obligations, liabilities and indebtedness are referred to herein collectively as the "Guarantied Obligations" and each as a "Guarantied Obligation"). Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if the Agent or any of the Banks (or any one or more assignees or transferees thereof) from time to time assign or otherwise transfer all or any portion of their respective rights and obligations under the Loan Documents, or any other Guarantied Obligations, to any other Person. In furtherance of the foregoing, each Guarantor jointly and severally agrees as follows.

     2. GUARANTY. Each Guarantor hereby promises to pay and perform all such Guarantied Obligations when due, or, immediately upon demand of the Agent and the Banks or any one or more of them pursuant to the Credit Agreement or other Loan Documents. All payments made hereunder shall be made by each Guarantor in immediately available funds in United States Dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature.

     3. OBLIGATIONS ABSOLUTE. The obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by any Bank, the Agent, or Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity. Each of the Guarantors agree that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents. Without limiting the generality of the foregoing, each Guarantor agrees that this Guaranty is a continuing, unconditional guaranty of payment and performance and not of collection, that its obligations under this Guaranty shall be primary, absolute, and unconditional, and that the joint and several obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

          (a) Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Loan Documents, or any rights of the Agent or the Banks or any other Person with respect thereto;

          (b) Any increase, decrease, or change in the amount, nature, type or purpose of any of the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;

          (c) Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against any Guarantor; or any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;

          (d) Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Agent or the Banks, or any of them, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by any of the Agent or the Banks, or any of them, or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations. As used in this Guaranty, "direct or indirect security" for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;

          (e) Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower or any other Person; or any action taken or election made by the Agent or the Banks, or any of them (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy
Code), the Borrower, or any other Person in connection with any such proceeding;

          (f) Any defense, setoff, or counterclaim which may at any time be available to or be asserted by the Borrower or any other person with respect to any Loan Document or any of the Guarantied Obligations; or any discharge by operation of law or release of the Borrower or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations;

          (g) Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Guarantor, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Guarantied Obligations in full.

          Each Guarantor acknowledges, consents, and agrees that new Guarantors may join in this Guaranty pursuant to Section 10.18 of the Credit Agreement and each Guarantor affirms that its obligations shall continue hereunder undiminished.

     4. WAIVERS, ETC. Each of the Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof. Without limitation and to the fullest extent permitted by applicable law, each Guarantor waives each of the following:

          (a) All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any Guarantor, including the following: any notice of any event or circumstance described in Section 3 hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of the Borrower or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person;

          (b) Any right to any marshalling of assets, to the filing of any claim against the Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against the Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of the Agent or the Banks, or any of them, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;

          (c) Any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency laws, "one action" laws or the like), or by reason of any election of remedies or other action or inaction by the Agent or the Banks, or any of them (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of the Agent or the Banks, or any of them, to seek a deficiency against the Borrower or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

          (d) Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

     5. REINSTATEMENT. This Guaranty is a continuing obligation of the Guarantors and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance. Upon termination of all Commitments and the expiration of all Letters of Credit and indefeasible payment in full of all Guarantied Obligations, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Bank or Agent upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, Borrower or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

     6. SUBROGATION. No Guarantor shall exercise any rights against Borrower or any other Guarantor arising in connection with the Guarantied Obligations (including rights of subrogation, contribution, and the like) until the Guarantied Obligations have been indefeasibly paid in full and all Commitments have been terminated and all Letters of Credit have expired. If any amount shall be paid to any Guarantor by or on behalf of Borrower or any other Guarantor by virtue of any right of subrogation, contribution, or the like, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Agent and the Banks and shall forthwith be paid to the Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

     7. NO STAY. Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against the Borrower or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

     8. TAXES.

          (a) NO DEDUCTIONS. All payments made by any Guarantor under any of the Loan Documents shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Bank and all income and franchise taxes of the United States applicable to any Bank (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under any of the Loan Documents, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Subsection (a) such Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

          (b) STAMP TAXES. In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, any of the Loan Documents (hereinafter referred to as "Other Taxes").

          (c) INDEMNIFICATION FOR TAXES PAID BY ANY BANK. Each Guarantor shall indemnify each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Subsection) paid by any Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, except for Taxes which were or are not properly payable by the Borrower under the Credit Agreement. This indemnification shall be made within 30 days from the date a Bank makes written demand therefor, which shall include the full calculation of such Tax liability and all documentation relating thereto.

          (d) CERTIFICATE. Within 30 days after the date of any payment of any Taxes by any Guarantor, such Guarantor shall furnish to each Bank upon written request from such Bank, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by such Guarantor, such Guarantor shall, if so requested by a Bank, provide a certificate of an officer of such Guarantor to that effect.

     9. JUDGMENT CURRENCY.

          (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due under any of the Loan Documents in any currency (the "Original Currency") into another currency (the "Other Currency"), each Guarantor hereby agrees, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Bank could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

          (b) The obligation of each Guarantor in respect of any sum due from such Guarantor to any Bank under any of the Loan Documents shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the business day (being a day on which it is open for business at its principal office in the United States) following receipt by any Bank of any sum adjudged to be so due in such Other Currency, such Bank may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Bank in the Original Currency, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Bank against such loss.

     10. NOTICES. Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Guarantor at the address set forth on a Schedule to, or in a Joinder and Assumption given under, the Credit Agreement and in the manner provided in
Section 10.6 of the Credit Agreement. The Agent and the Banks may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and the Agent and the Banks shall have no duty to verify the identity or authority of the Person giving such notice.

     11. COUNTERPARTS; TELECOPY SIGNATURES. This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Guarantor acknowledges and agrees that a telecopy transmission to Agent or any Bank of signature pages hereof purporting to be signed on behalf of any Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor.

     12. SETOFF, DEFAULT PAYMENTS BY BORROWER.

          (a) In the event that at any time any obligation of the Guarantors now or hereafter existing under this Guaranty shall have become due and payable, the Agent and the Banks, or any of them, shall have the right from time to time, without notice to any Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of any Bank or the Agent, or any subsidiary or affiliate of any Bank or Agent, to any Guarantor, including but not limited to all deposits (whether time or demand, general or specific (but specifically excluding special deposits for tax withholding, ERISA and similar purposes), provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with the Agent or any Bank or any subsidiary or affiliate thereof. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not the Agent or the Banks, or any of them, shall have given any notice or made any demand under this Guaranty or under such obligation to the Guarantor, whether such obligation to the Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Agent and the Banks, or any of them, may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Agent or any of the Banks. The rights of the Agent and the Banks under this Section are in addition to such other rights and remedies (including, without limitation, other rights of setoff and banker's lien) which the Agent and the Banks, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of setoff or banker's lien of the Agent and the Banks, or any of them. Each of the Guarantors hereby agree that, to the fullest extent permitted by law, any affiliate or subsidiary of the Agent or any of the Banks and any holder of a participation in any obligation of any Guarantor under this Guaranty, shall have the same rights of setoff as the Agent and the Banks as provided in this Section (regardless whether such affiliate or participant otherwise would be deemed a creditor of the Guarantor).

          (b) Upon the occurrence and during the continuation of any default under any Guarantied Obligation, if any amount shall be paid to any Guarantor by or for the account of Borrower, such amount shall be held in trust for the benefit of each Bank and Agent and shall forthwith be paid to the Agent to be credited and applied to the Guarantied Obligations when due and payable.

     13. CONSTRUCTION. The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect. This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreement or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.

     14. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Agent and the Banks, or any of them, and their successors and assigns. Without limitation of the foregoing, the Agent and the Banks, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other person and such Guarantied Obligations (including any Guarantied Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Agent and the Banks in this Guaranty or otherwise.

     15. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

          (a) GOVERNING LAW. This agreement shall be governed by, construed, and enforced in accordance with the internal laws of the State of Ohio, without regard to its conflict of laws principles.

          (b) CERTAIN WAIVERS. Each Guarantor hereby irrevocably:

               (i) Consents to the nonexclusive jurisdiction of the Court of Common Pleas of Franklin County and the United States District Court for the Southern District of Ohio, and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower at the address provided for in the Credit Agreement and service so made shall be deemed to be completed upon actual receipt thereof;

               (ii) Waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue; and

               (iii) WAIVES TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE CREDIT AGREEMENT, OR ANY OTHER LOAN DOCUMENT TO THE FULLEST EXTENT PERMITTED BY LAW.

     16. SEVERABILITY; MODIFICATION TO CONFORM TO LAW.

          (a) It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any matter affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          (b) Without limitation of the preceding subsection (a), to the extent that applicable law (including applicable laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of the Guarantor's obligations hereunder invalid, voidable, or unenforceable on account of the amount of a Guarantor's aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by the Agent or any of the Banks or such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:

               (A) the fair consideration actually received by such Guarantor under the terms and as a result of the Loan Documents and the value of the benefits described in Section 19 (b) hereof, including (and to the extent not inconsistent with applicable federal and state laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Guarantor with the proceeds of any credit extended under the Loan Documents, or

               (B) the excess of (1) the amount of the fair value of the assets of such Guarantor as of the date of this Guaranty as determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (2) the amount of all liabilities of such Guarantor as of the date of this Guaranty, also as determined on the basis of applicable federal and state laws governing the insolvency of debtors as in effect on the date hereof.

          (c) Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor's obligations hereunder as to each element of such assertion.

     17. ADDITIONAL GUARANTORS. At any time after the initial execution and delivery of this Guaranty to the Agent and the Banks, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Agent and the Banks a Guarantor Joinder and Assumption Agreement pursuant to the Credit Agreement. No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto.

     18. JOINT AND SEVERAL OBLIGATIONS. Each of the obligations of each and every Guarantor under this Guaranty are joint and several. The Agent and the Banks, or any of them, may, in their sole discretion, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Guarantor and such an election by the Agent and the Banks, or any of them, shall not be a defense to any action the Agent and the Banks, or any of them, may elect to take against any Guarantor. Each of the Banks and Agent hereby reserve all right against each Guarantor.

     19. RECEIPT OF CREDIT AGREEMENT, OTHER LOAN DOCUMENTS, BENEFITS.

          (a) Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct (with such of those representations and warranties qualified to the knowledge of such Loan Party, as applicable, being subject herein to the same qualification therein). Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents to the extent therein applicable to such Guarantor.

          (b) Each Guarantor hereby acknowledges, represents, and warrants that it receives synergistic benefits by virtue of its affiliation with Borrower and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.

     20. [INTENTIONALLY OMITTED.]

     21. MISCELLANEOUS.

          (a) GENERALITY OF CERTAIN TERMS. As used in this Guaranty, the terms "hereof," "herein," and terms of similar import refer to this Guaranty as a whole and not to any particular term or provision; the term "including," as used herein, is not a term of limitation and means "including without limitation."

          (b) AMENDMENTS, WAIVERS. No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Agent and the Banks as provided in the Credit Agreement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or failure of the Agent or the Banks, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Agent and the Banks under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by law, or otherwise.

          (c) TELECOMMUNICATIONS. Each Bank and Agent shall be entitled to rely on the authority of any individual making any telecopy or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.

          (d) EXPENSES. Each Guarantor unconditionally agrees to pay all reasonable costs and expenses, including reasonable attorneys' fees incurred by the Agent or any of the Banks in enforcing this Guaranty against any Guarantor and each Guarantor shall pay and indemnify each Bank and Agent for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including disbursements and reasonable legal fees of counsel to any Bank or Agent), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Bank or Agent (A) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof; (B) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy or telephonic transmission purporting to be by any Guarantor or Borrower; (C) in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by any Bank or Agent hereunder, and including those arising directly or indirectly from the violation or asserted violation by any Guarantor or Borrower or Agent or any Bank of any law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person, except for those obligations, liabilities, losses, damages, costs or expenses arising as a result of the gross negligence or willful misconduct of such Agent or Bank. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Guarantors hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances.

          (e) PRIOR UNDERSTANDINGS. This Guaranty and the Credit Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.

          (f) SURVIVAL. All representations and warranties of the Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Agent and the Banks, or any of them, any extension of credit, or any other event or circumstance whatsoever.

                            [SIGNATURE PAGE FOLLOWS]

  [SIGNATURE PAGE 1 OF ___ OF CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP]


     IN WITNESS WHEREOF, each Guarantor intending to be legally bound, has executed this Guaranty as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

                                      [LIST GUARANTORS]



                                      By:                                (SEAL)
                                          -------------------------------
                                          Name:
                                          Title:

                                EXHIBIT 1.1(I)(1)

                                     FORM OF
                      INTERCOMPANY SUBORDINATION AGREEMENT

     THIS INTERCOMPANY SUBORDINATION AGREEMENT (this "Agreement") is dated as of May ___, 2001 and is made by and among the entities listed on the signature page hereto (or subsequently joining this agreement) (each being individually referred to herein as a "Company" and collectively as the "Companies").

                                WITNESSETH THAT:

     WHEREAS, reference is made to that Credit Agreement, dated as of even date herewith, by and among Consolidated Stores Corporation, an Ohio corporation (the "Borrower"), the Guarantors now or hereafter party thereto (the "Guarantors"), the Banks now or hereafter party thereto (the "Banks"), and National City Bank, in its capacity as Administrative Agent ("Agent") for the Banks, the Lead Arranger and as a Managing Agent, Fleet National Bank, in its capacity as the Syndication Agent and as a Managing Agent, First Union National Bank and PNC Bank, National Association, in their capacity as Documentation Agents and Managing Agents, and Bank Of America, N.A., The Bank Of New York, and Firstar Bank, N.A., in their capacity as Managing Agents (collectively the "Managing Agents") (as amended, restated, modified, supplemented, or the like from time to time hereafter, the "Credit Agreement");

     WHEREAS, pursuant to the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), the Banks intend to make loans and grant other financial accommodations to or on behalf of the Borrower;

     WHEREAS, the Companies are or may become indebted to each other (all present and future indebtedness of any Company to any other Company, now existing or hereafter incurred (whether created directly or acquired by assignment or otherwise), and interest and premiums, if any, thereon and other amounts payable in respect thereof are hereinafter collectively referred to as the "Intercompany Indebtedness"); and

     WHEREAS, the obligations of the Banks to maintain the Commitments and make loans and grant other financial accommodations to or on behalf of the Borrower from time to time are subject to the condition, among others, that the Companies subordinate the Intercompany Indebtedness to the Obligations (as defined in the Credit Agreement) of the Borrower or any other Company to the Agent or the Banks arising pursuant to the Credit Agreement or any of the other Loan Documents (collectively, the "Senior Debt") in the manner set forth herein.

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

     1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement. The recitals set forth above are hereby incorporated herein by reference. The term "including," as used in this Agreement, shall mean "including without limitation."

     2. INTERCOMPANY INDEBTEDNESS SUBORDINATED TO SENIOR DEBT. All Intercompany Indebtedness shall be subordinate and subject in right of payment to the prior indefeasible payment in full of all Senior Debt pursuant to the provisions contained herein.

     3. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. Upon any distribution of assets of any Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, or other similar case or proceeding, relative to any such Company or to its creditors, as such, or to its assets, (b) any liquidation, dissolution or other winding up of any such Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any marshalling of assets and liabilities of any such Company (a Company distributing assets as set forth herein being referred to in such capacity as a "Distributing Company"), then and in any such event, the Agent shall be entitled to receive, for the benefit of the Agent and the Banks as their respective interests may appear, indefeasible payment in full of all amounts due or to become due (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) on or in respect of any and all Senior Debt before the holder of any Intercompany Indebtedness owed by the Distributing Company is entitled to receive any payment on account of the principal of or interest or costs on such Intercompany Indebtedness, and to that end, the Agent shall be entitled to receive, for application to the payment of the Senior Debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Intercompany Indebtedness owed by the Distributing Company in any such case, proceeding, dissolution, liquidation, or other winding up event.

     4. NO COMMENCEMENT OF ANY PROCEEDING. Each Company agrees that, so long as the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Banks or the Agent on behalf of the Banks in commencing, any collection, enforcement, or other proceeding including those described in
Section 3 above against any other Company which owes it any Intercompany Indebtedness.

     5. PRIOR PAYMENT OF SENIOR DEBT UPON ACCELERATION OF INTERCOMPANY INDEBTEDNESS. If any portion of the Intercompany Indebtedness owed by any Company becomes or is declared due and payable (excluding payments on the Intercompany Indebtedness prior to an Event of Default), then and in such event the Agent, on behalf of the Banks, and the Banks shall be entitled to receive indefeasible payment in full of all amounts due and to become due on or in respect of the Senior Debt (whether or not an Event of Default has occurred under the terms of the Loan Documents or the Senior Debt has been declared due and payable prior to the date on which it would otherwise have become due and payable) before the holder of any such Intercompany Indebtedness is entitled to receive any payment thereon.

     6. NO PAYMENT WHEN SENIOR DEBT IN DEFAULT. If any Event of Default or Potential Default shall have occurred and be continuing, or such an Event of Default or Potential Default would result from or exist after giving effect to a payment with respect to any portion of the Intercompany Indebtedness, so long as any of the Senior Debt shall remain outstanding, no payment shall be made by any Company owing such Intercompany Indebtedness on account of principal or interest on any portion of the Intercompany Indebtedness, without the prior written consent of the Required Banks.

     7. PAYMENT PERMITTED IF NO DEFAULT. Nothing contained in this Agreement shall prevent any of the Companies, at any time except during the pendency of any of the conditions described in Sections 3, 5 and 6, from making payments at any time of principal of or interest on any portion of the

Intercompany Indebtedness, or the retention thereof by any of the Companies of any money paid or deposited with them for the payment of or on account of the principal of or interest on the Intercompany Indebtedness.

     8. RECEIPT OF PROHIBITED PAYMENTS. If any Company shall have received any payment or distribution of assets from any other Company of any kind or character in violation of Sections 3, 5, or 6, whether in cash, property or securities, then and in such event such payment or distribution shall be held in trust for the benefit of the Agent and the Banks, shall be segregated from other funds and property held by such Company, and shall be forthwith paid over to the Agent for the benefit of the Banks in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or repayment of the Senior Debt in accordance with the terms of the Credit Agreement.

     9. RIGHTS OF SUBROGATION. Each Company agrees that no payment or distribution to the Agent or the Banks pursuant to the provisions of this Agreement shall entitle it to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly paid in full and the Commitments shall have terminated.

     10. INSTRUMENTS EVIDENCING INTERCOMPANY INDEBTEDNESS. Each Company shall cause each instrument which now or hereafter evidences all or a portion of the Intercompany Indebtedness to be conspicuously marked as follows:

                           "This instrument is subject to the terms of an
                  Intercompany Subordination Agreement dated as of ___________ __, 2001 in favor of NATIONAL CITY BANK, as Administrative Agent for the Banks referred to therein, which Intercompany Subordination Agreement is incorporated herein by reference. Notwithstanding any contrary statement contained in the within instrument, no payment on account of the principal thereof or interest thereon shall become due or payable except in accordance with the express terms of said Intercompany Subordination Agreement."

Each Company will further mark its books of account in such a manner as shall be effective to give proper notice to the effect of this Agreement.

     11. AGREEMENT SOLELY TO DEFINE RELATIVE RIGHTS. The purpose of this Agreement is solely to define the relative rights of the Companies, on the one hand, and the Agent and the Banks, on the other hand with respect to the Intercompany Indebtedness and the Senior Debt. Nothing contained in this Agreement is intended to or shall impair, as between any of the Companies, the obligation of the Companies to each other to pay the principal of and interest on the Intercompany Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights among the Companies and their creditors other than the Agent and the Banks, nor shall anything herein prevent any of the Companies from exercising all remedies otherwise permitted by applicable Law upon default under any agreement pursuant to which the Intercompany Indebtedness is created, subject in each case, however, to Sections 3, 4, 5, 6, and 7 hereof, including the rights under this Agreement of the Agent and the Banks to receive cash, property or securities otherwise payable or deliverable with respect to the Intercompany Indebtedness.

     12. NO IMPLIED WAIVERS OF SUBORDINATION. No right of the Agent, on behalf of the Banks, or any Bank to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Company or by any act or failure to act by the Agent or any Bank, or by any non-compliance by any Company with the terms, provisions and covenants of any agreement pursuant to which the Intercompany Indebtedness is created, regardless of any knowledge thereof the Agent or any Bank may have or be otherwise charged with. Each Company by its acceptance hereof agrees that, so long as there is Senior Debt or any Letter of Credit outstanding or any Commitment is in effect under the Credit Agreement, such Company shall not agree to sell, assign, pledge, encumber or otherwise dispose of, or to compromise, the obligations of the other Companies with respect to their Intercompany Indebtedness without the prior written consent of the Agent, other than payment or assignment of such Intercompany Indebtedness from one Company to another Company prior to an Event of Default. Without in any way limiting the generality of the foregoing paragraph, the Agent or any of the Banks may, at any time and from time to time, without the consent of or notice to the Companies (except the Borrower to the extent provided in the Credit Agreement), without incurring responsibility to the Companies and without impairing or releasing the subordination provided in this Agreement or the obligations hereunder of the Companies to the Agent and the Banks, do any one or more of the following: (i) change the manner, place or terms of payment, or extend the time of payment, renew or alter the Senior Debt or otherwise modify, amend, restate, or supplement the Senior Debt or the Loan Documents; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against any of the Companies and any other Person.

     13. ADDITIONAL LOAN PARTIES. The Companies covenant and agree that they shall cause Loan Parties created or acquired after the date of this Agreement, and any other Subsidiaries required to join this Agreement pursuant to Section
7.2.9 or otherwise under the Credit Agreement, to execute a Guarantor Joinder in the form of EXHIBIT 1.1(G)(1) to the Credit Agreement, whereby such entity joins this Agreement and subordinates all Indebtedness owed to any such Subsidiary by any of the Companies or other Loan Parties hereafter created or acquired to the Senior Debt.

     14. CONTINUING FORCE AND EFFECT. This Agreement shall continue in force for so long as any portion of the Senior Debt remains unpaid and any Commitments or Letters of Credit under the Credit Agreement remain outstanding, it being contemplated that this Agreement be of a continuing nature.

     15. MODIFICATION, AMENDMENTS OR WAIVERS. Any and all agreements amending or changing any provision of this Agreement or the rights of the Agent or the Banks hereunder, and any and all waivers or consents to Events of Default or other departures from the due performance of the Companies hereunder, shall be made only by written agreement, waiver, or consent signed by the Required Banks and the Agent, acting on behalf of all the Banks, or all Banks, as provided in the Credit Agreement, any such agreement, waiver or consent made with such written consent being effective to bind all the Banks.

     16. EXPENSES. The Companies unconditionally and jointly and severally agree upon demand to pay to the Agent and the Banks the amount of any and all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel, which the Agent or any of the Banks may incur in connection with (a) the administration of this Agreement, (b) the exercise or enforcement of any of the rights of the Agent or the Banks hereunder, or (c) the failure by the Companies to perform or observe any of the provisions hereof. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Companies hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances.

     17. SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     18. GOVERNING LAW. This Agreement shall be a contract under the internal laws of the State of Ohio and for all purposes shall be construed in accordance with the laws of the State of Ohio without giving effect to the principles of conflict of laws.

     19. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the Agent and the Banks and their respective successors and assigns, as permitted in the Credit Agreement, and the obligations of the Companies shall be binding upon their respective successors and assigns. The duties and obligations of any of the Companies may not be delegated or transferred by any such Companies without the written consent of the Banks and any such delegation or transfer without such consent shall be null and void. Except to the extent otherwise required by the context of this Agreement, the word "Banks" when used herein shall include any holder of a Note or an assignment of rights therein originally issued to a Bank under the Credit Agreement, and each such holder of a Note or assignment shall have the benefits of this Agreement to the same extent as if such holder had originally been a Bank under the Credit Agreement.

     20. COUNTERPARTS; TELECOPY SIGNATURES. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each Company acknowledges and agrees that a telecopy transmission to the Agent or any Bank of signature pages hereof purporting to be signed on behalf of any Company shall constitute effective and binding execution and delivery hereof by such Company.

     21. ATTORNEYS-IN-FACT. Each of the Companies hereby authorizes and empowers the Agent, at its election and in the name of either itself, for the benefit of the Agent and the Banks as their respective interests may appear, or in the name of each such Company as is owed Intercompany Indebtedness, after an Event of Default or insolvency proceeding shall have occurred and be continuing to execute and file proofs of claims and documents and take any other action the Agent may deem advisable to completely protect the Agent's and the Banks' interests in the Intercompany Indebtedness and their right of enforcement thereof, and to that end each of the Companies hereby irrevocably makes, constitutes and appoints the Agent, its officers, employees and agents, or any of them, with full power of substitution, as the true and lawful attorney-in-fact and agent of such Company, and with full power for such Company, and in the name, place and stead of such Company for the purpose of carrying out the provisions of this Agreement, and taking any action and executing, delivering, filing and recording any instruments which the Agent may deem necessary or advisable to accomplish the purposes hereof, which power of attorney, being given for security, is coupled with an interest and is irrevocable. Each

Company hereby ratifies and confirms, and agrees to ratify and confirm, all action taken by the Agent, its officers, employees or agents pursuant to the foregoing power of attorney.

     22. APPLICATION OF PAYMENTS. In the event any payments are received by the Agent under the terms of this Agreement for application to the Senior Debt at any time when the Senior Debt has not been declared due and payable and prior to the date on which it would otherwise become due and payable, such payment shall constitute a voluntary prepayment of the Senior Debt for all purposes under the Credit Agreement.

     23. REMEDIES. In the event of a breach by any of the Companies in the performance of any of the terms of this Agreement, the Agent, on behalf of the Banks, may demand specific performance of this Agreement and seek injunctive relief and may exercise any other remedy available at law or in equity, it being recognized that the remedies of the Agent on behalf of the Banks at law may not fully compensate the Agent on behalf of the Banks for the damages they may suffer in the event of a breach hereof.

     24. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. Each of the Companies hereby irrevocably consents to the nonexclusive jurisdiction of the Court of Common Pleas of Franklin County, Ohio and the United States District Court for the Southern District of Ohio, waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to such Company at the address set forth or referred to in Section 25 hereof and service so made shall be deemed to be completed upon actual receipt thereof. Each of the Companies waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue, AND EACH OF THE COMPANIES WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT TO THE FULL EXTENT PERMITTED BY LAW.

     25. NOTICES. All notices, statements, requests and demands and other communications given to or made upon the Companies, the Agent or the Banks in accordance with the provisions of this Agreement shall be given or made as provided in Section 10.6 of the Credit Agreement.

                   [SIGNATURES APPEAR ON THE FOLLOWING PAGES]

                           [SIGNATURE PAGE 1 OF __ TO
                      INTERCOMPANY SUBORDINATION AGREEMENT]

     WITNESS the due execution hereof as of the day and year first above written.

                            [INSERT SIGNATURE BLOCKS]

                                EXHIBIT 1.1(I)(2)
                                     FORM OF
                             INTERCREDITOR AGREEMENT

     This Intercreditor Agreement is dated as of May 8, 2001 among the holders of Series 2001-A Notes (as defined below) listed on the attached Annex I, each other holder of a Note (as defined below) that may hereafter become a party to this Agreement (each a "NOTEHOLDER" and collectively, the "NOTEHOLDERS"), and National City Bank, for itself and on behalf of the Bank Lenders (as defined below), as administrative agent for the banks under the Bank Credit Agreement (as defined below) (the "BANK AGENT") (each Noteholder, the Bank Agent, each Bank Lender, and any issuer of letters of credit under the Bank Credit Agreement, individually, a "CREDITOR" and collectively, the "CREDITORS").

                                R E C I T A L S:

     A. Pursuant to a Note Purchase Agreement dated as of May 1, 2001 between Consolidated Stores Corporation, an Ohio corporation (the "COMPANY"), Consolidated Stores Corporation, a Delaware corporation and the parent of the Company (the "PARENT"), and the Noteholders (as such agreement may be further modified, amended, renewed or replaced, the "NOTE AGREEMENT"), the Company may issue and sell up to $300,000,000 aggregate principal amount of its Senior Notes in series (the "NOTES") and has issued and sold to the Noteholders $204,000,000 aggregate principal amount of its Series 2001-A Senior Notes, consisting of $174,000,000 aggregate principal amount of 7.87% Senior Notes, Series 2001-A, Tranche 1, due May 15, 2005, $15,000,000 aggregate principal amount of 7.97% Senior Notes, Series 2001-A, Tranche 2, due May 15, 2006, and $15,000,000 aggregate principal amount of 8.07% Senior Notes, Series 2001-A, Tranche 3, due May 15, 2007 (collectively, the "SERIES 2001-A NOTES").

     B. Pursuant to a Credit Agreement to be dated May [ ] 2001 (as such agreement may be modified, amended, renewed or replaced, including any increase in the amount thereof, the "BANK CREDIT AGREEMENT") among the Company, the guarantors from time to time party thereto, and each of the banks party thereto (collectively with the successors and assigns thereof, the "BANK LENDERS"), the Bank Lenders will provide to the Company certain credit facilities in a current aggregate principal amount up to $512,500,000 (all amounts outstanding in respect of said credit facilities, including principal, interest, contingent reimbursement obligations payable in cash and relating to letters of credit and obligations to provide cash cover for letters of credit and obligations or credit exposure under any interest rate protection agreement or hedging agreement, swap or other derivative securities, interest rate breakage charges, indemnities and expenses, all being hereinafter collectively referred to as the "BANK OBLIGATIONS").

     C. Pursuant to the Note Agreement and as security for the Notes (i) each of the subsidiaries of the Company listed on the attached Annex II (collectively, together with each other subsidiary of the Company that shall at any time be a Guarantor under a Subsidiary Guaranty, as hereinafter defined, the "SUBSIDIARY GUARANTORS") have executed and delivered, in favor of the Noteholders, a guaranty agreement (as such guarantee may be modified, amended, renewed or replaced, including any increase in the amount thereof, the "SUBSIDIARY NOTE GUARANTY") dated as of May 1, 2001 and (ii) the Parent has executed and delivered, in favor of the Noteholders, a guaranty agreement (as such guarantee may be modified, amended, renewed or replaced, including any increase in the amount thereof, the "PARENT NOTE GUARANTY" and, together with the Subsidiary Note Guaranty, the "NOTE GUARANTIES") dated as of May 1, 2001. Pursuant to the Note Guaranties, the Subsidiary Guarantors and the Parent have guarantied the payment of the principal of, make-whole amount, if any, and interest on the Notes and the payment and performance of all other obligations of the Company under the Note Agreement.

     D. As security for the Bank Obligations, each Subsidiary Guarantor and the Parent will guaranty, pursuant to the Bank Credit Agreement and the Agreement of Guaranty and Suretyship referred to therein, to the Banks the payment of the Bank Obligations and the payment and performance of all other obligations of the Company under the Bank Credit Agreement (as such guarantee may be modified, amended, renewed or replaced, including any increase in the amount thereof, the "BANK OBLIGATION GUARANTY").

     E. The Bank Obligation Guaranty and the Note Guaranties are each hereinafter referred to as a "GUARANTY."

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS.

     The following terms shall have the meanings assigned to them below in this
Section 1 or in the provisions of this Agreement referred to below:

     "BANK AGENT" has the meaning assigned in the introductory paragraph.

     "BANK CREDIT AGREEMENT" has the meaning assigned in the Recitals.

     "BANK LENDERS" has the meaning assigned in the Recitals.

     "BANK OBLIGATION GUARANTY" has the meaning assigned in the Recitals.

     "BANK OBLIGATIONS" has the meaning assigned in the Recitals.

     "BANKRUPTCY PROCEEDING" means, with respect to any Person, a general assignment of such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

     "COMPANY" has the meaning assigned in the Recitals.

     "CREDITOR" has the meaning assigned in the introductory paragraph.

     "EXCESS GUARANTY PAYMENT" means, as to any Creditor, an amount equal to the Guaranty Payment received by such Creditor LESS the Pro Rata Share of Guaranty Payments to which such Creditor is then entitled.

     "GUARANTOR" means any Subsidiary Guarantor or the Parent and "GUARANTORS" means the Subsidiary Guarantors and the Parent Guarantor, collectively.

     "GUARANTY" has the meaning assigned in the Recitals.

     "GUARANTY PAYMENT" has the meaning assigned in Section 2.

     "HEDGING EXPOSURE" means, on any date of determination for any Hedging Transaction, the amount, as calculated in good faith and in a commercially reasonable manner by the Bank Lender or an affiliate of the Bank Lender that is the Company's counterparty for such Hedging Transaction, which such Bank Lender or affiliate would pay to a third party (such amount being expressed as a negative number) or receive from a third party (such amount being expressed as a positive number) in an arm's length transaction as consideration for the third party's entering into a new transaction with such Bank Lender or affiliate in which: (a) such Bank Lender or affiliate holds the same position in the Hedging Transaction as it currently holds; (b) the third party holds the same position as the Company currently holds; and (c) the new transaction has economic and other terms and conditions identical in all respect to such Hedging Transaction except that (i) the date of calculation shall be deemed to be the date of commencement of the new transaction, and (ii) all period end dates shall correspond to all period end dates, if any, for such Hedging Transaction.

     "HEDGING TRANSACTION" means each interest rate swap transaction entered into by the Company from time to time with a Bank Lender or an affiliate of a Bank Lender; provided that such transaction is entered for purposes of protection from interest rate fluctuations posed by indebtedness of the Company or its subsidiaries and not for speculative purposes.

     "NOTE AGREEMENT" has the meaning assigned in the Recitals.

     "NOTEHOLDER" has the meaning assigned in the introductory paragraph.

     "NOTE GUARANTIES" has the meaning assigned in the Recitals.

     "NOTES" has the meaning assigned in the Recitals.

     "PARENT" has the meaning assigned in the Recitals.

     "PARENT NOTE GUARANTY" has the meaning assigned in the Recitals.

     "PERSON" means any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

     "PRO RATA SHARE OF GUARANTY PAYMENTS" means, as of the date of any Guaranty Payment to a Creditor, an amount equal to the product obtained by multiplying
(a) the amount of all Guaranty Payments made by the Guarantors to all Creditors concurrently with the payments to such Creditor LESS all reasonable costs incurred by such Creditors in connection with the collection of such Guaranty Payments by (b) a fraction, the numerator of which is the Specified Amount then owing to such Creditor and the denominator of which is the aggregate amount of all outstanding Subject Obligations (without giving effect in the denominator to the application of any such Guaranty Payments). The Pro Rata Share of Guaranty Payments shall be based upon the following calculation as of the date of any determination:

          (i) Until any expenses then due such Creditor shall have been paid, the numerator shall be the portion of the Specified Amount which consists of such expenses (including fees of the Bank Agent), and the denominator shall be that portion of the aggregate amount of outstanding Subject Obligations consisting of expenses due (including fees of the Bank Agent);

          (ii) After giving effect to the payment of all expenses, if any, described in clause (i), the numerator shall be the portion of the Specified Amount which consists of principal, interest, reimbursement obligations, contingent or otherwise, related to letters of credit, and Hedging Exposure, and the denominator shall be that portion of the aggregate amount of outstanding Subject Obligations that consist of principal, interest, reimbursement obligations, contingent or otherwise, relating to letters of credit and Hedging Exposure; and

          (iii) After giving effect to the payment of all outstanding amounts described in clauses (i) and (ii) above, the numerator shall be the Specified Amount of all other Subject Obligations and the denominator shall be the aggregate amount of all other Subject Obligations, in each case including make-whole amount, breakage and any other fees and indemnities.

     "RECEIVING CREDITOR" has the meaning assigned in Section 2.

     "SERIES 2001-A NOTES" has the meaning assigned in the Recitals.

     "SPECIFIED AMOUNT" means, as to any Creditor, the aggregate amount of the Subject Obligations owed to such Creditor, or for purposes of the calculation of Pro Rata Share of Guaranty Payments, that portion thereof consisting of (i) expenses due, (ii) principal, interest, reimbursement obligations, contingent or otherwise, relating to letters of credit, and Hedging Exposure, or (iii) any other amounts owed, including make-whole amounts, interest rate breakage charges and any other fees and indemnities.

     "SUBJECT OBLIGATIONS" means all principal of, and interest and make-whole amounts, if any, on, the Notes and the Bank Obligations and expenses then due under the Bank Credit Agreement or the Note Agreement.

     "SUBSIDIARY GUARANTORS" has the meaning assigned in the Recitals.

     "SUBSIDIARY NOTE GUARANTY" has the meaning assigned in the Recitals.

     "TRIGGERING EVENT" means: (a) the occurrence and continuation of a Bankruptcy Proceeding with respect to the Company or any Guarantor, (b) any Creditor has exercised its right of set-off or banker's lien following an Event of Default under the Bank Credit Agreement or the Note Agreement or (c) the unpaid principal amount of the obligations under the Bank Credit Agreement or the Note Agreement, as applicable, and all interest accrued and unpaid thereon have been declared to be then due and payable.

SECTION 2. SHARING OF RECOVERIES.

     (a) Each Creditor agrees with each other Creditor that all payments received in connection with a Guaranty or pursuant to any Creditor's right of set-off or banker's lien (whether based on common law, statute, contract or otherwise) (any of the foregoing, a "GUARANTY PAYMENT") upon or following the occurrence of a Triggering Event shall be shared so that each Creditor shall receive its Pro Rata Share of Guaranty Payments with respect to such Guaranty Payment in the order of priority of payment of the Subject Obligations. Accordingly, each Creditor agrees that if (a) an event described in the prior sentence has occurred, (b) any Creditor receives a Guaranty Payment (a "RECEIVING CREDITOR"), and (c) any other Creditor does not concurrently receive its Pro Rata Share of Guaranty Payments, then the Receiving Creditor shall promptly remit such portion of the Excess Guaranty Payment to the other Creditors who are then entitled thereto so that after giving effect to such payment (and any other payments then being made by any other Receiving Creditor pursuant to this Section 2) the other Creditors shall have received the Pro Rata Share of Guaranty Payments for such Creditor. In the event that any Guaranty Payment or part thereof received by any Creditor is recovered thereafter from such Creditor by any Guarantor (including any trustee in bankruptcy of any Guarantor or any creditor thereof), then such Guaranty Payment or part thereof shall, for purposes of this Section 2, be deemed to have not been received. In the event that a Bank Lender has the obligation to make a Guaranty Payment to any other Creditor, the Bank Lender shall make the Guaranty Payment due to such other Creditor to the Bank Agent, which shall in turn make a further distribution to the Noteholders and the Bank Lenders in the amount of their respective Pro Rata Share of Guaranty Payments. In the event that a Note Holder has the obligation to make a Guaranty Payment to any Bank Lender, the Noteholder shall make the Guaranty Payment due to such Bank Lender to the Bank Agent, which shall in turn make a further distribution to the Bank Lenders in the amount of their respective Pro Rata Share of Guaranty Payments.

     (b) Any such Excess Guaranty Payments shall be deemed to be and shall be made in consideration of the purchase for cash at face value, but without recourse, ratably from the other Creditors such amount of Subject Obligations (or interest therein) to the extent necessary to cause such Creditor to share such Excess Guaranty Payment with the other Creditors as hereinabove provided; PROVIDED, HOWEVER, that if any such purchase or payment is made by any Receiving Creditor and if such Excess Guaranty Payment or part thereof is thereafter recovered from such Receiving Creditor by any Guarantor (including, without limitation, by any trustee in bankruptcy of any Guarantor or any creditor thereof), the related purchase from the other Creditors shall be rescinded ratably and the purchase price restored to the Receiving Creditor as to the portion of such Excess Guaranty Payment so recovered, but without interest; and PROVIDED FURTHER nothing herein contained shall obligate any Creditor to resort to any setoff, application of deposit balance or other means of payment under any Guaranty or avail itself of any recourse by resort to any property of the Company or any Guarantor, the taking of any such action to remain within the absolute discretion of such Creditor without obligation of any kind to the other Creditors to take any such action.

     (c) Any Guaranty Payments made to a Creditor after a Triggering Event on account of any undrawn (in whole or in part) letters of credit shall be held by the Creditor as collateral security for such liabilities. If any such letters of credit expire or terminate without having been drawn upon in full, amounts held by the Creditor with respect to the undrawn portion of any such expired or terminated letters of credit, together with the interest or investment earnings earned in connection with any investments of the amounts so held, shall be deemed to be a new Guaranty Payment received by the Creditor to be shared in accordance with the provisions of this Section 2 unless such amounts are required to be and are turned over to the Company or its subsidiaries pursuant to the Bank Credit Agreement or the Note Agreement, as the case may be.

SECTION 3. AGREEMENTS AMONG THE CREDITORS.

     SECTION 3.1. INDEPENDENT ACTIONS BY CREDITORS. Nothing contained in this Agreement shall prohibit any Creditor from accelerating the maturity of, or demanding payment from any Guarantor on, any Subject Obligation of the Company to such Creditor or from instituting legal action against the Company or any Guarantor to obtain a judgment or other legal process in respect of such Subject Obligation, but any funds received from any Guarantor in connection with any recovery therefrom shall be subject to the terms of this Agreement.

     SECTION 3.2. RELATION OF CREDITORS. This Agreement is entered into solely for the purposes set forth herein, and no Creditor assumes any responsibility to any other party hereto to advise such other party of information known to such other party regarding the financial condition of the Company or any Guarantor or of any other circumstances bearing upon the risk of nonpayment of any Subject Obligation. Each Creditor specifically acknowledges and agrees that nothing contained in this Agreement is or is intended to be for the benefit of the Company or any Guarantor or any creditor of the Company or any Guarantor which is not a Creditor and nothing contained herein shall limit or in any way modify any of the obligations of the Company or any Guarantor to the Creditors.

     SECTION 3.3. ACKNOWLEDGMENT OF GUARANTIES. Each party expressly acknowledges the existence and validity of the Note Guaranties and the Bank Obligation Guaranty, agrees not to contest or challenge the validity of the Note Guaranties or the Bank Obligation Guaranty and agrees that the judicial or other determination of the invalidity of the Note Guaranties or the Bank Obligation Guaranty shall not affect the provisions of this Agreement.

     SECTION 3.4. NOTICE OF CERTAIN EVENTS. Each Bank Lender agrees that upon
(i) the Bank Lender obtaining knowledge of the occurrence of a Triggering Event or (ii) the receipt by such Bank Lender of a Guaranty Payment, it shall promptly notify the Bank Agent, and in turn the Bank Agent shall notify the Bank Lenders and Noteholders of the occurrence of such Triggering Event or the receipt of such Guaranty Payment. Each Noteholder agrees that upon (i) the Noteholder obtaining knowledge of the occurrence of a Triggering Event or (ii) the receipt by such Noteholder of a Guaranty Payment, it shall promptly notify the other Noteholders and the Bank Agent, and in turn the Bank Agent shall notify the Bank Lenders of the occurrence of such Triggering Event or the receipt of such Guaranty Payment.

SECTION 4. MISCELLANEOUS.

     SECTION 4.1. ENTIRE AGREEMENT. This Agreement represents the entire Agreement among the Creditors and, except as otherwise provided, this Agreement may not be altered, amended, modified or terminated except in a writing executed by all the parties to this Agreement.

     SECTION 4.2. NOTICES. Notices hereunder to the Creditors shall be given to the applicable Creditor in the manner and at their addresses set forth in the Note Agreement and the Bank Credit Agreement, or at such other address as may be designated by such Creditor in a written notice, in the case of the Noteholders, to the other parties hereto, and in the case of the Bank Lenders, to the Bank Agent.

     SECTION 4.3. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each of the Creditors and their respective successors and assigns, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any future holder or holders of any Subject Obligations, and the term "Creditor" shall include any such subsequent holder of Subject Obligations, wherever the context permits.

     SECTION 4.4. CONSENTS, AMENDMENT, WAIVERS. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by all of the Creditors.

     SECTION 4.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     SECTION 4.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one Agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     SECTION 4.7. SALE OF INTEREST. No Creditor will sell, transfer or otherwise dispose of any interest in the Subject Obligations unless such purchaser or transferee shall agree in writing to be bound by the terms of this Agreement, other than the sale of a participation in the Bank Credit Agreement.

     SECTION 4.8. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     SECTION 4.9. CERTAIN EXPENSES. The Company agrees to pay directly the out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby and all such expenses of any of the Bank Agent and fees and expenses of counsel to the Noteholders relating to any proposed amendment, waivers or consents, whether or not consummated, pursuant to the provisions hereof.

     SECTION 4.10. EFFECTIVENESS. Notwithstanding anything contained herein to the contrary, this Agreement shall not be effective until it shall have been executed and delivered by the Bank Agent and each of the Noteholders.

     SECTION 4.11. HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     SECTION 4.12. EFFECT OF BANKRUPTCY OR INSOLVENCY. This Agreement shall continue in effect notwithstanding the bankruptcy or insolvency of any party hereto or the Company or any Guarantor.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be executed as the date first above written.

ALLSTATE LIFE INSURANCE COMPANY


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------
       Authorized Signatories

TRANSAMERICA OCCIDENTAL LIFE
    INSURANCE COMPANY


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

GENERAL ELECTRIC CAPITAL
   ASSURANCE COMPANY


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

GE EDISON LIFE INSURANCE COMPANY


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

CONNECTICUT GENERAL LIFE
    INSURANCE COMPANY
By:   CIGNA Investments, Inc. (authorized
      agent)


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

LIFE INSURANCE COMPANY OF NORTH
    AMERICA


By:   CIGNA Investments, Inc. (authorized
      agent)


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

THE TRAVELERS INSURANCE COMPANY


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

THE TRAVELERS LIFE AND ANNUITY
    COMPANY


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

PRINCIPAL LIFE INSURANCE COMPANY


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

FIRST ALLMERICA FINANCIAL LIFE
   INSURANCE COMPANY


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

HARTFORD LIFE AND ANNUITY
     INSURANCE COMPANY
     By:  Hartford Investment Services, Inc.,
     its Agent and Attorney-in-Fact

     By:
         ------------------------------------
     Name:
           ----------------------------------
     Title:
            ---------------------------------

NATIONWIDE LIFE INSURANCE
    COMPANY


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

PACIFIC LIFE INSURANCE COMPANY


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

AMERICAN FAMILY LIFE INSURANCE
    COMPANY


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

CLARICA LIFE INSURANCE COMPANY--
   U.S.


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

PHOENIX HOME LIFE MUTUAL
   INSURANCE CO.


By:
    ----------------------------
Name:
      --------------------------
Title:
       -------------------------

                                   BANK AGENT:

                                   NATIONAL CITY BANK


                                   By:
                                       ----------------------------
                                   Name:
                                         --------------------------
                                   Title:
                                          -------------------------

                                The Company acknowledges the foregoing
                                Agreement, agrees to be bound to by Section 4.9 and acknowledges that it has no rights under the Agreement, including the right to notice of or consent to any amendment thereto.

                                CONSOLIDATED STORES CORPORATION

                                By:
                                    -------------------------------------------
                                Name:
                                      -----------------------------------------
                                Title:
                                       ----------------------------------------

                                     ANNEX I

                                   NOTEHOLDERS

                       INFORMATION RELATING TO PURCHASERS

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ---------------------------------------------------
Allstate Life Insurance Company                                       TRANCHE 1         TRANCHE 2         TRANCHE 3
                                                                      ---------         ---------         ---------
                                                                   $9,000,000        $7,000,000        $10,000,000
                                                                                     $6,000,000        $3,000,000

(1) All payments by Fedwire transfer of immediately available funds, identifying the name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium in the format as follows:

                  BBK =    Harris Trust and Savings Bank
                           ABA #071000288
                  BNF =    Allstate Life Insurance Company
                           Collection Account #168-117-0
                  ORG =    Consolidated Stores Corporation
                  OBI =    DPP - 210149 B* 0
                           Payment Due Date (MM/DD/YY) - P (Enter "P" and amount of principal being remitted, for example, P5000000) - I (Enter "I" and amount of interest being remitted, for example, I225000.00)

(2) All notices of scheduled payments and written confirmations of such wire transfer to be sent to:

                  Allstate Insurance Company
                  Investment Operations - Private Placements
                  3075 Sanders Road, STE G4A
                  Northbrook, IL 60062-7127
                  Telephone:  (847) 402-2769
                  Telecopy:   (847) 326-5040




(3)  Securities to be delivered to:

             Citibank, Federal Savings Bank
             U.S. Custody & Employee Benefit Trust
             500 W. Madison Street, Floor 6, Zone 4
             Chicago, IL 60661-2591
             Attention:    Pam Jost
             For Allstate Life Insurance Company/ Safekeeping Account No. 846627

(4) All financial reports, compliance certificates and all other written communications, including notice of prepayments, to be sent to:

             Allstate Life Insurance Company
             Private Placements Department
             3075 Sanders Road, STE G5B
             Northbrook, IL 60062-7127
             Telephone:    (847) 402-8922
             Telecopy:     (847) 402-3092



Tax I.D. #:  36-2554642

                       INFORMATION RELATING TO PURCHASERS

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ---------------------------------------------------
Transamerica Occidental Life Insurance Company                          TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                        ---------          ---------      ---------
                                                                   $30,000,000

(1) All payments on account of the TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY shall be made by wire transfer of immediately available funds to:

                  Boston Safe Deposit Trust
                  ABA# - 011001234
                  Credit DDA Account #125261
                  Attn: MBS Income, cc1253
                  Custody account # TRAF1505252
                  FC TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY.

                  ADDITIONAL REQUIRED INFORMATION: Identify source and application of funds.

                  Include the following: Security/Issuer Description, CUSIP (if available), principal and interest.

(2)  Payment Advice and Original Note:

     All notice of and confirmation of PAYMENT information and the ORIGINAL note should be sent to the following address stating that the certificate is registered in the name of Transamerica Occidental Life Insurance Company.

                  AEGON USA Investment Management, Inc.
                  Attn: Angie Naslund
                  4333 Edgewood Road NE
                  Cedar Rapids, IA 52499-5113
                  Fax #: (319) 896-6843

(3)  Other Communication:

     All other communications including FINANCIAL STATEMENT/REPORTING and ALL CLOSING DOCUMENTS should be directed to:

                  AEGON USA Investment Management, Inc.
                  Attn:  Lizz Taylor--Private Placements
                  400 West Market Street
                  Louisville, KY 40202-5335

                  Fax #:  (502) 560-2030

                  AND

                  AEGON USA Investment Management, Inc.
                  Attn:  Director of Private Placements
                  4333 Edgewood Road NE
                  Cedar Rapids, IA 52499-5335
                  Fax #:  (319) 369-2666

                  TWO sets of conformed closing documents to:

                  AEGON USA Investment Management, Inc.
                  Attn:  Lizz Taylor--Private Placements
                  400 West Market Street
                  Louisville, KY 40202-5335
                  Fax #:  (502) 560-2030

                  AEGON USA Investment Management, Inc.
                  Attn:  Director of Private Placements
                  4333 Edgewood Road NE
                  Cedar Rapids, IA 52499-5335
                  Fax #:  (319) 369-2666

                  Stites & Harbison, PLLC
                  AEGON Center
                  Attention: Mary Scott Herrington
                  400 West Market Street, Suite 1800
                  Louisville, KY  40202

Tax ID #:  95-1060502

                       INFORMATION RELATING TO PURCHASERS


                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ----------------------------------------------------
GE Edison Life Insurance Company                                        TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                        ---------          ---------      ---------
                                                                   $10,000,000

(1)  Notices:

     All notices and communications:

           GE Financial Assurance
           Account:  GE Edison Life Insurance Company
           Two Union Square, 601 Union Street
           Seattle, WA  98101
           Attn:  (see below)

     - original note agreement, conformed copy of the note agreement, amendment requests, financial statements to be addressed as follows:

          Attn:  Investment Dept., Private Placements
          Telephone No.: (206) 516-4954
          Fax No:  (206) 516-4863

     - notices with respect to payments and written confirmation of each such payment, to be addressed as follows:

          Attn:  Investment Accounting
          Telephone No.:  (206) 516-2871
          Fax No.:  (206) 516-4740

(2)  Payments:

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

          Bankers Trust Company
          14 Wall Street
          New York, NY  10005
          SWIFT Code:       BKTR US 33
          ABA #021001033
          Account Number  99-911-145
          FCC #: 098620
          Ref: security description, coupon, maturity, PPN #, identify principal or interest.

(3)  Physical Delivery of the Notes:

          Bankers Trust Co.
          14 Wall Street, 4th Floor
          Mail Stop 4042, Window 61
          New York, NY  10005
          Acct #098620
          Attn:  Lorraine Squires (212) 618-2200

(4)  Register In Nominee Name: SALKELD & CO.

TAX ID #: None (Foreign Company)

                       INFORMATION RELATING TO PURCHASERS

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ----------------------------------------------------
General Electric Capital Assurance Company                              TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                        ---------          ---------      ---------
                                                                   $20,000,000

(1)  Notices:

     All notices and communications:

              GE Financial Assurance
              Account: General Electric Capital Assurance Company Two Union Square, 601 Union Street
              Seattle, WA  98101
              Attn:  (see below)

     - original note agreement, conformed copy of the note agreement, amendment requests, financial statements to be addressed as follows:

               Attn:  Investment Dept., Private Placements
               Telephone No: (206) 516-4954
               Fax No:  (206) 516-4863

     - notices with respect to payments and written confirmation of each such payment, to be addressed as follows:

               Attn:  Investment Accounting
               Telephone No.:  (206) 516-2871
               Fax No.:  (206) 516-4740

(2)  Payments:

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

               Bankers Trust Company
               14 Wall Street
               New York, NY  10005
               SWIFT Code:   BKTR US 33
               ABA #021001033
               Account Number  99-911-145
               FCC #: 097833
               Ref: security description, coupon, maturity, PPN #, identify principal or interest.

(3)  Physical Delivery of the Notes:

               Bankers Trust Co.
               14 Wall Street, 4th Floor
               Mail Stop 4042, Window 61
               New York, NY  10005
               Acct #097833
               Attn:  Lorraine Squires (212) 618-2200

(4)  Register In Nominee Name: SALKELD & CO.


Tax ID #:  91-6027719

                       INFORMATION RELATING TO PURCHASERS

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ----------------------------------------------------
Connecticut General Life Insurance Company                              TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                        ---------          ---------      ---------
(notes registered in the name of CIG & Co.)                        $4,100,000
                                                                   $4,100,000
                                                                   $3,600,000
                                                                   $1,000,000
                                                                   $1,000,000
                                                                   $1,000,000
                                                                   $1,600,000

(1)  Payment on Account of Instruments

          Federal Funds Wire Transfer

          Chase NYC/CTR/
          BNF= CIGNA Private Placements/ AC = 9009001802
          ABA# 021000021

          Accompanying Information:

          OBI= [name of company; description of security; interest rate, maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made); contact name and phone]

(2)  Address for Notices Related to Payments

          CIG & Co.
          c/o CIGNA Investments, Inc.
          Attention:  Securities Processing S-309
          900 Cottage Grove Road
          Hartford, CT 06152-2309

          CIG & Co.
          c/o CIGNA Investments, Inc.
          Attention:  Private Securities S-307
          Operations Group
          900 Cottage Grove Road
          Hartford, CT 06152-2307
          Fax:  860-726-7203


          with a copy to:

          Chase Manhattan Bank
          Private Placement Servicing
          P.O. Box 1508
          Bowling Green Station
          New York, NY 10081
          Attention:  CIGNA Private Placements
          Fax:  212-552-3107/1005

(3)  Address for all other Notices:

          CIG & Co.
          c/o CIGNA Investments, Inc.
          Attention:  Private Securities S-307
          Operations Group
          900 Cottage Grove Road
          Hartford, CT 06152-2307
          Fax:  860-726-7203


TAX ID #:  13-3574027

                       INFORMATION RELATING TO PURCHASERS

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ----------------------------------------------------
Life Insurance Company of North America                                 TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                        ---------          ---------      ---------
(notes registered in the name of CIG & Co.)                        $3,600,000

(1)  Payment on Account of Instruments

          Federal Funds Wire Transfer

          Chase NYC/CTR/
          BNF= CIGNA Private Placements/ AC = 9009001802
          ABA# 021000021

          Accompanying Information:
          OBI= [name of company; description of security; interest rate, maturity date; PPN; due date and application (as among principal, premium and interest of the payment being made); contact name and phone]

(2)  Address for Notices Related to Payments

          CIG & Co.
          c/o CIGNA Investments, Inc.
          Attention:  Securities Processing S-309
          900 Cottage Grove Road
          Hartford, CT 06152-2309

          CIG & Co.
          c/o CIGNA Investments, Inc.
          Attention:  Private Securities S-307
          Operations Group
          900 Cottage Grove Road
          Hartford, CT 06152-2307
          Fax:  860-726-7203

          with a copy to:

          Chase Manhattan Bank
          Private Placement Servicing
          P.O. Box 1508
          Bowling Green Station
          New York, NY 10081
          Attention:  CIGNA Private Placements
          Fax:  212-552-3107/1005

(3)  Address for all other Notices:

          CIG & Co.
          c/o CIGNA Investments, Inc.
          Attention:  Private Securities S-307
          Operations Group
          900 Cottage Grove Road
          Hartford, CT 06152-2307
          Fax:  860-726-7203


TAX ID #:  13-3574027

                       INFORMATION RELATING TO PURCHASERS

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ----------------------------------------------------
The Travelers Insurance Company                                         TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                        ---------          ---------      ---------
                                                                   $19,000,000

(1)  Payment Instructions:

     All payments to be made by crediting (in the form of federal funds bank wire transfer, with sufficient information to identify the source and application of funds) the following account:

         The Travelers Insurance Company - Consolidated Private
            Placement Account No. 910-2-587434
         The Chase Manhattan Bank, N.A.
         One Chase Manhattan Plaza
         New York, New York 10081
         ABA No. 021000021

(2)  Notices:

     All notices with respect to payment should be directed to:

         The Travelers Insurance Company
         One Tower Square
         Hartford, Connecticut 06183-2030
         Attention:  Investment Group - Cashier 10 PB
         Facsimile:  860-277-7941

     All other communications should be directed to:

         The Travelers Insurance Company
         One Tower Square
         Hartford, Connecticut 06183-2030
         Attention:  Investment Group - Private Placements 9 PB
         Facsimile:  860-954-5243

(3)  Nominee Name: TRAL & CO

Tax ID #:     06-0566090  (a Connecticut corporation)

                       INFORMATION RELATING TO PURCHASERS

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ----------------------------------------------------
The Travelers Life and Annuity Company                                  TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                        ---------          ---------      ---------
                                                                   $1,000,000

(1)  Payment Instructions:

     All payments to be made by crediting (in the form of federal funds bank wire transfer, with sufficient information to identify the source and application of funds) the following account:

          The Travelers Insurance Company - Consolidated Private
             Placement Account No. 910-2-587434
          The Chase Manhattan Bank, N.A.
          One Chase Manhattan Plaza
          New York, New York 10081
          ABA No. 021000021

(2)  Notices:

     All notices with respect to payment should be directed to:

          The Travelers Life and Annuity Company
          One Tower Square
          Hartford, Connecticut 06183-2030
          Attention:  Investment Group - Cashier 10 PB
          Facsimile:  860-277-7941

     All other communications should be directed to:

          The Travelers Life and Annuity Company
          One Tower Square
          Hartford, Connecticut 06183-2030
          Attention:  Investment Group - Private Placements 9 PB
          Facsimile:  860-954-5243

(3)  Nominee Name: TRAL & CO

Tax ID #:           06-0904249

                       INFORMATION RELATING TO PURCHASERS

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ----------------------------------------------------
Principal Life Insurance Company                                        TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                        ---------          ---------      ---------
                                                                       $10,000,000
                                                                        $2,500,000
                                                                        $1,000,000
                                                                          $500,000
                                                                          $500,000
                                                                          $500,000

(1) All notices with respect to the Notes to be made payable to Principal Life, except with respect to payment should be sent to:

                  Principal Capital Management, LLC
                  801 Grand Ave.
                  Des Moines, IA 50392-0800
                  ATTN:  Investment Department--Securities
                  Fax:  (515) 248-2490
                  Confirmation:  (515) 248-3495

(2) All notices with respect to payments on the Notes payable to Principal Life should be sent to:

                  Principal Capital Management, LLC
                  801 Grand Ave.
                  Des Moines, IA 50392-0960
                  ATTN:  Investment Accounting--Securities
                  Fax Number:  (515) 248-2643
                  Phone Confirmation:  (515) 247-0689

(3) All payments with respect to the Notes payable to Principal Life should be made by a wire transfer of immediately available funds to:

                  ABA No.:  073000228
                  Wells Fargo Bank Iowa, N.A.
                  7th and Walnut Streets
                  Des Moines, IA 50309
                  For credit to Principal Life Insurance Company
                  Account No.:  0000014752
                  OBI PFGSE (S) B00638440

     With sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

(4)  Upon closing, deliver the Notes to:

                  Principal Capital Management, LLC
                  801 Grand Avenue
                  Des Moines, IA 50392-0301
                  Attn.:  Jon Heiny, Esq.

TAX ID #:  42-0127290

                       INFORMATION RELATING TO PURCHASERS

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ----------------------------------------------------
First Allmerica Financial Life Insurance Company                        TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                        ---------          ---------      ---------
440 Lincoln Street                                                 $10,000,000
Worcester, MA 01653
Telefacsimile:  (508) 852-6935

(1)  Payments

     All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as to CUSIP#, issuer, coupon rate and due date and indicating that portion of each payment intended to comprise (i) principal, (ii) interest, and (iii) a premium or other payment, specifying each) to:

                  Bankers Trust Company
                  New York, NY 10005
                  ABA No. 021 001 033
                  Account No. 99-911-145 of Allmerica

                  For further credit to:
                  First Allmerica Financial Life Insurance Company Account No. 090232

(2)  Notices

     All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.


TAX ID #:  04-1867050

                       INFORMATION RELATING TO PURCHASERS

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ----------------------------------------------------
Hartford Life and Annuity Insurance Company                             TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                        ---------          ---------      ---------
                                                                   $10,000,000

(1)  All payments by wire transfer of immediately available funds to:

                  Chase Manhattan Bank
                  4 New York Plaza
                  New York, NY 10004
                  Bank ABA No. 021000021
                  Chase NYC/Cust
                  A/C # 900-9-000200 for F/C/T G06583-ILA

                  Attn: Bond Interest/Principal--Consolidated Stores Corporation Series 2001-A, Tranche 1 Notes, 7.87% Due 2005
                  PPN #              Prin $           Int $
                        ------------       ----------

     with sufficient information to identify the source and application of such funds.

(2)  All notices of payments and written confirmations of such wire transfers:

                  Hartford Investment Management Company
                  c/o      Portfolio Support
                  P.O. Box 1744
                  Hartford, CT 06144-1744
                  Telefacsimile:  (860) 297-8875/ 8876

(3)  All other communications:

                  Hartford Investment Management Company
                  c/o Investment Department--Private Placements
                  P.O. Box 1744
                  Hartford, CT 06144-1744
                  Telefacsimile:  9860) 297-8884

(4)  Physical Delivery of Notes:

                  Chase Manhattan Bank
                  North America Insurance
                  3 MetroTech Center-- 6th Floor
                  Brooklyn, NY 11245
                  Attn:    Bettye Carrera
                  Custody Account Number: G06583-ILA must appear on outside of envelope


TAX ID #:         39-1052598

                       INFORMATION RELATING TO PURCHASERS

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ----------------------------------------------------
Nationwide Life Insurance Company                                       TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                        ---------          ---------      ---------
                                                                   $10,000,000

(1)  Send notices and communications to:

                  Nationwide Life Insurance Company
                  One Nationwide Plaza (1-33-07)
                  Columbus, Ohio 43215-2220
                  Attention:  Corporate Fixed-Income Securities

(2)  Wiring instructions

                  The Bank of New York
                  ABA #021-000-018
                  BNF:  IOC566
                  F/A/O Nationwide Life Insurance Company Acct#:  267829
                  Attn:  P& I Department
                  PPN# ________________
                  Security Description ___________________

(3)  All notices of payment on or in respect to the security should be sent to:

                  Nationwide Life Insurance Company
                  c/o The Bank of New York
                  P.O. Box 19266
                  Attn:  P& I Department
                  Newark, NJ 07195

                  With a copy to:

                  Nationwide Life Insurance Company
                  Attn:  Investment Accounting
                  One Nationwide Plaza (1-32-05)
                  Columbus, Ohio 43215-2220

(4) The original note should be registered in the name of Nationwide Life insurance Company and delivered to:

                  The Bank of New York
                  One Wall Street
                  3rd Floor--Window A
                  New York, NY 10286
                  F/A/O Nationwide Life Insurance Co. Acct# 267829

                       INFORMATION RELATING TO PURCHASERS

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ----------------------------------------------------
American Family Life Insurance Company                                  TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                        ---------          ---------      ---------
6000 American Parkway                                              $5,500,000
Madison, WI 53783-0001
Attn:  Investment Division- Private Placements

(1)  Payments:

     All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds. Each such wire transfer shall set forth the name of the Company, the full title (including the coupon rate and final maturity date) of the Notes, and the due date and APPLICATION AMONG PRINCIPAL AND INTEREST OF THE PAYMENT BEING MADE. Payment shall be made to:

                  Firstar Bank Milwaukee, N.A.
                  Account of Firstar Trust Company
                  ABA # 075000022
                  For Credit to Account #112-950-027
                  Trust Account 000018012500 for AFLIC-Traditional Portfolio
                  Attn: Donna Glidden (414) 765-6709
                  Credit for CUSIP #____________

(2)  Notices:

     All notices and communications, including notices with respect to payments and written confirmation of each such payment as well as quarterly and annual financial statements, be addressed as first provided above.

(3)  Nominee name in which notes are to be registered: BAND & Co.

(4)  Delivery of Notes: Send special delivery by overnight carrier to:

                  Firstar Bank Milwaukee, N.A.
                  Securities Processing
                  Attn: Mark Niemiec
                  1555 North Rivercenter Drive
                  Suite 210
                  Milwaukee, WI  53212-3958

     In addition, a specimen copy of each Note should be sent to American Family Life Insurance Company as addressed above.

TAX ID #:  39-6040365

                       INFORMATION RELATING TO PURCHASERS

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ----------------------------------------------------
American Family Life Insurance Company                                  TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                        ---------          ---------      ---------
6000 American Parkway                                              $1,500,000
Madison, WI 53783-0001
Attn:  Investment Division- Private Placements

(1)  Payments:

     All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds. Each such wire transfer shall set forth the name of the Company, the full title (including the coupon rate and final maturity date) of the Notes, and the due date and APPLICATION AMONG PRINCIPAL AND INTEREST OF THE PAYMENT BEING MADE. Payment shall be made to:

                  Firstar Bank Milwaukee, N.A
                  Account of Firstar Trust Company
                  ABA # 075000022
                  For Credit to Account #112-950-027
                  Trust Account 000018012800 for Annuities Portfolio
                  Attn: Donna Glidden (414) 765-6709
                  Credit for CUSIP #____________

(2)  Notices:

     All notices and communications, including notices with respect to payments and written confirmation of each such payment as well as quarterly and annual financial statements, be addressed as first provided above.

(3)  Nominee name in which notes are to be registered: BAND & Co.

(4)  Delivery of Notes: Send special delivery by overnight carrier to:

                  Firstar Bank Milwaukee, N.A.
                  Securities Processing
                  Attn: Mark Niemiec
                  1555 North Rivercenter Drive
                  Suite 210
                  Milwaukee, WI  53212-3958

     In addition, a specimen copy of each Note should be sent to American Family Life Insurance Company as addressed above.

TAX ID #:  39-6040365

                       INFORMATION RELATING TO PURCHASERS

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ----------------------------------------------------
Pacific Life Insurance Company                                          TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                        ---------          ---------      ---------
                                                                   $5,000,000
                                                                   $3,000,000

(1)  Delivery/Registration Instructions

                  Account Information:
                  Nominee Name:     MAC & CO.


(2) Please include all information to ensure proper delivery of certificates and P & I. For Physical Delivery of Certificates:

                  Mellon Securities Trust Company
                  120 Broadway, 13th Floor
                  New York, NY  10271
                  Attn:         Robert Feraro  212.374.1918
                  A/C Name:     Pacific Life General Acct
                  A/C#:         PLCF1810132

     For Payment of Principal & Interest:

                  Federal Reserve Bank of Boston
                  ABA#   0110-0123-4/BOS SAFE DEP
                  DDA    125261
                  Attn:  MBS Income CC: 1253

                  A/C Name:     Pacific Life General Account/PLCF1810132
                  REGARDING:    SECURITY DESCRIPTION & PPN

(3) All notices of payments and written confirmations of such wire transfers to:

                  Mellon Trust
                  Attn:  Pacific Life Accounting Team
                  One Mellon Bank Center-Room 0930
                  Pittsburgh, PA  15258-0001
                  FAX# 412-236-7529

                  And

                  Pacific Life Insurance Company
                  Attn: Securities Administration - Cash Team
                  700 Newport Center Drive
                  Newport Beach, CA  92660-6397
                  FAX# 949-640-4013

(4)  All other communications shall be addressed to:

                  Pacific Life Insurance Company
                  Attn: Securities Department
                  700 Newport Center Drive
                  Newport Beach, CA  92660-6397
                  FAX# 949-219-5406

TAX ID#: 95-1079000

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ----------------------------------------------------
Phoenix  Home Life Mutual Insurance Co.                                 TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                        ---------          ---------      ---------
                                                                   $2,000,000            $2,000,000     $2,000,000

(1)  For Principal and Interest Payments for Tranche 1 Note:

          ABA               021 000 021
          Bank:             Chase Manhattan Bank, N.A.
          City, State       New York, NY
          Acct. No.         900 9000 200
          Acct. Name:       Income Processing
          Reference:        G05689, Phoenix Home, PPN = (Pvt. Plcmt. #)
                            OBI = (issuer name), Rate = (coupon), Due =
                            (mat. date) INCLUDE Company name, principal and interest breakdown and premium, if any.

(2)  For Principal and Interest Payments for Tranche 2 Note:

          ABA               021 000 021
          Bank:             Chase Manhattan Bank, N.A.
          City, State       New York, NY
          Acct. No.         900 9000 200
          Acct. Name:       Income Processing
          Reference:        G05520, Phoenix Home, PPN = (Pvt. Plcmt. #)
                            OBI = (issuer name), Rate = (coupon), Due =
                            (mat. date) INCLUDE Company name, principal and interest breakdown and premium, if any.

(3)  For Principal and Interest Payments for Tranche 3 Note:

          ABA               021 000 021
          Bank:             Chase Manhattan Bank, N.A.
          City, State       New York, NY
          Acct. No.         900 9000 200
          Acct. Name:       Income Processing
          Reference:        G05123, Phoenix Home, PPN = (Pvt. Plcmt. #)
                            OBI = (issuer name), Rate = (coupon), Due =
                            (mat. date) INCLUDE Company name, principal and interest breakdown and premium, if any.

(4)  Please send any correspondence and remittance reports to:

          Phoenix Investment Partners
          c/o Phoenix Home Life Mutual Insurance Co.
          56 Prospect Street
          Hartford, CT 06115
          Attn:    Private Placement Dept.
          Main fax:  860-403-7248


TAX ID #:  06-0493340

                                                                            PRINCIPAL AMOUNT OF SERIES 2001-A
NAME OF PURCHASER                                                                 NOTES TO BE PURCHASED
                                                                   ----------------------------------------------------
Clarica Life Insurance Company--U.S.                                     TRANCHE 1          TRANCHE 2      TRANCHE 3
                                                                         ---------          ---------      ---------
c/o Clarica U.S., Inc.                                             $3,000,000
13890 Bishop's Drive, Suite 300
Brookfield, WI 53005
Attention:  Connie Keller
Phone:  (262) 641-4022
Facsimile:  (262) 641-4055

(1) All payments on account of the Notes shall be made by wire or intrabank transfer of immediately available funds to:

          ABA Routing Transit Number:   Wells Fargo Bank Minnesota, N.A.
          *(field 3400)                 091000019
          Beneficiary Account Number:   0000840245 (Must be 10 digits in length)
          Beneficiary Account Name:     Trust Wire Clearing (Must be on line 2)
          *(field 4200)
          OBI                           FFC: I.C.    13326600  Consolidated
          Stores Corp. PPN:
          *(field 6000)                 P=       I=
                                        End Balance=
          *Federal Reserve Field Tag Numbers

(2)  All notices in respect of payment shall be delivered to:

          Clarica Life Insurance Company-U.S.
          c/o Clarica U.S. Inc.
          Attn:  Kae Miller
          13890 Bishop's Drive, Suite 300
          Brookfield, WI  53005
          Telephone:  (262) 641-4042
          Facsimile:  (262) 641-4055

(3)  All other communications shall be delivered to:

          Clarica Life Insurance Company-U.S.
          c/o Clarica U.S. Inc.
          Attn:  Kae Miller
          13890 Bishop's Drive, Suite 300
          Brookfield, WI  53005
          Telephone:  (262) 641-4042
          Facsimile:  (262) 641-4055

(4) Name of Nominee in which Notes are to be issued: Clarica Life Insurance Company- U.S.

Taxpayer I.D. Number:  #45-0208990

                                    ANNEX II




                              SUBSIDIARY GUARANTORS


                     Mac Frugal's Bargains Close-outs, Inc.
                                    TRO, Inc.
                          Capital Retail Systems, Inc.
                                PNS Stores, Inc.
                          West Coast Liquidators, Inc.
                                C.S. Ross Company
                             CSC Distribution, Inc.
                           Closeout Distribution, Inc.
                    Industrial Products of New England, Inc.
                  Tool and Supply Company of New England, Inc.
                         Midwestern Home Products, Inc.
                      Consolidated Property Holdings, Inc.
                                 Great Basin LLC
                                   Sonoran LLC
                                   Sahara LLC
                     Midwestern Home Products Company, Ltd.

                         EXHIBIT 1.1(P) - PAYOFF LETTER

                                   May 8, 2001

Consolidated Stores Corporation
300 Phillipi Road
Columbus, OH  43228

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of May 3, 1996 among Consolidated Stores Corporation (the "Borrower"), the guarantors party thereto, the banks party thereto (the "Banks"), and National City Bank, as administrative agent for the banks (the "Agent") (as amended from time to time, the "EXISTING CREDIT AGREEMENT"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Existing Credit Agreement.

The aggregate principal amount due and owing from the Borrower in connection with the Existing Credit Agreement, together with all accrued but unpaid interest thereon, fees associated therewith and any other costs totals $296,953,969.05 (exclusive of Swing Loans and Letter of Credit fees thereunder), if paid on May 8, 2001 (the "PAYOFF DATE"), and if paid on any later date totals such amount plus additional interest in the amount of $55,254.05 per day for each day after the Payoff Date, to and including the date of such payment (the "PAYOFF AMOUNT").

Upon receipt by the Agent for the ratable account of the Banks of the Payoff Amount in good funds, together with those sums outstanding relating to Swing Loans and Letter of Credit fees in the amounts communicated by the Agent to the Borrower (the "Other Amounts"), the Existing Credit Agreement and all commitments thereunder to lend shall be permanently, irrevocably and unconditionally terminated.

Payment of the Payoff Amount and the Other Amounts in full shall be transferred by wire to the Agent, for the ratable account of the Banks, in federal funds, in accordance with the following instructions:

                           National City Bank
                           Cleveland, Ohio
                           Acct. # 151810
                           ABA: 041000124
                           Credit: Agent Services
                           Attention: Vicki Niemela 614-463-7133
                           Ref: Consolidated Stores Corporation

Upon receipt by the undersigned of payment in full of the Payoff Amount and the Other Amounts, (i) the Existing Credit Agreement will automatically be deemed to be terminated and the Banks party thereto shall have no further obligations thereunder and (ii) all of the obligations of the Borrower to the Banks under the Existing Credit Agreement and the other loan documents

Consolidated Stores Corporation
May 4, 2001
Page 2


in connection therewith shall be terminated, except for those obligations that by their terms survive termination of the Existing Credit Agreement.

                            [SIGNATURE PAGE FOLLOWS]

Consolidated Stores Corporation
May 4, 2001
Page 3


                    [SIGNATURE PAGE 1 OF 4 TO PAYOFF LETTER]

WITNESS the due execution hereof as of the day and year first above written.

                                        BORROWER:

                                        CONSOLIDATED STORES CORPORATION, an
                                        Ohio corporation


                                        By:
                                            ----------------------------------
                                        Title:
                                            ----------------------------------

                                        NATIONAL CITY BANK, as Administrative
                                        Agent, as a Managing Agent and as a Bank


                                        By:
                                            ----------------------------------
                                        Title:
                                            ----------------------------------

                                        PNC BANK, NATIONAL ASSOCIATION, as
                                        Documentation Agent, as a Managing Agent and as a Bank


                                        By:
                                            ----------------------------------
                                        Title:
                                            ----------------------------------

                                        THE BANK OF NEW YORK, as Syndication
                                        Agent, as a Managing Agent and as a Bank


                                        By:
                                            ----------------------------------
                                        Title:
                                            ----------------------------------

                                        FIRST UNION NATIONAL BANK, as a Managing
                                        Agent and as a Bank


                                        By:
                                            ----------------------------------
                                        Title:
                                            ----------------------------------

Consolidated Stores Corporation
May 4, 2001
Page 4

                    [SIGNATURE PAGE 2 OF 4 TO PAYOFF LETTER]

                                      FIRSTAR BANK, N.A.


                                      By:
                                          ----------------------------------
                                      Title:
                                            --------------------------------

                                      FLEET NATIONAL BANK, as a Managing Agent and as a Bank


                                      By:
                                          ----------------------------------
                                      Title:
                                            --------------------------------

                                      BANK OF AMERICA, N.A., as a Managing Agent and as a Bank


                                      By:
                                          ----------------------------------
                                      Title:
                                            --------------------------------

                                      WELLS FARGO BANK, N. A.


                                      By:
                                          ----------------------------------
                                      Title:
                                            --------------------------------

                                      THE FIFTH THIRD BANK OF COLUMBUS


                                      By:
                                          ----------------------------------
                                      Title:
                                            --------------------------------

                                      BANK ONE, N. A., as Co-Syndication Agent, as a Managing Agent and as a Bank

                                      By:
                                          ----------------------------------
                                      Title:
                                            --------------------------------

Consolidated Stores Corporation
May 4, 2001
Page 5


                    [SIGNATURE PAGE 3 OF 4 TO PAYOFF LETTER]

                                      BANK OF TOKYO-MITSUBISHI TRUST
                                      COMPANY, as a Co-Agent and as a Bank

                                      By:
                                          ----------------------------------
                                      Title:
                                             -------------------------------

                                      KEYBANK NATIONAL ASSOCIATION, as a Co-
                                      Agent and as a Bank


                                      By:
                                          ----------------------------------
                                      Title:
                                             -------------------------------

                                      ABN AMRO BANK N. V.


                                      By:
                                          ----------------------------------
                                      Title:
                                             -------------------------------

                                      BANK HAPOALIM BM


                                      By:
                                          ----------------------------------
                                      Title:
                                             -------------------------------

                                      COMERICA BANK

                                      By:
                                          ----------------------------------
                                      Title:
                                             -------------------------------

                                      FIRST HAWAIIAN BANK


                                      By:
                                          ----------------------------------
                                      Title:
                                             -------------------------------

                                      HSBC BANK USA

                                      By:
                                          ----------------------------------
                                      Title:
                                             -------------------------------

Consolidated Stores Corporation
May 4, 2001
Page 6


                    [SIGNATURE PAGE 4 OF 4 TO PAYOFF LETTER]

                                      WACHOVIA BANK OF GEORGIA, N.A.


                                      By:
                                          ----------------------------------
                                      Title:
                                             -------------------------------

                                 EXHIBIT 1.1(R)

                                     FORM OF
                              REVOLVING CREDIT NOTE

$______________                                                   Columbus, Ohio
                                                                  May ___, 2001


     FOR VALUE RECEIVED, the undersigned, CONSOLIDATED STORES CORPORATION, an Ohio corporation (herein called the "Borrower"), hereby promises to pay to the order of _________________________________ (the "Bank"), the lesser of (i) the principal sum of _____________________________________________________
(US$____________), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Bank to the Borrower pursuant to the Credit Agreement, dated as of even date herewith, among the Borrower, the Guarantors now or hereafter party thereto, the Banks now or hereafter party thereto, and National City Bank, in its capacity as Administrative Agent (hereinafter referred to in such capacity as the "Agent") for the Banks, the Lead Arranger and as a Managing Agent, Fleet National Bank, in its capacity as the Syndication Agent and as a Managing Agent, First Union National Bank and PNC Bank, National Association, in their capacity as Documentation Agents and Managing Agents, and Bank Of America, N.A., The Bank Of New York, and Firstar Bank, N.A., in their capacity as Managing Agents (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), payable by 12:00 noon (Columbus time) on the Revolving Credit Expiration Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.

     Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable at the times provided for in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note and all other obligations due and payable to the Bank pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 3.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

     Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Agent located at 155 East Broad Street, Columbus, Ohio 43251-0034, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

     This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants, and conditions contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

     This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns. All references herein to the "Borrower" and the "Bank" shall be deemed to apply to the Borrower and the Bank, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

     This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without giving effect to its conflicts of law principles.

     All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                [SIGNATURE PAGE 1 OF 1 TO REVOLVING CREDIT NOTE]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitute a sealed instrument.

                                    CONSOLIDATED STORES CORPORATION



                                    By:                                   (SEAL)
                                        ---------------------------------
                                        Name:
                                        Title:

                                 EXHIBIT 1.1(S)

                                     FORM OF
                                 SWING LOAN NOTE

$30,000,000                                                      Columbus, Ohio
                                                                 May ___, 2001


     FOR VALUE RECEIVED, the undersigned, CONSOLIDATED STORES CORPORATION, an Ohio corporation (herein called the "Borrower"), hereby unconditionally promises to pay to the order of NATIONAL CITY BANK (the "Bank"), the lesser of (i) the principal sum of THIRTY MILLION DOLLARS (US$30,000,000), or (ii) the aggregate unpaid principal balance of all Swing Loans made by the Bank to the Borrower pursuant to Section 2.6.2 of the Credit Agreement, dated as of May 8, 2001, among the Borrower, the Guarantors now or hereafter party thereto, the Banks now or hereafter party thereto, and National City Bank, in its capacity as Administrative Agent for the Banks (hereinafter referred to in such capacity as the "Agent"), the Lead Arranger and as a Managing Agent, Fleet National Bank, in its capacity as the Syndication Agent and as a Managing Agent, First Union National Bank and PNC Bank, National Association, in their capacity as Documentation Agents and Managing Agents, and Bank Of America, N.A., The Bank Of New York, and Firstar Bank, N.A., in their capacity as Managing Agents (as amended, restated, supplemented, or modified from time to time, the "Credit Agreement"), payable with respect to each Swing Loan evidenced hereby on the earlier of (i) demand by the Bank or (ii) by 12:00 noon (Columbus time) on the Revolving Credit Expiration Date, or at such other time specified in the Credit Agreement.

     The Borrower shall pay interest on the unpaid principal balance of each Swing Loan from time to time outstanding hereunder from the date hereof at the rate per annum and on the date(s) provided in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Note at a rate per annum as set forth in Section 3.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

     Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Agent located at 155 East Broad Street, Columbus, Ohio 43251-0034, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

     This Note is the Swing Loan Note referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants or conditions contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on demand or otherwise, on account of principal hereof prior to maturity upon the terms and conditions therein specified. All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

     This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns. All references herein to the "Borrower" and the "Bank" shall be deemed to apply to the Borrower and the Bank, respectively, and their respective successors and assigns.

     This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without giving effect to its conflict of laws principles.

     The Borrower acknowledges and agrees that a telecopy transmission to Agent or any Bank of signature pages hereof purporting to be signed on behalf of Borrower shall constitute effective and binding execution and delivery hereof by Borrower.

                            [SIGNATURE PAGE FOLLOWS]

                         [SIGNATURE PAGE TO SWING NOTE]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitute a sealed instrument.

                                      CONSOLIDATED STORES CORPORATION



                                      By:                                 (SEAL)
                                          -------------------------------
                                          Name:
                                          Title:

                                 EXHIBIT 1.1(T)

                                     FORM OF
                                364-DAY LOAN NOTE

$______________                                                  Columbus, Ohio
                                                                 May ___, 2001


     FOR VALUE RECEIVED, the undersigned, CONSOLIDATED STORES CORPORATION, an Ohio corporation (herein called the "Borrower"), hereby promises to pay to the order of _________________________________ (the "Bank"), the lesser of (i) the principal sum of _____________________________________________________
(US$____________), or (ii) the aggregate unpaid principal balance of all 364-Day Loans made by the Bank to the Borrower pursuant to the Credit Agreement, dated as of even date herewith, among the Borrower, the Guarantors now or hereafter party thereto, the Banks now or hereafter party thereto, and National City Bank, in its capacity as Administrative Agent (hereinafter referred to in such capacity as the "Agent") for the Banks, the Lead Arranger and as a Managing Agent, Fleet National Bank, in its capacity as the Syndication Agent and as a Managing Agent, First Union National Bank and PNC Bank, National Association, in their capacity as Documentation Agents and Managing Agents, and Bank Of America, N.A., The Bank Of New York, and Firstar Bank, N.A., in their capacity as Managing Agents (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement"), payable by 12:00 noon (Columbus time) on the 364-Day Loan Expiration Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrower pursuant to, or as otherwise provided in, the Credit Agreement.

     Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable at the times provided for in the Credit Agreement. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on the entire principal amount of the then outstanding 364-Day Loans evidenced by this 364-Day Note and all other obligations due and payable to the Bank pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 3.3 of the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.

     Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Agent located at 155 East Broad Street, Columbus, Ohio 43251-0034, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

     This Note is one of the 364-Day Loan Notes referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants, and conditions contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified. The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

     This Note shall bind the Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns. All references herein to the "Borrower" and the "Bank" shall be deemed to apply to the Borrower and the Bank, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

     This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without giving effect to its conflicts of law principles.

     All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  [SIGNATURE PAGE 1 OF 1 TO 364-DAY LOAN NOTE]

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned has executed this Note by its duly authorized officer with the intention that it constitute a sealed instrument.

                                      CONSOLIDATED STORES CORPORATION



                                      By:                                 (SEAL)
                                          -------------------------------
                                          Name:
                                          Title:

                                  EXHIBIT 2.5.1

                                  LOAN REQUEST

TO:    National City Bank (the "Administrative Agent")
       Telephone No.: 614-463-7296
       Telecopier No.: 614-463-8572
       Attn: Ralph A. Kaparos

FROM:  Consolidated Stores Corporation

RE: Credit Agreement (the "Agreement") dated as of May 8, 2001 by and among Consolidated Stores Corporation, an Ohio corporation (the "Borrower"), the Guarantors now or hereafter party thereto, the Banks now or hereafter party thereto, and National City Bank, in its capacity as Administrative Agent for the Banks, the Lead Arranger and as a Managing Agent, Fleet National Bank, in its capacity as the Syndication Agent and as a Managing Agent, First Union National Bank and PNC Bank, National Association, in their capacity as Documentation Agents and Managing Agents, and Bank Of America, N.A., The Bank Of New York, and Firstar Bank, N.A., in their capacity as Managing Agents, as amended, restated, supplemented or modified from time to time


Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

     A. Pursuant to Section 2.5.1 of the Agreement, the undersigned Borrower irrevocably requests [check as appropriate]:

         1(a) ________ A new Revolving Credit Loan pursuant to Section 2.5.1, OR

              ________ A new 364-Day Loan pursuant to Section 2.5.1, OR


              ________ A renewal of the Euro-Rate Option with respect to an outstanding Borrowing Tranche of Revolving Credit
                       Loans, OR

              ________ A renewal of the Euro-Rate Option with respect
                       to an outstanding Borrowing Tranche of 364-Day Loans, OR

              ________ A conversion of an outstanding Borrowing Tranche of
                       Revolving Credit Loans currently under the Alternate Base Rate Option, OR

              ________ A conversion of an outstanding Borrowing Tranche of
                       364-Day Loans currently under the Alternate Base Rate Option, OR

              ________ A conversion of an outstanding Borrowing Tranche of
                       Revolving Credit Loans currently under the Euro-Rate Option, OR

              ________ A conversion of an outstanding Borrowing Tranche of
                       364-Day Loans currently under the Euro-Rate Option,

                                               TO OR IN THE FORM OF:

      1(b)(i) ________ Revolving Credit Alternate Base Rate Option Loans having a Borrowing Date of __________, 200___ (which date may
                       (i) be one (1) Business Day after the Business Day of receipt by Administrative Agent by 2:00 p.m. (Columbus, Ohio time) of this Loan Request, and (ii) occur on the last day of the Interest Period for any Revolving Credit Euro-Rate Option Loans, if any, hereby converted into Revolving Credit Alternate Base Rate Option Loans)

                       OR

         (ii) ________ 364-Day Loan Alternate Base Rate Option Loans having a
                       Borrowing Date of __________, 200___ (which date may (i) be one (1) Business Day after the Business Day of receipt by Administrative Agent by 2:00 p.m. (Columbus, Ohio time) of this Loan Request, and (ii) occur on the last day of the Interest Period for any 364-Day Loan Euro-Rate Option Loans, if any, hereby converted into 364-Day Loan Alternate Base Rate Option Loans)

                       OR

        (iii) ________ Revolving Credit Euro-Rate Option Loans of one (1)
                       Borrowing Tranche having a Borrowing Date of
                       ___________________, 200___ (which date shall (i) be
                       three (3) Business Days after the Business Day of receipt by the Administrative Agent by 2:00 p.m. (Columbus, Ohio time) of this Loan Request, and (ii) occur on the last day of the Interest Period for any Revolving Credit Euro-Rate Option Loans, if any, hereby renewed as Revolving Credit Euro-Rate Option Loans)

                       OR

         (iv) ________ 364-Day Loan Euro-Rate Option Loans of one (1) Borrowing
                       Tranche having a Borrowing Date of ___________________, 200___ (which date shall (i) be three (3) Business Days after the Business Day of receipt by the Administrative Agent by 2:00 p.m. (Columbus, Ohio time) of this Loan Request, and (ii) occur on the last day of the Interest Period for any 364-Day Loan Euro-Rate

                       Option Loans, if any, hereby renewed as 364-Day Loan Euro-Rate Option Loans)

     2. In the principal amount of US$___________ (such amount shall be integral multiples of $1,000,000 and not less than $5,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $5,000,000 or remaining availability for Borrowing Tranches to which the Alternate Base Rate Option applies).

     3.   _____ For an Interest Period for Euro-Rate Option Loans of
          ________________.

                         [one, two, three or six months]

     B. As of the date hereof and the date of making of the above-requested Revolving Credit or 364-Day Loans (and after giving effect thereto): all of the Loan Parties' representations and warranties contained in
          Section 5 of the Credit Agreement and in the other Loan Documents are true and correct (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); the Loan Parties have performed and complied with all covenants and conditions of the Credit Agreement and other Loan Documents; no Event of Default or Potential Default has occurred and is continuing or exists; and the making of such Revolving Credit or 364-Day Loans does not contravene any Law applicable to any of the Loan Parties.

     The undersigned certifies to the Administrative Agent for the benefit of the Banks the accuracy of the foregoing.

                                           CONSOLIDATED STORES CORPORATION



Date:                           , 200     By:                            (SEAL)
      -------------------------       --      --------------------------
                                          Name:
                                                -------------------------------
                                          Title:
                                                 ------------------------------

                                  EXHIBIT 2.5.2

                               SWING LOAN REQUEST

TO: National City Bank, as Swing Lender Telephone No.: 614-463-7296 Telecopier No. 614-463-8572 Attn: Ralph A. Kaparos FROM: Consolidated Stores Corporation

RE: Credit Agreement (the "Agreement") dated as of May 8, 2001 by and among Consolidated Stores Corporation, an Ohio corporation (the "Borrower"), the Guarantors now or hereafter party thereto, the Banks now or hereafter party thereto, and National City Bank, in its capacity as Administrative Agent for the Banks, the Lead Arranger and as a Managing Agent, Fleet National Bank, in its capacity as the Syndication Agent and as a Managing Agent, First Union National Bank and PNC Bank, National Association, in their capacity as Documentation Agents and Managing Agents, and Bank Of America, N.A., , The Bank Of New York, and Firstar Bank, N.A., in their capacity as Managing Agents, as amended, restated, supplemented or modified from time to time

     Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

     Pursuant to Section 2.5.2 of the Agreement, the undersigned hereby makes the following Swing Loan Request:

          1. Aggregate Principal Amount of Swing Loans: [amount shall be in integral multiples of $100,000 and not less than
                   $100,000]                              US$ ________________


          2. Proposed Borrowing Date: [this Swing Loan Request must be received by the Swing Lender by 12:00 noon Columbus, Ohio time on the proposed Borrowing Date]

                                                         ---------------------

          3. As of the date hereof and the date of making of the Swing Loan requested hereby: the representations and warranties of the Loan Parties contained in Section 5 of the Agreement and in the other Loan Documents are and will be true (except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties were true on and as of the specific dates or times referred to therein); the Loan Parties have performed and complied with all covenants and conditions of the Agreement; no Event of Default or Potential Default has occurred and is continuing or shall exist; and the making of the Swing Loan requested hereby shall not contravene any Law applicable to any of the Loan Parties.

     The undersigned hereby certifies the accuracy of the foregoing.

                                        CONSOLIDATED STORES CORPORATION




Date:                                   By:
       ----------------------------         -----------------------------------
                                            Name:
                                            -----------------------------------
                                            Title:

                       EXHIBIT 6.1.5 - OPINION OF COUNSEL

                  [Consolidated Stores Corporation Letterhead]

                                   May 8, 2001


Each of the Banks party
   to the Credit Agreement referred to below

National City Bank,
   as Administrative Agent
   for said Banks
155 East Broad Street
Columbus, Ohio 43251


Ladies and Gentlemen:

     I am the general counsel of Consolidated Stores Corporation, a Delaware corporation (the "Parent"), Consolidated Stores Corporation, an Ohio corporation (the "COMPANY"), and each of the other Guarantors (as defined in the Credit Agreement, as hereafter defined), and I am familiar with the transactions contemplated by the Credit Agreement, dated as of May 8, 2001 (the "CREDIT AGREEMENT"), among the Company, the Parent, the other Guarantors party thereto, the Banks party thereto, National City Bank, in its capacity as Administrative Agent, Lead Arranger and a Managing Agent, Fleet National Bank, in its capacity as Syndication Agent and a Managing Agent, PNC Bank, National Association and First Union National Bank, in their capacities as Documentation Agents and Managing Agents, and Bank of America, N.A., The Bank of New York and Firstar Bank, N.A., in their capacities as other Managing Agents. This opinion is furnished to you pursuant to Section 6.1.5 of the Credit Agreement. Capitalized terms used in this opinion that are defined in the Credit Agreement have the meanings set forth in the Credit Agreement, unless otherwise defined herein.

     In connection with this opinion, I have examined originals or certified, conformed or reproduction copies of, and in the case of item (vi), have relied upon the accuracy of, without independent verification or investigation, the following:

     (i)  the Credit Agreement;

     (ii) the Notes;

     (iii) the Guaranty Agreement;

     (iv) the Intercompany Subordination Agreement;

     (v) the Note Purchase Agreement, dated as of May 1, 2001, by the Parent and the Company in favor of the Purchasers identified therein (the "NOTE PURCHASE AGREEMENT")

     (vi) certificates from the Secretaries of State of the states in which each of the Company, the Parent and each other Guarantor is incorporated or, in the case of Guarantors that are limited liability companies, formed, dated as of the date stated on Schedule I hereto, with respect to the good standing or full force and effect, as applicable, of the Company, the Parent and each such other Guarantor;

     (vii) the Certificate or Articles of Incorporation, or Certificate of Formation or Articles of Organization, as applicable, for each of the Company, the Parent and each other Guarantor, certified by the Secretary of State of the state in which each such entity is incorporated or formed, as applicable, dated as of the date stated on
          Schedule II hereto;

     (viii) the bylaws, code of regulations, limited liability company agreement or operating agreement, as applicable, of each of the Company, the Parent and each other Guarantor; and

     (ix) the actions of the directors or members, as applicable, of each of the Company, the Parent and each other Guarantor with respect to the Loan Documents (as hereafter defined) and the transactions contemplated thereby.

The documents referenced in clauses (i) through (iv) of this paragraph are sometimes referred to herein as the "LOAN DOCUMENTS". The Company, the Parent and the other Guarantors are sometimes referred to herein as the "LOAN PARTIES."

     I have also examined the originals or certified, conformed or reproduction copies of, and have relied upon the accuracy of, without independent verification or investigation, such other records, agreements, instruments and documents as I have deemed necessary or relevant as the basis for my opinion.

     In such examinations, I have assumed (i) the genuineness of all signatures, the conformity to original documents of all documents submitted to me as copies and the authenticity of such originals of such latter documents; (ii) the due completion, execution, and acknowledgment as indicated thereon by all parties thereto except for the Loan Parties, and delivery of all documents and instruments and of the consideration recited therein; (iii) that each of the parties, other than the Loan Parties, to the Loan Documents to which it is a party has the full power, authority and legal right under its charter and other governing documents, corporate legislation, and applicable laws and regulations to execute and perform its obligations under all documents executed by it in connection with the transactions which are the subject of the Loan Documents; and (iv) that, except to the extent set forth in the opinions expressed below as to the Loan Parties, when duly authorized, executed and delivered, each of the Loan Documents will constitute the legal, valid and binding obligation of each of the parties party thereto enforceable against such party in accordance with its terms.

     I have made no examination of the character, organization, activities or authority of any party, other than the Loan Parties, to any of the Loan Documents which might have any effect upon my opinions expressed herein, and I have neither examined, nor do I opine upon, any provision or matter to the extent that the examination or opinion would require a financial, mathematical or accounting calculation or determination.

     Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof (or as of the date of any assumption made herein or any certificate, schedule, exhibit or inquiry stated to have been examined, made, or otherwise relied upon by me), I am of the opinion that:

     1. Each of the Loan Parties is a corporation duly incorporated, validly existing and in good standing or, in the case of each Guarantor that is a limited liability company, a limited liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as appropriate, and each Loan Party has all requisite corporate or limited liability company, as appropriate, power and authority to own and operate its properties, to carry on its business as now conducted.

     2. Each Loan Party has full corporate or limited liability company, as applicable, power to enter into, execute, deliver and perform the Loan Documents to which each is a party, and all such actions have been duly authorized by all necessary corporate or limited liability company, as applicable, action on its part.

     3. Each of the Loan Parties has duly executed and delivered each of the Transaction Documents to which it is a party.

     4. Neither the execution and delivery of the Loan Documents by any Loan Party nor the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof by any of them will conflict with, constitute a default under or result in any breach of (a) the terms and conditions of the articles or certificate of incorporation, bylaws, code of regulations, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (b) to my knowledge, any material agreement or instrument, including without limitation the Note Purchase Agreement or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries.

     4. There are no actions, suits, proceedings or investigations pending or, to my knowledge, threatened, against any Loan Party or any Subsidiary of a Loan Party at law or equity before any Official Body which individually or in the aggregate would reasonably be expected to result in any material Adverse Change. To my knowledge, none of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction, or any decree of any official Body which would reasonably be expected to result in any Material Adverse Change.

     5. No consent, approval, exemption, order or authorization of, or registration or filing with, any Official Body or any other Person is required in connection with the execution, delivery and performance of the Loan Documents by any Loan Party thereto.

     All of the opinions expressed above are subject to the limitations, if any, of Title 11 U.S.C., as amended, and of the applicable insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by principles of equity. In addition, certain remedial and other provisions of the Loan Documents may be limited by (i) implied covenants of good faith, fair dealing and commercially reasonable conduct and (ii) judicial discretion, in the instance of multiple or equitable remedies.

     Whenever my opinion with respect to the existence or absence of facts is indicated to be based on my knowledge, I am referring to my actual knowledge. Further, I have relied solely upon the examinations and inquiries recited herein and, except for the examinations and inquiries recited herein, have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to my knowledge concerning such facts should be drawn.

     The opinions expressed herein are limited to the laws of the State of Ohio, the Delaware General Corporation Law and the federal laws of the United States of America having effect on the date hereof, and I express no opinion as to the laws of any other jurisdiction. The opinions expressed herein are furnished specifically in connection with the execution and delivery of the Loan Documents for the benefit of the Banks and the Administrative Agent and may not be relied upon, assigned, quoted or otherwise used in any manner or for any purpose by any other person or entity, without my specific prior written consent, except that I consent to reliance on this opinion by your participants and assigns in the ordinary course, with and limited by those participants' and assigns' understanding and agreement that (a) this opinion speaks only as of its effective date, (b) opinion and examination standards may change, (c) such reliance will not require of me any update, reissue or reaffirmation of this opinion, and (d) I will have made no examination of law or of factual matters in connection with such reliance.

                                             Very truly yours,

                                              /s/ Charles W. Haubiel II

                                             Charles W. Haubiel II, Esq.
                                             General Counsel

                                   SCHEDULE I
                                   ----------

                                               State of Incorporation
Company                                         or Formation                    Date of Good Standing Certificate
-------                                         ------------                    ---------------------------------
Consolidated Stores                            Delaware                         May 1, 2001
Corporation

Consolidated Stores                            Ohio                             April 19, 2001
Corporation

Mac Frugal's Bargainso                         Delaware                         May 1, 2001
Close-outs Inc.

TRO, Inc.                                      Illinois                         April 23, 2001

Capital Retail Systems, Inc.                   Ohio                             April 19, 2001

PNS Stores, Inc.                               California                       April 19, 2001

West Coast Liquidators, Inc.                   California                       April 19, 2001

C.S. Ross Company                              Ohio                             April 19, 2001

CSC Distribution, Inc.                         Alabama                          April 19, 2001

Closeout Distribution, Inc.                    Pennsylvania                     April 18, 2001

Industrial Products of                         Maine                            April 19, 2001
New England, Inc.

Tool and Supply Company                        Delaware                         May 1, 2001
of New England, Inc.

Midwestern Home                                Delaware                         May 1, 2001
Products, Inc.

Consolidated Property                          Nevada                           April 19, 2001
Holdings, Inc.

Great Basin LLC                                Delaware                         May 1, 2001

Sonoran LLC                                    Delaware                         May 1, 2001

Sahara LLC                                     Delaware                         May 1, 2001

Midwestern Home                                Ohio                             April 19, 2001
Products Company, Ltd.

                                   SCHEDULE II
                                   -----------

                                                                                Date of Certified Certificate
                                                                                or Articles of Incorporation or
                                               State of Incorporation           Certificate of Formation or
Company                                         or Formation                    Articles of Incorporation
-------                                         ------------                    -------------------------
Consolidated Stores Corporation                Delaware                         April 20, 2001

Consolidated Stores Corporation                Ohio                             April 23, 2001

Mac Frugal's Bargainso                         Delaware                         April 20, 2001
Close-outs Inc.

TRO, Inc.                                      Illinois                         April 23, 2001

Capital Retail Systems, Inc.                   Ohio                             April 23, 2001

PNS Stores, Inc.                               California                       April 23, 2001

West Coast Liquidators, Inc.                   California                       April 23, 2001

C.S. Ross Company                              Ohio                             April 23, 2001

CSC Distribution, Inc.                         Alabama                          April 24, 2001

Closeout Distribution, Inc.                    Pennsylvania                     April 19, 2001

Industrial Products of                         Maine                            April 20, 2001
New England, Inc.

Tool and Supply Company                        Delaware                         April 20, 2001
of New England, Inc.

Midwestern Home                                Delaware                         April 20, 2001
Products, Inc.

Consolidated Property                          Nevada                           April 19, 2001
Holdings, Inc.

Great Basin LLC                                Delaware                         April 20, 2001

Sonoran LLC                                    Delaware                         April 20, 2001

Sahara LLC                                     Delaware                         April 20, 2001

Midwestern Home                                Ohio                             April 20, 2001
Products Company, Ltd.

                       EXHIBIT 6.1.5 - OPINION OF COUNSEL

                [Vorys, Sater, Seymour and Pease LLP Letterhead]



                                   May 8, 2001

Each of the Banks party
   to the Credit Agreement referred to below

National City Bank,
   as Administrative Agent
   for said Banks
155 East Broad Street
Columbus, Ohio 43251

Ladies and Gentlemen:

     We have acted as special counsel to Consolidated Stores Corporation, a Delaware corporation (the "PARENT"), Consolidated Stores Corporation, an Ohio corporation (the "COMPANY"), and each of the other Guarantors (as defined in the Credit Agreement, as hereafter defined), and we are familiar with the transactions contemplated by the Credit Agreement, dated as of May 8, 2001 (the "CREDIT AGREEMENT"), among the Company, the Parent, the other Guarantors party thereto, the Banks party thereto, National City Bank, in its capacity as Administrative Agent, Lead Arranger and a Managing Agent, Fleet National Bank, in its capacity as Syndication Agent and a Managing Agent, PNC Bank, National Association and First Union National Bank, in their capacities as Documentation Agents and Managing Agents, and Bank of America, N.A., The Bank of New York and Firstar Bank, N.A., in their capacities as other Managing Agents. This opinion is furnished to you pursuant to Section 6.1.5 of the Credit Agreement. Capitalized terms used in this opinion that are defined in the Credit Agreement have the meanings set forth in the Credit Agreement, unless otherwise defined herein.

     In connection with this opinion, we have examined originals or certified, conformed or reproduction copies of, and, in the case of item (v), have relied upon the accuracy of, without independent verification or investigation, the following:

     (i)  the Credit Agreement;

     (ii) the Notes;

     (iii) the Guaranty Agreement;

     (iv) the Intercompany Subordination Agreement; and

     (v) a representation and warranty certificate of certain of the officers of the Parent and the Company as to certain factual matters regarding the Parent, the Company and the Subsidiary Guarantors (the "Officers' Certificate"), a copy of which is attached hereto as Exhibit A.

The documents referenced in clauses (i) through (iv) of this paragraph are sometimes referred to herein as the "LOAN DOCUMENTS". The Company, the Parent and the other Guarantors are sometimes referred to herein as the "LOAN PARTIES."

     We have also examined the originals or certified, conformed or reproduction copies of, and have relied upon the accuracy of, without independent verification or investigation, such other records, agreements, instruments and documents as we have deemed necessary or relevant as the basis for our opinion.

     In such examinations, we have assumed (i) the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies and the authenticity of such originals of such latter documents;
(ii) the due completion, execution, and acknowledgment as indicated thereon, and delivery of all documents and instruments and of the consideration recited therein; (iii) that each of the parties to the Loan Documents has the full power, authority and legal right under its charter and other governing documents, corporate legislation, and applicable laws and regulations to execute and perform its obligations under all Loan Documents to which it is a party; and
(iv) that when duly authorized, executed and delivered, each of the Loan Documents will constitute the legal, valid and binding obligation of each party thereto other than the Loan Parties, enforceable against each such party in accordance with its terms.

     We have made no examination of the character, organization, activities or authority of any party, other than the Loan Parties, to any of the Loan Documents which might have any effect upon our opinions expressed herein, and we have neither examined, nor do we opine upon, any provision or matter to the extent that the examination or opinion would require a financial, mathematical or accounting calculation or determination.

     Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that:

     1. Each of the Loan Documents to which each Loan Party is a party is the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

     2. The execution, delivery and performance of the Loan Documents by each of the Loan Parties which are parties thereto will not conflict with, or result in any violation of, any law applicable to corporations for profit generally in the State of Ohio, the federal laws of the United States of America or the Delaware General Corporation law.

     3. None of the Loan Parties is an "investment company" or a company "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

     The opinions expressed above are subject to the following additional qualifications:

     All of our opinions are subject to the limitations, if any, of Title 11 U.S.C., as amended, and of the applicable insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by principles of equity. In addition, certain remedial and other provisions of the Loan Documents may be limited by (i) implied covenants of good faith, fair dealing and commercially reasonable conduct and (ii) judicial discretion, in the instance of multiple or equitable remedies.

     We have not conducted requisite factual or legal examinations, and accordingly we express no opinion, with respect to the application, if any, of laws concerning or promulgated by (a) environmental effects or agencies; (b) except for our opinion in numbered paragraph 3 hereof, industries the operations, financial affairs or profits of which are regulated by the United States or the State of Ohio, to wit, banks and thrift institutions, insurance and utilities under Title 49 of the Revised Code of Ohio ("R.C."); (c) fraudulent dispositions or obligations (Chapter 1336, R.C. and Section 1313.56, R.C.); (d) securities laws; (e) restrictions attendant to financings of property by public authorities, for example, industrial revenue bond financings; (f) political subdivisions of the State of Ohio; (g) any order of any court or other authority directed specifically to any party to the Loan Documents of which we do not have actual knowledge; or (h) any taxes or tax effects.

     In addition, we express no opinion as to the enforceability of rights, provisions or interests to the extent, if any, dependent upon the enforceability of (a) waivers of rights of debtors or others which may not be waived or which may be waived only under certain circumstances under applicable law; (b) provisions of the Loan Documents to the extent held to (i) require the payment of interest on interest, (ii) compensate any party for loss or expense in excess of actual loss or reasonable expenses or constitute a penalty, or (iii) require reimbursement for or indemnity against actions by the Administrative Agent or any Bank taken in violation of applicable law or public policy; (c) any provision for the award of attorneys' fees to an opposing party; (d) provisions which purport to choose venue and jurisdiction; (e) provisions which purport to waive jury trial; (f) provisions which purport to effect the alteration or termination of rights currently held by third parties; (g) provisions which purport to establish evidentiary standards; (h) disclaimers of liability, or liability limitations, with respect to third parties; (i) releases of legal or equitable rights; (j) provisions which purport to authorize execution of various documents on behalf of another; or (k) any remedies for (1) immaterial breaches or (2) material breaches which are the proximate result of actions taken by the Administrative Agent or the Banks or their respective agents, which actions none of them is entitled to take pursuant to the relevant agreements or instruments or applicable law or which otherwise violate applicable laws.

     The opinions expressed herein are limited to the laws of the State of Ohio, the Delaware General Corporation Law and the federal laws of the United States of America having effect on the date hereof, and we express no opinion as to the laws of any other jurisdiction. The opinions expressed herein are furnished specifically in connection with the execution and delivery of the Loan Documents for the benefit of the Banks and the Administrative Agent and may not be relied upon, assigned, quoted or otherwise used in any manner or for any purpose by any other person or entity, without our specific prior written consent, except that we consent to reliance on this opinion by your participants and assigns in the ordinary course, with and limited by those participants' and assigns' understanding and agreement that (a) this opinion speaks only as of its effective date, (b) opinion and examination standards may change, (c) such reliance will not require of us any update, reissue or reaffirmation of this opinion, and (d) we will have made no examination of law or of factual matters in connection with such reliance.


                                     Very truly yours,

                                    EXHIBIT A

                              Officers' Certificate

                                  EXHIBIT 7.3.3

                                     FORM OF
                             COMPLIANCE CERTIFICATE

National City Bank, as Administrative Agent

Telephone No.: 614-463-7296
Telecopier No.: 614-463-8572
Attn:  Ralph A. Kaparos

Ladies and Gentlemen:

     Pursuant to Section 7.3.3 of the Credit Agreement (the "Agreement") dated as of May 8, 2001, by and among Consolidated Stores Corporation, an Ohio corporation (the "Borrower"), the Guarantors party thereto, the Banks party thereto, and National City Bank, in its capacity as Administrative Agent ("Administrative Agent") for the Banks, the Lead Arranger (the "Lead Arranger") and as a Managing Agent, Fleet National Bank, in its capacity as the Syndication Agent (the "Syndication Agent") and as a Managing Agent, PNC Bank, National Association and First Union National Bank, each in its capacity as Documentation Agent (each, a "Documentation Agent") and as Managing Agents, and Bank of America, N.A., The Bank Of New York, and Firstar Bank, N.A. in their capacity as Managing Agents (collectively the "Managing Agents") (the Administrative Agent, Syndication Agent, Documentation Agents, and the Managing Agents collectively referred to herein as the "Agents"). I do hereby certify to the Banks and the foregoing Agents as follows (capitalized terms which are not defined herein have the meanings given in the Agreement) as of the [quarter/year] ending on _____________ (the "Report Date"):

1. The representations and warranties of the Loan Parties contained in Section 5 of the Agreement and in the other Loan Documents are true on and as of the Report Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly related solely to an earlier date or time which representations and warranties were true on and as of the specific date or time referred to therein), and the Loan Parties have performed and complied with all covenants and conditions of the Agreement.

2.   No Event of Default or Potential Default exists and is continuing.

3. CAPITAL EXPENDITURES AND LEASES (Section 7.2.18). The aggregate amount of payments made by the Loan Parties and their Subsidiaries in the fiscal year ending as of the Report Date on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute capitalized leases is ________ ________ (from Item (A)
     (iii) below), which does not exceed ________________ (from Table I below).

     (A) The aggregate amount of capital expenditures and capitalized leases for the Borrower and its Subsidiaries for the fiscal year ending as of the Report Date equals $__________ (from Item (A) (iii) below), calculated as follows:

          (i)  capital expenditures for fixed assets         $__________

          (ii) capitalized leases                            $__________

          (iii) sum of Items (i) and (ii)                    $__________

-----------------------------------------------------------------------------------------------
                                               TABLE I

-----------------------------------------------------------------------------------------------
           FISCAL YEAR ENDING (NEAREST)        MAXIMUM AMOUNT OF CAPITAL EXPENDITURES(1)
           ----------------------------        ---------------------------------------
----------------------------------------- -----------------------------------------------------
                 January 31, 2002                           $125,000,000
----------------------------------------- -----------------------------------------------------
                 January 31, 2003                           $150,000,000
----------------------------------------- -----------------------------------------------------
                 January 31, 2004                           $125,000,000
----------------------------------------- -----------------------------------------------------

4. MINIMUM FIXED CHARGE COVERAGE RATIO (Section 7.2.19). The Fixed Charge Coverage Ratio, calculated as of the end of the fiscal quarter ending as of the Report Date for the four fiscal quarters then ended, is ____ (from Item
     (C) below) to 1.0, which is not less than the minimum Fixed Charge Coverage Ratio of _____ (from Table III below) to 1.0, calculated as follows:

     (A) Consolidated EBITDAR for the four (4) full consecutive fiscal quarters ending as of the Report Date, for the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP:

          (i)  Consolidated Net Income calculated as follows:

               (a)  consolidated net income of the Company and
                    its Subsidiaries                     $ _________________


               (b)  applicable Consolidated Income Adjustment
                    from Table II below                  $ _________________


               (c)  sum of items (b) and (b) equals Consolidated
                    Net Income                           $ _________________


--------------------------------------------------------------------------------
                                    TABLE II

--------------------------------------------------------------------------------

--------

(1) If the Loan Parties do not incur the Maximum Amount of Capital Expenditures in any fiscal year, the Maximum Amount of Capital Expenditures permitted in the following fiscal year (but not any fiscal year thereafter) shall be increased by difference between the Maximum Amount of Capital Expenditures and the actual amount expended for

------------------------------------------------ ----------------------------------------
       QUARTER ENDING ON OR ABOUT DATE
               SPECIFIED BELOW                                  ADJUSTMENT
------------------------------------------------ ----------------------------------------
               April 30, 2000                                   $27,501,000
------------------------------------------------ ----------------------------------------
               July 31, 2000                                    $71,956,000
------------------------------------------------ ----------------------------------------
               October 31, 2000                                $406,588,000
------------------------------------------------ ----------------------------------------
               January 31, 2001                                ($27,069,000)
------------------------------------------------ ----------------------------------------

          (ii) depreciation                                  $ _______________

          (iii) amortization                                 $ _______________

          (iv) other non-cash charges to net income (without
               duplication of the Consolidated Income
               Adjustment)                                   $ _______________

          (v)  interest expense                              $ _______________

          (vi) income tax expense                            $ _______________

          (vii) Consolidated Rental Expense for the four (4) fiscal Quarters ending as of the Report Date, equals the aggregate rental amounts payable by the Company and its Subsidiaries under any lease of real property having a remaining term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more (but does not include any amounts payable under capitalized leases or performance rents) determined in accordance with GAAP
                                                            $ ________________

          (viii) sum of Items (i)(c) through (vii)          $ ________________

          (ix) non-cash credits to net income (without duplication of the
               Consolidated Income Adjustment)              $ ________________

          (x) Item (viii) less Item (ix) equals Consolidated EBITDAR, the numerator of the Fixed Charge Coverage Ratio $ ________________

(B)  Fixed Charges for the four (4) fiscal quarters ending as of the Report
     Date:

          (i)  consolidated interest expense (from Item
               4(A)(v) above)                               $ ________________

          (ii) Consolidated Rental Expense (from Item
               4(A)(vii) above)                             $ ________________

          (iii) sum of items (i) and (ii) equals Fixed
                Charges, the denominator of the Fixed
                Charge Coverage Ratio                       $ ________________

(C)  Fixed Charge Coverage Ratio equals the ratio of item 4(A)(x) to item
     4(B)(iii)                                                _________ to 1.0

-----------------------------------------------------------------------------------------------
                                            TABLE III
-----------------------------------------------------------------------------------------------
           FISCAL YEAR ENDING (NEAREST)                           MINIMUM RATIO
----------------------------------------------- -----------------------------------------------
                   July 31, 2001                                     1.9 to 1.0
----------------------------------------------- -----------------------------------------------
                  October 31, 2001                                   1.9 to 1.0
----------------------------------------------- -----------------------------------------------
                  January 31, 2002                                   1.9 to 1.0
----------------------------------------------- -----------------------------------------------
           April 30, 2002 and thereafter                             2.0 to 1.0
----------------------------------------------- -----------------------------------------------


5. MAXIMUM LEVERAGE RATIO (Section 7.2.20). The ratio of (A) Senior Funded Debt plus four (4) times Consolidated Rental Expense for the preceding four quarters, to (B) Consolidated EBITDAR for the preceding four quarters for the Loan Parties is _____ (from item (C) below) to 1.0, which does not exceed the permitted ratio of ___ (from Table IV below) to 1.0 for the fiscal quarter ended as of the Report Date.

     The Leverage Ratio is calculated as follows:

     (A)  (i) Senior Funded Debt is calculated as follows:

          (a)  indebtedness in respect of borrowed money        $ _____________

          (b)  amounts raised under or liabilities in respect
               of any note purchase or acceptance
               credit facility                                  $ _____________

          (c)  reimbursement obligations (contingent or
               otherwise) under any letter of credit, currency
               swap agreement, interest rate swap, cap,
               collar or floor agreement or other
               interest rate management device                  $ _____________

          (d)  any other transaction (including forward sale
               or purchase agreements, capitalized leases (but
               not operating leases) and conditional sales
               agreements) having the commercial effect of a
               borrowing of money entered into to finance
               operations or capital requirements (but not
               including trade payables and accrued expenses
               incurred in the ordinary course of business which
               are not represented by a promissory note
               or other evidence of indebtedness and which
               are not more than thirty days past due)          $ _____________

          (e)  any Guaranty of Indebtedness for borrowed money  $ _____________

          (f)  sum of items (a) through (e) above               $ _____________

     (ii)  four (4) times Consolidated Rental Expense (from Item 4(A)(vii))

     (iii) the sum of items (i)(f) and (ii) equals the numerator of the Leverage
           Ratio                                                $ _____________

(B) Consolidated EBITDAR (from Item 4(A)(x) above) equals the denominator of the Leverage Ratio $

(C)  the ratio of item 5(A)(iii) to 5(B) equals the
     Leverage Ratio                                             _______  to 1.0

-------------------------------------------------------------------------------------
                                           TABLE IV
-------------------------------------------------------------------------------------
          FISCAL QUARTER ENDING (NEAREST)                   MAXIMUM RATIO
--------------------------------------------- ---------------------------------------
                 July 31, 2001                               3.25 to 1.0
--------------------------------------------- ---------------------------------------
                October 31, 2001                             3.35 to 1.0
--------------------------------------------- ---------------------------------------
                January 31, 2002                             2.75 to 1.0
--------------------------------------------- ---------------------------------------
                April 30, 2002                              2.75 to 1.0
--------------------------------------------- ---------------------------------------
                 July 31, 2002                               2.85 to 1.0
--------------------------------------------- ---------------------------------------
                October 31, 2002                             3.00 to 1.0
--------------------------------------------- ---------------------------------------
                January 31, 2003                             2.50 to 1.0
--------------------------------------------- ---------------------------------------
                 April 30, 2003                              2.50 to 1.0
--------------------------------------------- ---------------------------------------
                 July 31, 2003                               2.50 to 1.0
--------------------------------------------- ---------------------------------------
               October 31, 2003                             2.75 to 1.0
--------------------------------------------- ---------------------------------------
         January 31, 2004 and thereafter                    2.50 to 1.0
--------------------------------------------- ---------------------------------------




6. MINIMUM CONSOLIDATED NET WORTH (Section 7.2.21). Consolidated Net Worth is $_____________ (from item --------------------------------------- 6(B)(i)
     below) as of the Report Date, which amount is not less than the "Minimum Permitted Amount" of $___________ (from item 6(A)(iv) below) as of the Report Date.

(A) The Minimum Permitted Amount as of the Report Date is determined as follows:

     (i)                                                       $ 800,000,000
                                                                 -----------

     (ii) cumulative sum of Consolidated Net Income (but
          only if a positive number) for the period
          beginning April 1, 2001 through and including
          the Report Date                                      $
                                                                 -----------

     (iii) 50% of item (ii)                                    $
                                                                 -----------

     (iv) sum of items (i) and (iii) equals the Minimum
          Permitted Amount                                     $
                                                                 -----------


(B)  Consolidated Net Worth as of the Report Date is determined as follows:

     (i)  consolidated total stockholders' equity of the Company and its
          Subsidiaries                                         $
                                                                 -----------

                            [SIGNATURE PAGE FOLLOWS]

                [SIGNATURE PAGE 1 OF 1 TO COMPLIANCE CERTIFICATE]

     The undersigned hereby certifies to the Administrative Agent the accuracy of the foregoing.

                                          CONSOLIDATED STORES CORPORATION



                                          By:
                                              --------------------------------
                                          Name:
                                                ------------------------------

                                          Title:
                                                 -----------------------------